As filed with the Securities and Exchange Commission on October 11, 1996
                            Registration No. 333-2290

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    Form S-4
                             REGISTRATION STATEMENT
                                 AMENDMENT NO. 4
                                      Under
                           THE SECURITIES ACT OF 1933

                             MAGNUM PETROLEUM, INC.
                 (Name of small business issuer in its charter)

         Nevada                            1311                  87-0462881
-----------------------------  ---------------------------- -------------------
(State or jurisdiction         (Primary Standard Industrial (I.R.S. Employer
incorporation or organization) Classification Code Number)   dentification No.)

                 600 East Las Colinas Blvd., Suite 1200, Irving,
                 ----------------------------------------------
                  Texas 75039 (Address and telephone number of
                          principal executive offices)

                 600 East Las Colinas Blvd., Suite 1200, Irving,
                 -----------------------------------------------
         Texas 75039 (Address of principal place of business or intended principal place of business)

                            Morgan F. Johnston, Esq.
                     600 East Las Colinas Blvd., Suite 1200
                               Irving, Texas 75039
                                 (214) 401-0752
                 -----------------------------------------------
            (Name, address and telephone number of agent for service)

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If any of the securities being registered on this form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  Title of each                  Proposed         Proposed
    class of       Amount         maximum          maximum           Amount of
securities to be    to be      offering price     aggregate        registration
   registered     registered    per share (1)  offering price (1)        fee
----------------- ----------- ---------------- ------------------ --------------
  Common Stock     5,085,077       $3.125         $17,687,741           $6,099

 Preferred Stock     111,825      $10.50           $1,174,163             $405

      Total                                                             $6,504
================= =========== ================ ================== ==============
  (1) Estimated pursuant to Rule 457(h) solely for purpose of calculating registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       Page number 1 of 167 pages numbered
                  sequentially. The Exhibit Index may be found
                                  on Page 150.

                             HUNTER RESOURCES, INC.
                   600 East Las Colinas Boulevard, Suite 1200
                               Irving, Texas 75039

                    Notice of Special Meeting of Shareholders
                         to be Held on October 31, 1996

A Special Meeting of Shareholders of Hunter Resources, Inc. ("Hunter") will be held at the Cigna Tower, 600 East Las Colinas Boulevard, Suite 1200 Irving, Texas 75039, on October 31, 1996 at 10:00 a.m., local time, to consider and act upon:

     (1) The sale of substantially all of Hunter's assets pursuant to an amended definitive agreement ("Agreement and Plan of Reorganization and Plan of Liquidation") with Magnum Petroleum, Inc., ("Magnum") dated December 19, 1995;

     (2) A plan to liquidate Hunter and distribute the Magnum shares of common and preferred stock received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation to shareholders of Hunter; and

     (3) Transacting such other business as may properly come before the meeting or any adjournment or postponement thereof.

Magnum has proposed, and the Board of Directors of Hunter have approved an Agreement and Plan of Reorganization and Plan of Liquidation, under which Magnum will acquire all of Hunter's assets and will assume all of its associated liabilities, without recourse, and in consideration, Magnum will issue to Hunter, 5,085,077 shares of Magnum Common Stock and 111,825 shares of Magnum Series C Preferred Stock collectively ("Magnum Shares"). The Magnum Shares received by Hunter will subsequently be distributed to Hunter's shareholders as described herein.

A copy of the Agreement and Plan of Reorganization and Plan of Liquidation, as amended, is attached as Exhibit A to the accompanying Information Statement and Prospectus and is incorporated herein by reference.

The Board of Directors has fixed September 27, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Hunter Resources, Inc. Common Stock, par value $.10 per share, and holders of record of the Hunter Resources, Inc. Preferred Stock, no par value, at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Meeting will be maintained in Hunter's offices at 600 East Las Colinas Boulevard, Suite 1200, Irving, Texas, for ten days prior to the Meeting.


The affirmative vote of the holders of at least a majority of the shares entitled to vote is required for approval of the sale of all of the assets of Hunter and to liquidate Hunter and distribute the Magnum Shares received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation. The amendment was executed by Hunter Shareholders holding over 50 percent of the stock of Hunter entitled to vote, therefore, approval of these proposals at the shareholder meeting is assured. As the amendment was executed on December 19, 1995 by Hunter shareholders holding over 50 percent of the stock of Hunter entitled to vote, the transaction was consummated on December 31, 1995 and Hunter and its subsidiaries were consolidated in Magnum's financial statements beginning December 31, 1995.


Each shareholder is entitled to one vote for each share held on the record date. There were 18,504,663 shares outstanding and entitled to vote on September 27, 1996.

WE ARE NOT ASKING YOU FOR A PROXY  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                             By Order of the Board of Directors
                                             Morgan F. Johnston, Secretary

Irving, Texas
October 14, 1996

                 INFORMATION STATEMENT OF HUNTER RESOURCES, INC.
              COMBINED WITH A PROSPECTUS OF MAGNUM PETROLEUM, INC.

Maximum number of shares of Common Stock of Magnum Petroleum, Inc. offered hereby is 5,085,077.
Maximum number of shares of Series C Preferred Stock of Magnum Petroleum, Inc. offered hereby is 111,825.

This Information Statement of Hunter Resources, Inc. and Prospectus of Magnum Petroleum, Inc. is furnished in connection with the Information Statement of Hunter Resources, Inc., a Pennsylvania corporation ("Hunter") for use at a Special Meeting of Shareholders ("Hunter Shareholders") to be held at the Cigna Tower, 600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, on October 31, 1996 at 10:00 a.m., local time, or at any adjournment or adjournments thereof. At the Special Meeting, the Hunter Shareholders will be asked to consider and act upon a proposal to (i) sell substantially all of the assets of Hunter to Magnum Petroleum, Inc. ("Magnum"), a Nevada corporation, pursuant to an Agreement and Plan of Reorganization and Plan of Liquidation dated as of December 19, 1995, as amended, between Hunter and Magnum (the "Agreement and Plan of Reorganization and Plan of Liquidation") and (ii) liquidate Hunter and distribute the Magnum Shares received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation to shareholders of Hunter. Hunter's assets primarily consist of stock in wholly-owned subsidiaries and capital stock membership in limited liability companies ("Hunter Subsidiaries"). A copy of the Agreement and Plan of Reorganization and Plan of Liquidation is attached as Exhibit A. The affirmative vote of the holders of at least a majority of the shares entitled to vote (including shares held by officers and directors) is required for the approval of the transaction.

The Board of Directors of Hunter have approved and shareholders of Hunter owning in excess of fifty percent (50%) of the shares entitled to vote executed the Agreement and Plan of Reorganization and Plan of Liquidation on December 19, 1995. Therefore, approval of these proposals is assured. As such, additional shares were issued to Hunter and the transaction was consummated on December 31, 1995. The Magnum Shares received by Hunter will be subsequently distributed to Hunter Shareholders as described herein. See "The Sale of Hunter's Assets".

The Board of Directors has fixed September 27, 1996 as the record date (the "Record Date") for the determination of Hunter Shareholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Hunter Common Stock, par value $.10 per share, and holders of record of Hunter's Preferred Stock, no par value, at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof. A complete list of Hunter Shareholders entitled to vote at the Meeting will be maintained in Hunter's offices at 600 East Las Colinas Boulevard, Suite 1200, Irving, Texas, for ten days prior to the Meeting.

Hunter will exchange one share of Magnum Common Stock which Hunter receives pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation for every 3.916 shares of Hunter Common Stock, par value $.10 (the "Hunter Common Shares") held by Hunter Shareholders. Preferred shareholders of Hunter will receive 1.241 shares of Magnum Series C preferred stock and 3.987 shares of Magnum common stock for every share of Hunter Preferred Stock. See "Plan of Liquidation" for additional information.

This Information Statement and Prospectus constitutes both the Information Statement of Hunter for use at the Special Meeting of Shareholders of Hunter, and the Prospectus relating to the distribution of the Magnum Shares for Hunter Common Shares and Hunter Preferred Shares held by Hunter's Shareholders.

See "Risk Factors" on page 9 for certain information that should be considered by Hunter Shareholders in deciding to approve the Agreement and Plan of Reorganization and Plan of Liquidation.

THE SECURITIES TO WHICH THIS INFORMATION STATEMENT AND PROSPECTUS RELATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Information Statement and Prospectus is October 10, 1996

                                TABLE OF CONTENTS

AVAILABLE INFORMATION........................................................ 2

SUMMARY  .................................................................... 3
    The Special Meeting...................................................... 3
    Sale of Hunter's Assets.................................................. 4
    The Plan of Liquidation.................................................. 5
    Market Prices............................................................ 5
    The Parties.............................................................. 5
    Recommendations of the Boards of Directors and Reasons for
    Sale of Hunter's Assets.................................................. 7
    Risk Factors............................................................. 7
    Regulatory Approval...................................................... 7
    Federal Income Tax Consequences...........................................8

RISK FACTORS................................................................. 9

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION........................12

SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA................................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS OF MAGNUM.....................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS OF HUNTER.....................................................19

INTRODUCTION.................................................................22

NO SOLICITATION OF PROXIES...................................................22

VOTING RIGHTS AND VOTES REQUIRED............................................ 22

THE SPECIAL MEETING..........................................................22
    Date, Time and Place.....................................................22
    Purposes ................................................................22
    Dissenter's Right of Appraisal...........................................23

THE SALE OF HUNTER'S ASSETS..................................................23
    Agreement and Plan of Reorganization and Plan of Liquidation.............23
    History of and Reasons for the Transaction...............................24
     Recommendation of the Hunter Board......................................25

PLAN OF LIQUIDATION..........................................................26
    General..................................................................26
    Number of Magnum Shares to be Distributed................................26
    Distributions to Shareholders............................................26
    Procedures for Exchanging Shares.........................................26

INFORMATION CONCERNING MAGNUM................................................27
    Business Development.....................................................27
    Business of Company......................................................28
    Acquisition of Additional Properties.....................................29

         Drilling Agreements and Operation of Wells..........................30
         Timing of Acquisitions/Operations...................................30
         Gas Gathering, Transmission and Marketing...........................31
         Petroleum Management and Consulting Services........................31
         Insurance...........................................................31
         Competition ........................................................32
         Business Risks and Regulation.......................................32
         Employees...........................................................34
         Series C Convertible Preferred Stock................................34
         Properties..........................................................34
         Legal Proceedings...................................................38
         Submission of Matters to a Vote of Security Holders.................39
         Market for Common Equity and Related Shareholder Matters............39
         Directors, Executives Officers, Promoters and Control Persons.......40
         Executive Compensation..............................................42
         Security Ownership of Certain Beneficial Owners and Management......43
         Certain Relationships and Related Transactions......................44

INFORMATION CONCERNING HUNTER................................................45
         Description of Business.............................................45
         Employees and Management............................................47
         Properties..........................................................48
         Competition.........................................................52
         Business Risks and Regulations......................................52
         Legal Proceedings...................................................54
         Submission of Matters to a Vote of Security Holders.................54
         Market for Hunter's Common Stock and Related Matters................54
         Directors and Executive Officers....................................55
         Executive Compensation..............................................57
         Security Ownership of Management and Principal Shareholders.........59
         Certain Relationships and Related Transactions......................60

DESCRIPTION OF MAGNUM'S SECURITIES...........................................61

DIFFERENCE BETWEEN PENNSYLVANIA AND NEVADA CORPORATE LAW.....................67

INTEREST OF HUNTER'S OFFICERS AND DIRECTORS IN THE TRANSACTION...............74

FEDERAL INCOME TAX CONSEQUENCES..............................................75

LEGAL OPINION................................................................76

EXPERTS  ....................................................................76

INDEX TO FINANCIAL STATEMENTS...............................................F-1

                              AVAILABLE INFORMATION

Magnum and Hunter are each subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). In addition, Magnum has filed with the Commission a Registration Statement (which term shall encompass any amendments thereto) on Form S-4 with respect to the securities offered thereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. The Registration Statement and the exhibits thereto may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH
INFORMATION  OR  REPRESENTATIONS   MUST  NOT  BE  RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                     SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Information Statement and Prospectus.

This Information Statement and Prospectus concerns: (i) the Special Meeting of Hunter Shareholders to consider the sale of the principal assets of Hunter to Magnum; (ii) the issuance of 5,085,077 shares of Magnum Common Stock and 111,825 shares of Magnum Series C Preferred Stock to Hunter in consideration of the sale of the Hunter Subsidiaries; and (iii) the plan to liquidate Hunter by distributing such Magnum Shares in exchange for all of the outstanding common and preferred stock of Hunter on the basis of one Magnum Common Share for every
3.916 shares of Hunter Common Stock and 111,825 shares of Magnum Series C Preferred Stock and 359,316 shares of Magnum Common Stock will be exchanged for the Hunter Preferred Stock.

THE SPECIAL MEETING

Date, Time and Place
--------------------

A Special Meeting of Shareholders of Hunter will be held at the Cigna Tower, 600 East Las Colinas Boulevard, Suite 1200 Irving, Texas 75039, on October 31, 1996, at 10:00 a.m., local time.

Record Date and Shares Outstanding on the Record Date
-----------------------------------------------------
Only holders of record of Hunter Common Stock, par value $.10 per share, and holders of record of Hunter Preferred Stock, no par value, at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof.

Each Shareholder is entitled to one vote for each share held on the record date. There were 18,504,663 shares of Common Stock 90,133 and shares of Preferred Stock outstanding and entitled to vote on September 27, 1996.

Purpose of the Special Meeting
------------------------------

At the Special Meeting, the shareholders will be asked to consider and act upon a proposal to (i) sell all of the assets of Hunter to Magnum pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation and (ii) liquidate Hunter and distribute the Magnum Shares of Common and Preferred Stock received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation to shareholders of Hunter.

Required Vote
-------------
The affirmative vote of the holders of at least a majority of the shares of Common Stock and Preferred Stock outstanding is required for approval of the sale of all of the assets of Hunter and to liquidate Hunter and distribute the Magnum Shares of Common and Preferred Stock received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation.

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an Agreement and Plan of Reorganization and Plan of Liquidation, as amended. The amendment was executed by Hunter Shareholders holding over fifty percent (50%) of the common stock of Hunter, therefore, approval of these proposals at the shareholder meeting is assured. Officers and directors of Hunter owning 39.8% of the shares entitled to vote executed the amendment. Upon approval, the transaction will be finalized and the Magnum Shares received by Hunter under the Agreement and Plan of Reorganization and Plan of Liquidation will be distributed to Hunter Shareholders as set forth below.

SALE OF HUNTER'S ASSETS

Magnum has proposed and the Board of Directors of Hunter have approved the Agreement and Plan of Reorganization and Plan of Liquidation, under which Magnum will acquire all of Hunter's Subsidiaries and will assume all of the respective liabilities associated therewith, without recourse, and in consideration, Magnum has issued 5,085,077 shares of Magnum Common Stock and 111,825 shares of Magnum Series C Preferred Stock to Hunter. The Magnum Shares received by Hunter will be subsequently distributed to Hunter Shareholders as described herein. See "Sale of Hunter's Assets".

The Board of Directors of Hunter has determined that the terms of the Agreement and Plan of Reorganization and Plan of Liquidation, as amended, are fair and in the best interests of Hunter Shareholders.

The Agreement and Plan of Reorganization and Plan of Liquidation, as amended, provides for the purchase by Magnum of all of the assets of Hunter. The assets sold to Magnum consisted of Hunter's capital stock ownership in wholly-owned subsidiaries and capital stock membership interests in limited liability companies. The Agreement requires Magnum to assume all of Hunter's contractual obligations in connection with the operation of Hunter. Such obligations and liabilities include, but are not limited to, current or past payables, salaries, suppliers, known real or contingent liabilities, and any other obligations of the respective companies acquired, as of the date the transaction is consummated. As the amendment was executed on December 19, 1995 by Hunter shareholders holding over 50 percent of the stock of Hunter entitled to vote, the required additional Magnum shares were issued to Hunter and the transaction was consummated on December 22, 1995. Hunter and its subsidiaries were consolidated in Magnum's financial statements beginning December 31, 1995.

THE PLAN OF LIQUIDATION

Hunter, upon the terms and conditions set forth herein and in the related Letter of Transmittal, will exchange one share of the Magnum Common Stock which Hunter will receive pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation for every 3.916 shares of Hunter Common Stock held by shareholders. In addition, 111,825 shares of Magnum Series C Preferred Stock will be exchanged for all of the Hunter Preferred Stock and 359,316 shares of Magnum Common Stock. See "Market Prices" contained in this Summary for the current market prices of the respective Hunter and Magnum Common Stock.

The exchange was determined after consideration of the relative market value of Magnum's and Hunter's net respective assets. In determining these ultimate values, a substantial portion of the worth of each company was derived from the value of Magnum's and Hunter's proved oil and gas reserves and a lesser extent, Hunter's gas gathering and property management and consulting business. For further information concerning the estimated value of Magnum's and Hunter's oil and gas reserves, see Information Concerning Magnum-Properties on page 37, Infromation Concerning Hunter-Properties on page 51, and Magnum's and Hunter's Supplemental Information on Oil and Gas Producting Activities on pages F-26 through F-28 and on pages F-42 through F-43.



MARKET PRICES

The last reported sales price of Magnum Common Stock on September 20, 1996 as reported by the American Stock Exchange was $4.625.

The last reported sales price of Hunter Common Stock on September 20, 1996 as reported by the Boston Stock Exchange was $.75.

THE PARTIES

Hunter
------

Hunter (formerly Intramerican Corporation) was formed in 1922 as East Utah Mining Company, a Utah corporation, for the purpose of exploring and developing mining properties in Utah and Colorado. In 1980, its corporate name was changed to Intramerican Oil and Minerals, Inc., and it was re-incorporated in the state of Pennsylvania. Simultaneously, it acquired producing oil and gas properties from previously formed limited partnerships. The mining properties were sold in 1986 with the proceeds used to repay bank debt. Its corporate name was changed to Intramerican Corporation effective October 1, 1990. Effective December 1, 1990, Sunbelt Energy, Inc. and Subsidiaries merged with a subsidiary. Following two years of combined operations and in conjunction with changes in executive management during 1992, the corporate name was changed to Hunter Resources, Inc., effective November 10, 1992, to better emphasize Hunter's involvement in the energy resources business.

Hunter is an energy development and management company with business objectives in four principal activities: (i) the production and sale of crude oil, condensate and natural gas, (ii) the gathering, transmission and marketing of natural gas, (iii) the business of managing and operating producing oil and natural gas properties for non-operating interest owners and (iv) providing consulting and U.S.

export services to facilitate Latin American trade in energy products. Hunter's operations are conducted in six states, predominantly in the Southwestern region of the continental United States and Mexico.

Magnum
------

Magnum was incorporated under the laws of the State of Nevada on February 10, 1989 originally under the name Master Ventures, Inc. and registered a public offering of its securities in 1989. Subsequently, Magnum became engaged in the oil and gas business and changed its name to Magnum Petroleum, Inc. on October 1, 1990. Magnum is qualified to do business in the states of California, Oklahoma, New Mexico, and Texas. During the past three years, Magnum's primary focus has been the acquisition and drilling of oil and gas prospects and raising working capital through the private and public sale of its common and preferred stock.

The business purpose of Magnum is to engage in the acquisition, exploration, drilling, development and operation of oil and gas properties; to acquire other interests in oil and/or gas production; to produce and market oil and/or gas from prospects; and to engage in and perform any and all acts and activities customary in connection therewith, or incident thereto, within the United States. In most instances, Magnum acts as operator of record of the oil and gas properties in which it has acquired an interest.

On June 28, 1996, Magnum closed on the purchase of 469 natural gas wells and 427 miles of a gas gathering pipeline system from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc. The net purchase price after certain purchase price adjustments was approximately $35 million for all of Meridian's interest in certain gas wells and a gas gathering system located in the Panhandle of Texas and Western Oklahoma, more commonly referred to as the "Panoma Properties."

The current daily production volumes from the Magnum owned wells is approximately 14 million cubic feet per day with total delivery, including third party gas purchased by the gathering system, of almost 19 million cubic feet per day. The Company has estimated the monthly cash flow from the acquisition of the Panoma Properties to be approximately $500,000 per month. The existing wells and gas gathering system are located in three fields, the West Panhandle Field, the East Panhandle Field, and the South Erick Field, all located in Gray, Wheeler, Collingsworth and Donley Counties, Texas and Beckham and Greer Counties, Oklahoma. Magnum's wholly-owned subsidiary, Gruy Petroleum Management Co., has become the operator of all wells, the gas gathering pipeline system, and associated assets. See "Information About Magnum".

RECOMMENDATIONS  OF THE BOARDS OF  DIRECTORS  AND  REASONS  FOR SALE OF HUNTER'S
ASSETS

Hunter.
-------

Hunter's Board of Directors unanimously recommends to Hunter's Shareholders that the shareholders approve the sale of substantially all of Hunter's assets to Magnum pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation.

On December 19, 1995, Hunter closed an amended definitive agreement to combine (the "Business Combination") with Magnum. Pursuant to the definitive agreement, Magnum has issued to Hunter 5,085,077 shares of newly issued restricted Common Stock of Magnum and 111,825 shares of Series C Preferred Stock ("Magnum Shares") in exchange for substantially all of the assets of Hunter subject to its associated liabilities. As the amendment was executed on December 19, 1995 by Hunter shareholders holding over 50 percent of the stock of Hunter entitled to vote, the required additional Magnum shares were issued to Hunter and the transaction consummated on December 22, 1995. Hunter's assets primarily consisted of capital stock in wholly-owned subsidiaries and stock ownership interests in limited liability companies.

The Board of Directors of Hunter considered that the transaction with Magnum would result in, among other things, the following: (i) combined cash of approximately $2 million; (ii) upon liquidation of Hunter, Hunter shareholders will receive Magnum Shares listed upon the American Stock Exchange where common shares of Magnum have historically traded in a range of $2.25 to $5.25 per share and where daily volumes have historically approximated 20,000 shares; (iii) no additional bank indebtedness would be incurred as a result of the transaction;
(iv) an increased borrowing base due to existing oil and gas properties that could be added to Hunter's existing bank line of credit; and (v) a reduction in total general and administrative expenses of the combined entities due to the resignation of all Magnum personnel.

MAGNUM.

On July 21, 1995 and December 19, 1995, the Board of Directors of Magnum (the "Magnum Board") without dissent approved the acquisition of Hunter's assets pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation and such amendment thereto.

RISK FACTORS

See "Risk Factors" for certain information that should be considered by Hunter Shareholders in approving the sale of Hunter's assets and in liquidating Hunter.

REGULATORY APPROVAL

No consent of any state or federal regulatory organization will be required in connection with the transactions described herein.

FEDERAL INCOME TAX CONSEQUENCES

The sale of substantially all of the assets of Hunter pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation with Magnum will be accorded tax-free treatment under ss.368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

FEDERAL INCOME TAX CONSEQUENCES TO HUNTER

Since Hunter received Magnum Shares solely in exchange for its assets, Hunter will not recognize a gain or loss on the transfer of its assets to Magnum. Hunter's basis in the Magnum Shares will be equal to its basis in the Hunter Subsidiaries transferred to Magnum. Hunter will recognize no gain or loss on the distribution of "qualified property" to its shareholders "in pursuance of the plan of reorganization." The term "qualified property" means the Magnum Shares, thus Hunter will not recognize a gain or loss on the distribution of the Magnum Shares to its shareholders.

FEDERAL INCOME TAX CONSEQUENCES TO THE SHAREHOLDERS UPON LIQUIDATION

Hunter Shareholders will not recognize gain or loss upon the redemption of their Hunter stock in exchange for Magnum Shares. Hunter Shareholders will recognize gain or loss to the extent they receive cash for fractional shares. Hunter Shareholders receiving Magnum Shares retain the same tax basis for the Magnum Shares that they had in Hunter stock surrendered.

FEDERAL INCOME TAX CONSEQUENCES TO MAGNUM

Magnum will not recognize gain or loss upon the issuance of the Magnum Shares. Magnum's basis in the Hunter Subsidiaries transferred from Hunter is the same as Hunter's basis in such assets which does not necessarily reflect the dollar amount of such assets recorded on Magnum's financial statements.

HUNTER RECOMMENDS THAT EACH SHAREHOLDER CONTACT HIS OR HER OWN TAX ADVISORS CONCERNING HIS OR HER OWN TAX SITUATION AND POTENTIAL INCOME TAX LIABILITY AS A RESULT OF THE TRANSACTION. See "Federal Income Tax Consequences."

                                  RISK FACTORS

There are certain risks associated with the distribution of the Magnum Shares to Hunter Shareholders. Among the significant risks are the following:

         1. LIMITED OPERATING HISTORY/OPERATING LOSSES. Magnum has only a limited recent history of operations and was, until March 31, 1992 considered to be a development stage enterprise. Magnum has incurred operating losses and had accumulated a deficit of $5,642,000 at June 30, 1996. Magnum's ability to continue business, maintain its financing arrangements and pay dividends would be adversely affected by continued operating losses. Any improvement in the financial condition of Magnum will be dependent upon improvement in the development of new oil and gas reserves, revenues from the sale of oil and gas production, increases in commodity pricing and reduction in operating expenses. There is no assurance that such improvements will occur.

2. COMMON STOCK SUBORDINATE TO PREFERRED STOCK. The Magnum Common Stock to be distributed is subordinate to all outstanding classes of preferred stock of Magnum in the payment of dividends and other distributions made with respect to the stock, including distributions upon liquidation or dissolution of Magnum. Magnum has previously issued three separate series of Preferred Stock (Series A, B and C), which, in the aggregate, have substantial liquidation preferences and annual dividend requirements, all of which must be satisfied before Magnum can pay dividends or make other distributions with respect to Common Stock. See "Description of Securities".

3. DEPENDENCE UPON KEY PERSONNEL. Magnum is substantially dependent upon a few key individuals who comprise the management of Magnum; specifically, Gary C. Evans and Matthew C. Lutz. As compared to many other public oil and gas companies, Magnum does not have a depth of managerial and technical personnel. Accordingly, there is a greater likelihood that loss of the services of any of these individuals would have a material adverse impact upon Magnum. See "Certain Relationships and Related Transactions". Both Mr. Evans and Mr. Lutz have employment agreements with Magnum. Mr. Evans' agreement terminates December 31, 1996 and continues thereafter on a year to year basis and provides for a salary of $150,000 per annum. Mr. Lutz's agreement terminates September 30, 1996 and continues thereafter on a year to year basis and provides for a salary of $48,000 per annum in addition to participation rights in certain exploration projects. Both agreements provide that the same benefits supplied to other Magnum employees shall be available to the employee. The employment agreements also contain, among other things, covenants by the employee that in the event of termination, he will not associate with a business that competes with Magnum for a period of one year after cessation of employment. Magnum also has key man life insurance on Mr. Evans in the amount of $1,000,000.

         4. RISK OF LOSS FROM UNSUCCESSFUL PROSPECTS. The oil and gas business is very speculative and involves a high degree of risk. No combination of experience, knowledge and scientific evaluation can overcome the risk of investment so as to assure a profit to a company in the oil and gas industry. There can be no assurance that revenues derived from proved properties will exceed the cost of acquiring and developing such properties. Magnum will be involved in additional development work on its existing properties, including reworking existing wells to increase production and/or drilling offset wells to existing production. There is no assurance Magnum will not expend substantial sums for such acquisition and development, only to determine that a well is nonproductive or a property is not commercially producible, in which case the amounts invested in such prospect may be totally lost. The ultimate success of a prospect may not be known until substantially all development costs have been incurred.

         5. UNCERTAINTIES INHERENT IN CURRENT OIL AND GAS MARKET. World and domestic market and economic conditions, availability of gas transmission lines or the existence of price control regulations may affect the price of, or the ability to market the oil and gas produced. There is substantial uncertainty as to the prices at which oil and gas produced by Magnum may be sold, and it is possible that under some market conditions, the production and sale of oil and gas from some or all of Magnum's properties may not be economical, resulting in a reduction in the value of Magnum's reserves. The availability of a ready market for oil and gas and the prices obtained for such oil and gas depend upon numerous factors beyond the control of Magnum, including competition from other oil and gas suppliers and national and international economic and political developments. See "Business - Competition and Markets."

     6. ENVIRONMENTAL REGULATION. Magnum is subject to numerous federal, state and local environmental laws and regulations governing the oil and gas business, including petroleum spills, noise pollution, air quality, disposal of water, preservation of wildlife and other eco-system preservation. Magnum's drilling and operating activities may expose it to potential liability for pollution or other damage to the environment. Compliance with all statutes and regulations relating to environmental matters to which Magnum is subject may cause delays in drilling and completion of wells and/or additional expenses. Magnum does carry certain environmental impairment liability insurance coverage where available and maintains bonds as required by state law, but there is no assurance this protection would be adequate to cover any actual losses or liabilities which may arise from such hazards.

     7. OTHER GOVERNMENT REGULATION. The oil and gas industry is subject to federal, state and local governmental regulations. These jurisdictions are empowered to enact legislation or regulations which limit or otherwise control the methods and rates of oil and gas production, the pricing and marketing of oil and gas, and the taxation of oil and gas. Since energy policies are uncertain and constantly changing, no prediction can be made with respect to the ultimate effect on the business of Magnum of governmental policies such as price controls, taxes, drilling restrictions, etc.

     8. NEED FOR DEVELOPMENT OF ADDITIONAL RESERVES. Magnum's future success depends upon its continuing ability to find or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that Magnum conducts successful exploration or development activities or acquires properties containing proved reserves, the proved reserves of Magnum will generally decline as reserves are produced. There can be no assurance that Magnum will be able to discover additional commercial quantities of oil and gas, or that Magnum will be able to continue to acquire oil and gas reserves at prices which it considers economically advisable.

     9. WRITE DOWNS AND LIMITATIONS ON ACCURACY OF RESERVE ESTIMATES. Oil and gas reserve estimates are based on subjective engineering judgment and are necessarily imprecise. In addition, any estimates of future net revenues and the present value thereof are based on price and cost assumptions provided by Magnum as its best estimate. To the extent these estimates of quantities, prices and costs prove incorrect, or Magnum is unsuccessful in expanding its oil and gas reserve base with its capital expenditure program, or declines in oil and gas prices occur, then write downs in reserve estimates and the capitalized costs associated with Magnum's oil and gas assets could occur again in the future. See "Properties - Reserves."

     10. UNCERTAINTIES OF TITLE. Although Magnum will attempt, where practical, to obtain legal title opinions from reputable counsel, title to natural resource properties is subject to questions of law as well as facts and circumstances which are not always readily discoverable of record or otherwise which can adversely affect validity of title.

     11. NO ASSURANCE OF DIVIDENDS. Magnum does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the future. Holders of shares of Series C Preferred Stock have only been entitled to receive cash dividends when, as and if declared by the Board of Directors of Magnum out of funds legally available therefor. While historically, Magnum has declared and paid dividends on the Series C Preferred Stock, except upon conversion or redemption, Magnum has no obligation in the future to pay dividends on any security. See "Market for Common Equity and Related Shareholder Matters."

     12. VOLATILITY OF STOCK PRICES. During the two most recent fiscal years and subsequent interim period, bid quotations and trading prices of the common stock of Magnum as traded on the American Stock Exchange, have ranged from $2.25 to $5.25 per share. The market prices of Magnum's Common Stock, Series C Preferred Stock and Warrants are subject to significant fluctuation in response to variations in operating results of Magnum and other factors such as investor perceptions of Magnum and the stock market in general. Additionally, the supply and demand for petroleum products, interest rates, general economic conditions as well as those specific to the oil and gas industry, international political conditions, particularly in oil producing countries, developments with regard to Magnum's drilling activities, future acquisitions, financial condition and management decisions.

     13. POTENTIAL ISSUANCE OF ADDITIONAL PREFERRED AND COMMON STOCK. Magnum is authorized to issue up to 10,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. Except for certain restrictions requiring the approval of Series C Preferred Shareholders, such designations may be made without shareholder approval. A total of 625,000 shares were designated as Series C Preferred Stock in addition to 216,000 shares of Series A Preferred and 248,000 shares of Series B Preferred previously designated. The designation and issuance of other series of preferred stock will create additional securities which may have dividend and liquidation preferences over the Common Stock. Magnum is also authorized to issue up to 50,000,000 shares of common stock, of which 13,275,379 shares are presently issued and outstanding, 20,750 shares are reserved for issuance upon conversion of the Series B Preferred Shares that were to convert to common as of December 31, 1995, and 854,176 shares are reserved for issuance upon exercise of the Warrants. The issuance of additional common stock in the future after completion of this offering will reduce the proportionate ownership and voting rights of common stock presently outstanding or issuable upon conversion/exercise.

On June 5, 1996, Magnum called for redemption 208,333 shares of its Series C preferred stock at $10.50 per share, as provided by the terms of the certificate of designations, plus accrued dividends with an extended redemption date of July 10, 1996. Terms of the preferred stock provide for the option by the holder to convert the preferred shares into common stock at the rate of three (3) shares of common stock for each share of Series C preferred stock. At June 30, 1996, 57,400 shares of the preferred stock had converted into 172,200 shares of Magnum common stock. An additional, 3,527 shares of common stock were issued for accrued dividends to conversion date. Subsequent to June 30, 1996, but prior to July 11, 1996, an additional 236,992 shares of the preferred stock were converted for 732,223 shares of common stock including accrued dividends paid in common stock. Additionally, 8,224 shares of preferred stock were redeemed for cash in the amount of $88,860.

On July 11, 1996, Magnum called for the redemption the remaining 322,384 shares of its Series C preferred stock. The redemption price was $10.50 per share, plus accrued dividends of $.141 per share from July 1, 1996 through the extended redemption date of August 16, 1996, for a total redemption price of $10.641 per share. The Series C preferred shares could be converted, at the option of the holder, at any time prior to August 16, 1996 into common stock. 302,492 shares of Series C preferred stock were converted into 938,451 shares of common stock including the accrued dividends paid in common stock. Additionally, 19,892 shares of preferred stock were redeemed for cash in the amount of $210,431.

While Magnum continues to negotiate with five separate institutional investors concerning the funding of up to $15 million in participating preferred stock, it is likely that within the next sixty days, Magnum will complete a transaction with one institution for this funding. The structure of this transaction will probably be in two forms. The first $10 million will be structured as a mandatory redeemable (non-convertible) preferred stock bearing interest at approximately 9% per annum and providing the institutional investor the ability to participate by owning an overriding royalty interest in up to six development and waterflood projects owned by Magnum in West Texas and Western Oklahoma. The remaining $5 million will most likely be structured as a convertible preferred stock at a price equal to a 25% premium over the price of the common stock at the time of issuance. The purpose for the $15 million offering is to fund the capital cost necessary to fully develop the six development and waterflood projects and to reduce Magnum's existing senior bank indebtedness.

         14. SHARES ELIGIBLE FOR FUTURE SALE. All 2,465,191 shares of common stock owned by members of Magnum's existing management or their affiliates are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, among other things, that persons holding restricted securities for a period of two years may each sell in brokerage transactions every three months an amount equal to 1% of Magnum's total outstanding shares or the weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. All 2,465,191 shares held by Magnum's management and their affiliates are eligible for resale pursuant to Rule 144. No prediction can be made as to the effect, if any, that sales of such shares or the availability of such shares for sale will have on Magnum market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing as well as future market prices for Magnum shares being issued in the proposed transaction and could also impair Magnum's ability to raise capital through the sale of its equity securities in the future.

         15. LACK OF INDEPENDENT APPRAISAL BY INVESTMENT BANKER ENGAGED BY MAGNUM. Magnum has not engaged an investment banker or independent advisor to evaluate the fairness of the terms of the Agreement and Plan of Reorganization and Plan of Liquidation. Each shareholder must evaluate all of the information contained herein concerning the transaction based upon his/her individual investment objectives and concerns. Accordingly, each shareholder should consult with his/her own investment advisors and consultants in evaluating the merits of this transaction.

              SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Magnum Petroleum, Inc. ("Magnum") and Hunter Resources, Inc. ("Hunter") entered into a letter of intent dated July 7, 1995 and subsequently entered into an amended definitive agreement dated December 19, 1995 to be effective December 22, 1995, whereby Magnum acquired all of the assets of Hunter, which consisted of stock of subsidiary corporations and capital stock ownership interests in limited liability companies (the "Acquisition"). Magnum issued 5,085,077 shares of its restricted common stock and 111,825 shares of its Series C preferred stock to Hunter and issued 575,000 shares of restricted common stock to a third party investment banking firm, Kachina Capital Corporation ("Kachina") as payment of fees directly related to the Acquisition for assisting in the structuring and negotiations of the terms of the Acquisition. Kachina distributed a total of 250,000 of the shares to a former director and a former officer of the Company for their assistance in completing the acquisition. The Acquisition was recorded on the "purchase method" based upon the estimated value of the consideration (the common and preferred stock issued) that Magnum paid for the Acquisition. As the Acquisition was recorded at December 31, 1995, no selected pro forma consolidated balance sheet was necessary.

In addition, Hunter has adjusted the pro forma consolidated statement of operations for 1995 for the acquisition by Hunter on March 31, 1995 of the Arrington oil and gas properties, the October 18, 1995 acquisition of the remaining  seventy-five  percent  (75%)  ownership  interest  in Midland  Hunter
Petroleum Limited Liability Company ("Midland"), the October 25, 1995 acquisition of the Reef oil and gas properties, the November 9, 1995 acquisition of the Tana oil and gas properties, the December 1, 1995 acquisition of the Superior gas gathering pipelines and the June 28, 1996 acquisition of the Meridian oil and gas properties and pipelines as if the acquisitions had been consummated at the beginning of 1995. The Arrington, Midland, Reef, Tana, Superior and Meridian acquisitions were previously reported on Forms 8-K or amended Forms 8-K filed by Hunter or Magnum on September 26, 1995, July 24, 1996, January 8, 1996, January 24, 1996, August 21, 1996 and August 16, 1996,
respectively. Additionally, Magnum has adjusted the pro forma consolidated statement of operations for the six months ended June 30, 1996 for the Meridian acquisition as if the acquisition had been consummated at the beginning of 1996. As the Meridian acquisition was recorded at June 30, 1996, no pro forma consolidated balance sheet was necessary.

The selected pro forma statements of operations are presented as if the Acquisition occurred at the beginning of the period. The selected pro forma financial information is not necessarily indicative of the results that would have occurred had the Acquisition occurred on the indicated dates.

The selected pro forma financial information should be read in conjunction with the financial statements of each of the entities that are a party to the Acquisition, and are contained in this document. The historical summaries of revenues and operating expenses for the Arrington, Reef, Tana, Superior and Meridian acquisitions were filed in Forms 8-K or amended Forms 8-K as referenced above. The unaudited historical financial statements of Midland were filed in a Form 8-K as referenced above.




                SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA <F1>
                                   (Unaudited)




                    Magnum     Hunter     Arrington   Midland     Reef       Tana     Superior    Meridian   Pro Forma   Combined
                  Historical   Historical Historical Historical Historical Historical Historical Historical Adjustments  Pro Forma
                 ------------ ----------- ---------- ---------- ---------- ---------- ---------- ---------- ----------- ------------

Year Ended
December 31, 1995
Total Revenues   $   800,945  $2,967,000  $  123,000 $  678,000 $ 937,000  $1,636,000 $2,248,000 $6,252,000 $ (159,000) $ 15,482,945

Net Income (Loss)   (968,272)   (682,000)     91,000     93,000   693,000   1,073,000    287,000  3,165,000 (7,680,000)  (3,928,272)

Preferred
 Dividends          (617,220)     (9,000)                                                                      (83,173)    (709,393)

Net Income (Loss)
 Applicable to
 Common Stock    $(1,585,492) $ (691,000) $   91,000 $   93,000 $ 693,000  $1,073,000 $  287,000 $3,165,000 $(7,763,173)$(4,637,665)

Net Loss
 Per Share       $      (.28) $     (.04)                                                                                $     (.41)
Weighted
 Average Shares
 Outstanding                                                                                                              11,248,793


                                                                                                  Meridian   Pro Forma   Combined
                                                                                      Historical Historical Adjustments  Pro Forma
                                                                                      ---------- ---------- -----------  -----------

Six Months Ended June 30, 1996
Total Revenues                                                                        $4,736,000 $3,505,000 $   736,000  $8,997,000
Net Income (Loss)                                                                        (57,000) 2,264,000  (2,442,000)   (235,000)
Preferred Dividends                                                                     (340,000)                          (340,000)
Net Income (Loss)
Applicable to Common Stock                                                              (397,000) 2,264,000 $(2,442,000) $ (575,000)
Net Loss Per Share                                                                    $     (.03)                        $     (.05)
Weighted Average Shares
    Outstanding                                                                                                           11,607,851

     <F1> Hunter and its subsidiaries  were  consolidated in Magnum's  financial statements beginning December 31, 1995. See note 3 to Magnum's consolidated financial statements.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                             OF OPERATIONS OF MAGNUM

The following discussion and analysis should be read in conjunction with Magnum's consolidated financial statements and the notes associated with them contained elsewhere in this report. References in this discussion to shares of common stock, regardless of when issued, reflect the number of such shares outstanding after giving effect to the one for two reverse split of the common stock of Magnum which occurred effective June 1, 1993. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of Magnum.

On July 21, 1995, Magnum executed a definitive agreement to combine (the "Business Combination") with Hunter Resources, Inc. ("Hunter"), subject to Hunter shareholder approval. Pursuant to the definitive agreement, Magnum issued (into escrow) 2,750,000 shares to Hunter of newly issued restricted common stock in exchange for substantially all of the assets of Hunter subject to its associated liabilities. Hunter's assets primarily consisted of stock in wholly-owned subsidiaries and stock ownership interests in limited liability companies ("Hunter Subsidiaries").

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an Agreement and Plan of Reorganization and Plan of Liquidation, as amended. The amendment was executed on December 19, 1995 by Hunter shareholders holding over fifty percent (50%) of the common stock of Hunter and provided for the issuance to Hunter of an additional 2,335,077 shares of newly issued restricted common stock and 111,825 shares of Series C preferred stock. Therefore, the total consideration paid by Magnum for the Hunter subsidiaries was 5,085,077 shares of restricted common stock and 111,825 shares of Series C preferred stock.

Hunter's shareholders have no dissenter rights. However, Hunter is required to distribute an Information Statement and hold a special meeting of its shareholders to formally approve the Agreement. Magnum shares issued in the Business Combination are held in escrow pending formal shareholder approval of the Agreement. Subsequent to the Business Combination, Magnum has conducted its oil and gas operations and energy related acquisitions in conjunction with the Hunter Subsidiaries. Acquisitions completed by Magnum and Hunter after the initial agreement, were substantially completed by Magnum Hunter Production, Inc. ("Magnum Hunter"), a Hunter Subsidiary. Hunter and its subsidiaries were consolidated in Magnum's financial statements beginning December 31, 1995.

After the initial agreement with Hunter, management of Magnum discussed the accounting method that Magnum had used since its inception. Generally accepted accounting principles require a single method of accounting for oil and gas activities be used in the presentation of Magnum's financial statements on a consolidated basis. Management concluded based upon its historical and projected activities that the "full cost" method of accounting was preferable to the "successful efforts" method of accounting for its oil and gas production activities. Magnum's auditors concurred with management's assessment and, accordingly, the 1994 financial statements have been restated to reflect the "full cost" method.

On October 18, 1995, Magnum Hunter closed on an acquisition (the "Midland" acquisition) of the remaining seventy-five percent (75%) ownership interest in an affiliated company from a joint venture partner. The purchase price of $1,075,287 consisted of i) $300,000 in cash, ii) $300,000 represented by 85,131 shares of restricted common stock of Magnum valued at $3.52 per share and iii) the assumption of existing bank indebtedness of $475,287. As additional consideration, 50,000 warrants to purchase common stock of Magnum were issued at exercise prices ranging from $4.00 to $4.50 per share. The effective date of the acquisition was July 1, 1995.

On October 25, 1995, Magnum Hunter closed on an acquisition (the "Reef" acquisition) of domestic producing oil and gas properties. The purchase price was comprised of $2.058 million cash, funded by an existing bank line of credit, and $257,000 represented by 64,176 shares of restricted common stock of Magnum valued at $4.00 per share. The acquisition had an effective date of August 1, 1995.

On November 6, 1995, Magnum Hunter entered into an increased $20 million revolving credit agreement with First Interstate Bank of Texas, N.A. ("FITX"). The previous line of credit was in the maximum amount of $10 million and was entered into by Hunter prior to the business reorganization with Magnum. The new line of credit facility is secured by oil and gas properties and gas gathering system assets subject to a borrowing base determination established from time to time by FITX. The combined borrowing base was increased to $8.7 million with outstanding borrowings bearing interest at prime plus one and one-half percent (1 1/2%) per annum.

On November 9, 1995, Magnum Hunter closed on an acquisition (the "Tana" acquisition) of domestic producing oil and gas properties for approximately $4.229 million. The initial purchase price was comprised of $3.104 million cash, funded by the bank line of credit, and a note payable to the previous owner in the amount of $1.125 million secured by 610,170 shares of restricted common stock of Magnum.

On December 1, 1995, Hunter Gas Gathering, Inc. a wholly-owned subsidiary of Magnum, closed on an acquisition (the "Superior" acquisition) of two unregulated gas gathering systems. The total consideration was $1 million cash, funded substantially by the line of credit with FITX.



On June 26, 1996, Magnum received a commitment from Wells Fargo Bank, N.A., as Agent, and Banque Paribas, as Co-agent, (hereinafter collectively referred to as "Banks") for a new credit facility for the benefit of Magnum and several wholly-owned subsidiaries. The purpose of the new line of credit is to i) refinance the Company's existing indebtedness with First Interstate Bank of Texas, N.A. (a wholly-owned subsidiary of Wells Fargo Bank, N.A.), ii) finance the acquisition of oil and gas reserves including the $35.4 million Panoma Property acquisition, as discussed below, from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc., iii) future property development, and iv) working capital support and general corporate purposes. The credit facility is subject to a "Borrowing Base" determination established from time-to-time by the Banks based upon proven oil and gas reserves and gas gathering assets owned by Magnum and its subsidiaries. The availability under the Company's existing credit facility was $16 million and has now been increased to $48 million based upon the acquisition of the Panoma Properties. The new credit facility gives the Company the flexibility to choose a range of either "LIBOR" or "Prime" based interest rates options. At June 30, 1996, $40 million was outstanding under the revolving credit note agreements with interest at eight percent (8%) (Libor plus two and one-half percent (2 1/2%)). Additionally, $8 million was outstanding under term notes with interest at ten and one-half percent (10 1/2%) (Prime plus 2.25 percent). Terms of the revolving credit notes provide for a maturity date of June 28, 2001 with no required principal payments until maturity, provided the future Borrowing Base determinations established from time-to-time by the Banks do not exceed the then outstanding principal balance. Terms of the term notes provide for a maturity date of December 31, 1996 with the option to payoff the remaining principal balance at that date in eight quarterly installments beginning March 31, 1997.

On June 28, 1996, Magnum closed on the purchase of 469 natural gas wells and approximately 427 miles of a gas gathering pipeline system from Meridian. The net purchase price after certain purchase price adjustments was approximately $35,350,000, funded by a loan from Magnum's principal lending financial institutions. As the purchase was not completed until the end of the second quarter of 1996, the Statements of Operations for 1996 do not include any operating results for the purchased properties. The purchase price was allocated based on estimated fair market values resulting in the recording of $29,560,000 as oil and gas properties and $5,790,000 as pipelines. The gas wells and gas gathering system are located in the Panhandle of Texas and Western Oklahoma and are more commonly referred to as the "Panoma Properties."

The current daily production volumes from the Magnum owned wells is approximately 14 million cubic feet per day with total delivery, including third party gas purchased by the gathering system, of almost 19 million cubic feet per day. The Company has estimated the monthly cash flow from the acquisition of the Panoma Properties to be approximately $500,000 per month. The existing wells and gas gathering system are in three fields, the West Panhandle Field, the East Panhandle Field, and the South Erick Field, all located in Gray, Wheeler, Collingsworth and Donley Counties, Texas and Beckham and Greer Counties, Oklahoma. Magnum's wholly-owned subsidiary, Gruy Petroleum Management Co., has become the operator of all wells, the gas gathering pipeline system, and associated assets.

RESULTS OF OPERATIONS FOR THE YEARS ENDED 1995 AND 1994

Magnum incurred a net loss applicable to common shares of $1,585,492 (including dividend payments of $617,220) for the year ended December 31, 1995, compared to a net loss applicable to common shares of $1,125,707 (including dividend payments of $579,325) for the same period of the preceding year. The increased loss during 1995 represents a 41% increase over 1994 and occurred partially as a result of Magnum's efforts during the third quarter of 1995 being channeled towards the acquisition of Hunter.

Total revenue for the year ended December 31, 1995 declined to $648,574 from $745,182 in 1994. Revenue from oil and gas sales decreased 15.5 percent during 1995 to $616,596 compared to $729,478 in 1994. The sharp decline in oil and gas revenue is largely attributable to a substantial decline in oil production volumes from the South Tonkawa prospect after initial flush production in 1994. Quantities of oil and gas produced during 1995 totaled 29,972 barrels of oil at a weighted average price of $15.60 per barrel and 102,056 mcf of gas at a weighted average price of $1.46 per mcf. Quantities of oil and gas produced during 1994 totaled 41,835 barrels of oil at a weighted average price of $14.20 per barrel and 88,176 mcf of gas at a weighted average price of $1.53 per mcf.

Oil and gas production expenses declined slightly from $317,761 in 1994 to $267,513 in 1995. On an equivalent barrel basis, the production expense increased slightly to $5.69 per barrel in 1995 from $5.57 in 1994. Depreciation and depletion rose from $243,180 in 1994 to $421,101 in 1995 as a result of an increase in the depletable book value of Magnum's properties and a reduction of the estimated proved undeveloped reserves of two of Magnum's base properties after further evaluation of the properties at the 1995 year-end.

General and administrative expenses ("G&A") were significantly higher for the year ended December 31, 1995 due to Magnum's increase in staff in the first half of 1995 over the 1994 period. Interest income is higher in the 1995 period over the 1994 period as a result of increased funds available for investment in the 1995 period.

Magnum declared a dividend on its Series "B" and Series "C" cumulative preferred stock for each quarter during 1995 and 1994. For 1995 and 1994, dividends on the Series "B" and Series "C" cumulative preferred shares totaled $617,220 and $579,325, respectively.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIODS IN 1996 AND 1995

As discussed above, Magnum completed a business combination with Hunter, which for accounting purposes, was recorded under the purchase method of accounting. Hunter's operations were consolidated with those of Magnum beginning December 31, 1995. As such, the comparison of the increases in the 1996 interim and six month periods over the comparable 1995 periods are, unless otherwise stated, the result of the Hunter operating activities.

Magnum incurred an operating profit of $256,000 for the six month period ended June 30, 1996 versus an operating loss of $427,000 during the previous year. This $676,000 improvement in operations can be directly attributed to the acquisition of Hunter completed for accounting purposes as of December 31, 1995, and to a lesser extent, improved oil and gas sale prices.

Magnum incurred a net loss after payment of dividends on preferred stock of $397,000 during the six month period ended June 30, 1996, compared to a net loss of $653,000 for the same period of the preceding year. The loss per common share improved to $0.03 from $0.12, partially the result of the increase in the number of common shares used in the per share calculation due to the Hunter acquisition.

Total revenues increased 1,313% from $322,000 during the six month period of 1995 to $4,550,000 during 1996. During the six month period ended June 30, 1996, revenue from oil and gas sales increased 834% to $2,821,000 from total oil and gas sales of $302,000 for the same period of the prior year. For the first six months of 1996, Magnum sold 89,838 barrels of oil and 488,154 mcf of gas. In comparison, during the same six month period of 1995, Magnum sold 16,665 barrels of oil and 34,541 mcf of gas. The average oil price of $15.73 per barrel in 1995 increased to $19.31 per barrel in the 1996 period. The average gas price of $2.22 per mcf in 1996 increased from $1.44 per mcf in 1995.

Gas gathering and marketing activities, which have all resulted from the combination with Hunter, provided revenues of $1,528,000 and a net profit from these activities of $214,000. Expenses associated with this business segment were

$190,000 and $1,124,000, representing pipeline operating expenses and purchase of natural gas from third parties, respectively.

Revenues from oil field services and commissions were $201,000 in the 1996 period as compared to $20,000 in the 1995 period. Related cost of services expense of $327,000 and $10,000 for the 1996 and 1995 period, respectively, were recognized resulting in a net loss in 1996 from these activities of $126,000 as compared to a net profit in 1995 of $10,000.

Lease operating expenses amounted to $1,126,000 in 1996 as compared to $93,000 in the 1995 period. On an equivalent barrel basis, the expense was $6.62 per barrel and $4.37 per barrel for the respective 1996 and 1995 periods. Depreciation and depletion rose to $1,084,000 in 1996 versus $103,000 in 1995 due to the increased oil and gas activities from the combination with Hunter.

General and administrative expense declined $100,000 to $443,000 in the 1996 period as compared to $543,000 in 1995 due to a reduction in professional and promotional expenses incurred in 1996. A gain on sale of $143,000 related to the Company's securities previously held for resale was recognized in the second quarter of 1996.

Interest expense rose to $499,000 in 1996 from $3,000 in 1995 primarily as a result of commercial bank indebtedness assumed in the combination with Hunter and additional property acquisitions completed in 1996, funded with new bank indebtedness. Preferred dividends increased to $340,000 in 1996 from $293,000 in 1995 due to the issuance of additional Series C preferred stock as a result of the combination with Hunter.

LIQUIDITY AND CAPITAL RESOURCES

For 1995, Magnum had a net decrease in cash of $100,853 as the proceeds received from the sale of stock were principally used for oil and gas acquisition and development and for the payment of dividends and payables. Magnum's operating activities used net cash of $849,342 principally as a result of the net loss from operations and the payoff of a substantial amount of accounts payable. Investing activities used net cash of $2,006,724 largely from acquisition and development of oil and gas properties and advances made to Magnum Hunter for acquisition costs and working capital. Financing activities accounted for net cash provided of $2,755,213 principally from the proceeds from the issuance of preferred and common stock mentioned above. Partially offsetting the proceeds from the stock issuances was the payment of preferred dividends of $583,495. Accounts receivable balances as of December 31, 1995 and June 30, 1996 include balances attributable to the activities of others where the Company serves as contract operator.

During 1994, operating activities provided net cash of $31,943 while Magnum used $1,646,161 of net cash in investing activities, consisting mostly of payments to purchase property and equipment, and $126,613 of net cash was used in financing activities, which was primarily the result of dividends paid on preferred stock. Magnum had a net decrease of cash for the year of $1,740,831 as the cash received from its offerings in 1993 was used largely to acquire oil and gas properties.

COMMITMENTS

On June 5, 1996, Magnum called for redemption 208,333 shares of its Series C preferred stock at $10.50 per share, as provided by the terms of the certificate of designations, plus accrued dividends with an extended redemption date of July 10, 1996. Terms of the preferred stock provide for the option by the holder to convert the preferred shares into common stock at the rate of three (3) shares of common stock for each share of Series C preferred stock. At June 30, 1996, 57,400 shares of the preferred stock had converted into 172,200 shares of Magnum common stock. An additional, 3,527 shares of common stock were issued for accrued dividends to conversion date. Subsequent to June 30, 1996, but prior to July 11, 1996, an additional 236,992 shares of the preferred stock were converted for 732,223 shares of common stock including accrued dividends paid in common stock. Additionally, 8,224 shares of preferred stock were redeemed for cash in the amount of $88,860.

On July 11, 1996, Magnum called for the redemption the remaining 322,384 shares of its Series C preferred stock. The redemption price was $10.50 per share, plus accrued dividends of $.141 per share from July 1, 1996 through the extended redemption date of August 16, 1996, for a total redemption price of $10.641 per share. The Series C preferred shares could be converted, at the option of the holder, at any time prior to August 16, 1996 into common stock. 302,492 shares of Series C preferred stock were converted into 938,451 shares of common stock including the accrued dividends paid in common stock. Additionally, 19,892 shares of preferred stock were redeemed for cash in the amount of $210,431.

After both redemption calls, Magnum converted 596,884 shares of its Series C preferred stock into common stock and redeemed 28,116 shares of its Series C preferred stock.

At December 31, 1995, Magnum had unproven oil and gas properties with a carrying value of $842,889 located in predominately three prospects. Such properties will be evaluated further in 1996 and decisions made as to the development of such properties. If Magnum elects to not develop the properties, the properties would be made available for sale and any remaining costs would be transferred to the proven category and depleted over time based on Magnum's production and reserve base existing at that time.

In 1995 and prior years, Magnum has been successful in raising capital through the issuance of preferred and common stock. During 1995, Magnum received proceeds of $249,000 from the purchase of 20,750 shares of Series C preferred stock from the exercise of representatives' warrants. In addition, the exercise of 833,324 common stock purchase warrants resulted in net proceeds after offering costs of $2,840,860.

Prior to the business combination with Hunter, Magnum's anticipated capital expenditures for 1996 on its existing properties were not considered significant and would be financed by existing working capital. However, due to the business combination with Hunter, Magnum now has a budget of approximately $2 million for exploration and production activities during 1996. Magnum has already spent approximately $300,000 for the drilling of six gas wells in the south Texas region. The remaining exploration budget of $1.7 million has been reallocated to development projects, specifically proved undeveloped locations associated with the Meridian acquisition properties. The source of financing for such projects has and will continue to be a combination of the following: i) existing available cash, ii) Magnum's bank line of credit, iii) third party investors,
iv) seller financing through production payments and v) new equity capital. At August 13, 1996, there remained approximately $1.3 million of available borrowings under Magnum's senior bank line of credit.

Subsequent to December 31, 1995, Magnum entered into an exclusive arrangement with an investment banking firm specialized in raising capital for energy companies for a private placement of preferred stock for as much as $15 million to be completed during 1996. While Magnum continues to negotiate with five separate institutional investors concerning the funding of up to $10 million in participating preferred stock, it is likely that within the next sixty days, Magnum will complete a transaction with one institution for this funding. The structure of this transaction will probably be in two forms. The first $5 million will be structured as a mandatory redeemable (non-convertible) preferred stock bearing interest at approximately 9% per annum and providing the institutional investor the ability to participate by owning an overriding royalty interest in up to six development and waterflood projects owned by Magnum in West Texas and Western Oklahoma. The remaining $5 million will most likely be structured as a convertible preferred stock at a price equal to a 25% premium over the price of the common stock at the time of issuance. The purpose for the $10 million offering is to fund the capital cost necessary to fully develop the six development and waterflood projects and to reduce down Magnum's existing senior bank indebtedness. In the event Magnum is unsuccessful in raising the new capital from this preferred stock offering, Magnum will be able to meet its obligations for the remainder of 1996 out of cash flow from operations and funds available from its senior bank line of credit.

INFLATION AND CHANGING PRICES

During 1995 and the past several years, Magnum experienced minimal inflation in oil and natural gas prices with moderate increases in property acquisition and development costs. During 1996, Magnum has experienced somewhat greater increases in the commodity prices of the natural resources produced from its properties. The results of operations and cash flow of Magnum has been and will continue to be effected to a certain extent by the volatility in oil and gas prices. Should Magnum experience a significant increase in oil and natural gas prices over a prolonged period, it would expect that there would also be a corresponding increase in oil and natural gas finding costs, lease acquisition costs and operating expenses.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                             OF OPERATIONS OF HUNTER

The following discussion and analysis should be read in conjunction with Hunter's consolidated financial statements and the notes associated with them contained elsewhere in this report. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of Hunter.

On July 21, 1995, Magnum executed a definitive agreement to combine with Hunter (the "Business Combination"), subject to Hunter Shareholder approval. Pursuant to the definitive agreement, Magnum issued to Hunter 2,750,000 shares of newly issued Magnum restricted common stock in exchange for substantially all of the assets of Hunter subject to its associated liabilities. Hunter's assets primarily consisted of stock in wholly-owned Subsidiaries and stock ownership interests in limited liability companies (the "Hunter Subsidiaries").

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an Agreement and Plan of Reorganization and Plan of Liquidation, as amended. The amendment was executed on December 19, 1995 by Hunter shareholders holding in excess of fifty percent (50%) of the outstanding common stock of Hunter and one hundred percent (100%) of the outstanding preferred stock of Hunter. The amended agreement provided for the issuance to Hunter of an additional 2,335,077 shares of newly issued Magnum restricted common stock and 111,825 shares of Magnum Series C preferred stock. In summary, the total consideration paid by Magnum for the Hunter Subsidiaries was 5,085,077 shares of Magnum restricted common stock and 111,825 shares of Magnum Series C preferred stock.

As stated, the amended agreement was executed by Hunter Shareholders owning in excess of fifty percent (50%) of the outstanding common stock of Hunter and one hundred percent (100%) of the outstanding preferred stock of Hunter. According to Pennsylvania law, Hunter Shareholders have no dissenter rights. However, Hunter is required to distribute an Information Statement and hold a special meeting of its shareholders to formally approve the agreement. Subsequent to the Business Combination, Magnum has conducted its oil and gas operations and energy related acquisitions in conjunction with the Hunter Subsidiaries. Existing management of Hunter has taken over all day to day operations of Magnum. Acquisitions completed by Magnum and Hunter after the initial agreement, were primarily completed by Magnum Hunter Production, Inc. ("Magnum Hunter"), a Hunter Subsidiary. Hunter and its subsidiaries were consolidated into Magnum's financial statements beginning December 31, 1995, so, no operating assets and liabilities are included in Hunter's balance sheet as of December 31, 1995. Hunter's balance sheet at that date is presented as a "Statement of Net Assets in Liquidation" because the only asset is the investment in Magnum Shares, which will ultimately be distributed to Hunter Shareholders.

On March 31, 1995, Hunter closed on an acquisition (the "Arrington" acquisition) of domestic producing oil and gas properties for $1.4 million. The purchase price was comprised of $1.2 million cash, $200,000 in restricted common stock of Hunter valued at $.3875 per share, and had an effective date of January 1, 1995. Additionally, the seller was granted a put option, guaranteed by Hunter's President, for Hunter to buy back the restricted common stock for $200,000. In April 1996 the put option expired unexercised.

On October 18, 1995, Magnum Hunter closed on an acquisition (the "Midland" acquisition) of the remaining seventy-five percent (75%) ownership interest in an affiliated company from a joint venture partner. The purchase price of $1,075,287 consisted of i) $300,000 in cash, ii) $300,000 represented by 85,131 shares of restricted common stock of Magnum valued at $3.52 per share and iii) the assumption of existing bank indebtedness of $475,287. As additional consideration, 50,000 warrants to purchase common stock of Magnum were issued at exercise prices ranging from $4.00 to $4.50 per share. The effective date of the acquisition was July 1, 1995.

On October 25, 1995, Magnum Hunter closed on an acquisition (the "Reef" acquisition) of domestic producing oil and gas properties. The purchase price was comprised of $2.058 million cash, funded by an existing bank line of credit, and

$257,000 represented by 64,176 shares of Magnum restricted common stock valued at $4.00 per share. The acquisition had an effective date of August 1, 1995.

On November 6, 1995, Magnum Hunter entered into an increased $20 million revolving credit agreement with First Interstate Bank of Texas, N.A. ("FITX"). The previous line of credit was in the maximum amount of $10 million and was entered into by Hunter prior to the Business Combination with Magnum. The new line of credit facility is secured by oil and gas properties and gas gathering system assets subject to a borrowing base determination established from time to time by FITX. At that time, the available combined borrowing base was increased to $8.7 million of which $7.8 million represented the portion attributable to the oil and gas properties. In March 1996, the oil and gas property borrowing base was increased to $9.0 million while the gas gathering borrowing base remained unchanged. At the time of the borrowing base redetermination, outstanding borrowings were to bear interest at prime plus one percent (1%) per annum.

On November 9, 1995, Magnum Hunter closed on an acquisition (the "Tana" acquisition) of domestic producing oil and gas properties for approximately $4.229 million. The initial purchase price was comprised of $3.104 million cash, funded by the bank line of credit, and a note payable to the previous owner in the amount of $1.125 million secured by 610,170 shares of restricted common stock of Magnum. The promissory note due to the previous owner was repaid in full in March 1996, funded by Hunter's existing line of credit, and the restricted common stock of Magnum securing such obligation was subsequently canceled.

On December 1, 1995, Magnum Hunter closed on an acquisition (the "Superior" acquisition) of two unregulated gas gathering systems located in Texas and Louisiana. The total consideration was approximately $1 million cash, funded substantially by the line of credit with FITX.

RESULTS OF OPERATIONS.

As discussed in Notes 1 and 3 to the consolidated financial statements, a vital part of the definitive agreement for the Business Combination with Magnum is a provision for the liquidation of Hunter upon formal shareholder approval of the definitive agreement and the exchange of Magnum shares for outstanding Hunter shares. As a result, Hunter has changed its basis of accounting at and for periods subsequent to December 31, 1995, to the liquidation basis of accounting. Under this method of accounting, assets are to be restated to estimated net realizable value and liabilities are to be stated at their estimated settlement value. As Hunter's only remaining asset is its investment in Magnum shares which are ultimately to be distributed to Hunter's shareholders in exchange for existing shares of Hunter, no liquidation basis adjustments to Hunter's assets and liabilities were necessary at December 31, 1995 and June 30, 1996.

Since all of Hunter's operating assets and liabilities were disposed of effective December 31, 1995, Hunter's revenues and expenses for the first six months of 1996 and 1995, and for the years ended December 31, 1995 and 1994 have been netted and presented as discontinued operations. Hunter's revenues and other operating information for the year ended December 31, 1995 and 1994 from its industry segments are presented in Note 10. The following discussions of results of operations for the years ended 1995 and 1994 is presented with respect to the normal components presented on a going concern basis. The terms of the Business Combination provided for Magnum's assumption of any expenses of Hunter incurred through Hunter's liquidation date. Accordingly, Hunter's statement of operations for the first six months of 1996 included no revenues or expenses. Further, it is anticipated Hunter will not report any revenues or expenses for any subsequent periods until liquidation.

Hunter incurred a net loss applicable to common shares of $691,000 (including dividend payments of $9,000) for the year ended December 31, 1995, compared to net income applicable to common shares of $6,000 (including dividend payments of $9,000) for the same period of the preceding year. The loss during 1995 resulted substantially from non-recurring non-cash items totaling $438,000 and a substantial decline in Hunter's 1995 revenues from oil field service activities as compared to 1994 activities. Of the 1995 noncash items, a $338,000 charge was recorded as additional depreciation to adjust a pipeline gathering system to its net realizable value. In addition, Hunter accrued $100,000 for potential expenses to be incurred in settlement of certain pending litigation of one of its subsidiaries.

Total revenue for the year ended December 31, 1995 rose to $2,967,000 from $2,356,000 in 1994. Revenue from oil and gas sales increased 180 percent during 1995 to $1,625,000 compared to $581,000 in 1994. The sharp rise in oil and gas revenue is largely attributable to Hunter's acquisition of oil and gas properties in 1995. Quantities of oil and gas produced during 1995 totaled 54,307 barrels of oil at a weighted average price of $16.09 per barrel and 445,886 mcf of gas at a weighted average price of $1.69 per mcf. Quantities of oil and gas produced during 1994 totaled 24,605 barrels of oil at a weighted average price of $13.70 per barrel and 127,854 mcf of gas at a weighted average price of $1.90 per mcf.

Gas gathering and marketing revenues rose slightly to $469,000 in 1995 as compared to $443,000 for 1994 as the revenues from the acquisition of two gathering systems on December 1, 1995 offset the impact of lower marketing revenue from Hunter's Schulter system in Oklahoma. The lower revenue from the Schulter system was the result of a new gas contract entered into in late 1994 which provided for a lower sales price on certain wells outside of the dedicated area. Oil field services revenue declined 50 percent to $565,000 in 1995 from $1,122,000 in 1994 due to the loss in late 1994 of a contract for the operation of approximately 400 wells. Interest and other income rose 47 percent in 1995 to $308,000 from $210,000 in 1994 as a result of non-cash items related primarily old unidentifiable liabilities of a Hunter subsidiary.

Lease operating expenses rose 85 percent to $762,000 in 1995 from $412,000 in 1994. On an equivalent barrel basis, the operating expense decreased to $5.92 per barrel in 1995 from $8.96 in 1994. The improvement is attributable to the lower operating expense per barrel ratio on properties acquired in late 1995. Depreciation and depletion rose to $919,000 in 1995 from $263,000 in 1994 as a result of an increase in the depletable book value of Hunter's properties acquired in 1995, the increase in production volumes, and a $338,000 non-cash charge as additional depreciation to adjust a pipeline gathering system to its net realizable value. Purchases of natural gas and pipeline operating expenses rose 22 percent to $414,000 in 1995 versus $338,000 in 1994 primarily for the similar reasons cited above for the increase in gas gathering and marketing revenues. Cost of services declined 31 percent to $454,000 in 1995 from $654,000 in 1994 due to a reduction of staff in late 1994 as a result of the loss of a contract for the operation of approximately 400 wells. General and administrative expenses ("G&A") of $702,000 in 1995 as compared to $513,000 in 1994 were significantly higher due to Hunter's provision for noncash bad debt expense of $165,000 for an increase in the allowance for doubtful accounts. Interest expense of $292,000 in 1995 is higher in the 1995 period over $44,000 in the 1994 period as a result of increased borrowing in 1995 related to the oil and gas properties acquired.

LIQUIDITY AND CAPITAL RESOURCES

For 1995, Hunter had a net decrease in cash of $25,000 primarily as the proceeds received from borrowing activities were principally used for oil and gas and pipeline acquisitions. Hunter's operating activities provided net cash of
$1,182,000 principally as a result of an increase in accounts payable and amounts due to affiliates with a partially offsetting increase in notes and accounts receivable, all largely the result of Hunter's increased activities in the acquisition area. Investing activities used net cash of $9,251,000 largely from acquisitions of oil and gas properties and pipelines. Financing activities accounted for net cash provided of $8,044,000 principally from the proceeds from borrowings under Hunter's line of credit utilized for acquisitions of oil and gas properties and pipelines mentioned above. Partially offsetting the borrowings were repayments made on bank debt obligations.

During 1994, operating activities provided net cash of $400,000 while Hunter used $807,000 of net cash in investing activities, consisting primarily of payments to purchase oil and gas properties, and $335,000 of net cash was provided by financing activities, which was primarily the result of net proceeds from debt borrowings and the sale of restricted common stock. Hunter had a net decrease of cash for the year of $72,000 as the cash received from its operating activities, borrowings and private placements of restricted common stock was used largely to acquire oil and gas properties.

As discussed above, Hunter's capital stock ownership in subsidiaries and limited liability companies were acquired by Magnum effective December 22, 1995. Therefore, the Business Combination with Magnum left Hunter with no income producing assets. Hunter's planned liquidation should occur prior to the end of fiscal 1996. Any required sources of funds to that date will be provided by Magnum as a part of the Business Combination.

                                  INTRODUCTION

This Information Statement and Prospectus is provided by the Board of Directors of Hunter to the shareholders of Hunter in connection with a Special Meeting of shareholders of Hunter and any adjournments or postponements thereof. The Special Meeting will be held on the date, at the time and place, and for the purposes set forth below under "The Special Meeting".

                           NO SOLICITATION OF PROXIES

The Board of Directors of Hunter is not soliciting proxies for use at the Special Meeting.

                        VOTING RIGHTS AND VOTES REQUIRED

The affirmative vote of the holders of at least a majority of the shares of Common Stock and Preferred Stock outstanding (including shares held by officers and directors) is required for the approval of the transaction. Hunter's Board of Directors recommends that Hunter shareholders vote for the proposed sale of the Hunter Subsidiaries and the corresponding plan of liquidation of Hunter.

ON DECEMBER 19,1995 TO BE EFFECTIVE DECEMBER 22, 1995, MAGNUM AND HUNTER ENTERED INTO AN AGREEMENT AND PLAN OF REORGANIZATION AND PLAN OF LIQUIDATION, AS AMENDED. THE AMENDMENT WAS EXECUTED BY HUNTER SHAREHOLDERS HOLDING OVER FIFTY PERCENT (50%) OF THE COMMON STOCK OF HUNTER, THEREFORE, APPROVAL OF THESE PROPOSALS AT THE SHAREHOLDER MEETING IS ASSURED. "SEE INTEREST OF HUNTER'S OFFICERS AND DIRECTORS IN THE TRANSACTION."

HOLDERS OF HUNTER COMMON STOCK ARE NOT ENTITLED TO APPRAISAL RIGHTS UNDER PENNSYLVANIA LAW IN CONNECTION WITH THE SALE OF PREDOMINATELY ALL OF THE ASSETS OF HUNTER.


                               THE SPECIAL MEETING

DATE, TIME AND PLACE

A Special Meeting of Shareholders of Hunter will be held at the Cigna Tower, 600 East Las Colinas Boulevard, Suite 1200 Irving, Texas 75039, on October 31, 1996 at 10:00 a.m., local time.

Only holders of record of Hunter Common Stock, par value $.10 per share, and holders of record of Hunter Preferred Stock, no par value, at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof.

Each shareholder is entitled to one vote for each share held on the record date. There were 18,504,663 shares of Common and 90,133 shares of Preferred Stock outstanding and entitled to vote on September 27, 1996.

PURPOSES

At the Special Meeting, the shareholders will be asked to consider and act upon a proposal to (i) sell the predominate assets of Hunter to Magnum pursuant to an Agreement and Plan of Reorganization and Plan of Liquidation dated as of December 19, 1995, as amended, between Hunter and Magnum (the "Agreement and Plan of Reorganization and Plan of Liquidation") and (ii) liquidate Hunter and distribute the Magnum Shares received pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation to the respective shareholders of Hunter.

THE HUNTER BOARD OF DIRECTORS, WITHOUT DISSENT, HAS APPROVED THE AGREEMENT AND PLAN OF REORGANIZATION AND PLAN OF LIQUIDATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

A representative of Hein + Associates, LLP, Hunter's independent auditors, will be present at the Special Meeting of shareholders. Hunter has been informed that the representative does not intend to make any statement to the shareholders at the meeting, but will be available to respond to any appropriate questions from shareholders.

DISSENTER'S RIGHT OF APPRAISAL

Pennsylvania corporate law (Business Corporation Law of 1988, "PBCL") provides that, in general, shareholder approval is required of a plan of asset transfer including a sale, lease, exchange or other disposition of all, or substantially all, the property and assets, with or without the goodwill, of a business corporation incorporated in Pennsylvania. See PBCL ss.1932(b). Further, dissenting shareholders generally have the right to obtain payment of the fair value for their shares. See PBCL ss.1932(c). However, PBCL further provides that holders of shares entitled to notice of and to vote on a plan of asset transfer under PBCL ss.1932(c) shall not have the right to obtain payment of the fair value for shares voted in dissent of the plan of asset transfer if the shares to be voted are either listed on a national securities exchange or held of record by more than 2,000 shareholders. Since Hunter's shares are held of record by more than 2,000 shareholders, shareholders voting against the transfer of assets to Magnum will not be entitled to receive payment for their shares. See PBCL ss.1571(b). Dissenting shareholders will receive shares of Magnum upon liquidation of Hunter.

                           THE SALE OF HUNTER'S ASSETS

If approved by Hunter Shareholders at the Special Meeting, the sale of Hunter's assets to Magnum will be consummated under the terms of the Agreement and Plan of Reorganization and Plan of Liquidation. The consummation of the sale will be followed by distribution of Magnum Shares to Hunter Shareholders pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation.


AGREEMENT AND PLAN OF REORGANIZATION AND PLAN OF LIQUIDATION

On July 21, 1995, Hunter executed a definitive agreement subject to Hunter Shareholder approval, to combine with Magnum (the "Business Combination"). Pursuant to the definitive agreement, Magnum issued to Hunter 2,750,000 shares of newly issued restricted common stock of Magnum in exchange for substantially all of the assets of Hunter, subject to its liabilities. Hunter's assets primarily consisted of capital stock in wholly-owned subsidiaries and capital stock membership interests in limited liability companies ("Hunter Subsidiaries").

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an Agreement and Plan of Reorganization and Plan of Liquidation, as amended. The amendment was executed by Hunter Shareholders holding over fifty percent (50%) of the common stock of Hunter and provided for the issuance to Hunter of an additional 2,335,077 shares of newly issued Magnum restricted common stock and 111,825 shares of Magnum Series C preferred stock. Therefore, the total number of Magnum shares to be distributed to Hunter's common and preferred shareholders for the acquisition of the Hunter Subsidiaries will be 5,085,077 of common stock and 111,825 of Series C preferred stock. As the amendment was executed on December 19, 1995 by Hunter shareholders holding over 50 percent of the common stock of Hunter, the transaction was consummated on December 22, 1995 and the Hunter subsidiaries were consolidated in Magnum's financial statements beginning December 31, 1995.

The Hunter Subsidiaries are engaged in four principal activities: (1) the acquisition, production and sale of crude oil, condensate and natural gas; (2) the gathering, transmission, and marketing of natural gas; (3) the business of managing and operating producing oil and natural gas properties for interest owners; and (4) providing consulting and U.S. export services to facilitate Latin American trade in energy products. Magnum intends to continue to use and manage the Hunter Subsidiaries and their underlying assets in the same manner as conducted by Hunter.

The Magnum Shares and the interests in the Hunter Subsidiaries are held in escrow pending shareholder approval of this proposal. Upon approval by the shareholders, the Hunter Subsidiaries will become subsidiaries of Magnum and the Business Combination will be completed.

In negotiating the number of Magnum common and preferred shares to be issued to Hunter for the acquisition of the Hunter Subsidiaries, consideration was given to the value of the assets of each of the Hunter Subsidiaries, the proved oil and gas reserves of the Hunter Subsidiaries (as applicable), the assumption of existing liabilities, and the market value of Magnum common shares (prior to the commencement of negotiations of the amended agreement through the date that the definitive agreement was executed). For further information concerning the estimated value of Magnum's and Hunter's Properties on page 51,and Magnum's and Hunter's Supplemental Information on Oil and Gas Producing Activities on pages F-26 through F-28 and on pages F-42 through F-43.On January 3, 1996, the day preceding public announcement of closing the definitive agreement, the high and low sales price for Hunter's common stock was $.34 and $.25 respectively. On the same day, the high and low bid price for Magnum's common stock was $3.31 and $3.13, respectively. In addition, the high and low bid price for Magnum's Series C preferred stock were both $10.75.



As a result of the issuance of the Magnum common and preferred shares to Hunter, Hunter is the owner of approximately 43.8% of Magnum's total issued and outstanding common stock. After approval of the Business Combination at the shareholder meeting, the Magnum common and preferred shares will be distributed to Hunter Shareholders. See "Plan of Liquidation." Hunter shareholders are expected to receive one Magnum common share for every 3.916 common shares of Hunter exchanged. The common stock of Hunter will continue to trade on the Boston Stock Exchange and Over-The-Counter market until the time of the liquidation.

HISTORY OF AND REASONS FOR THE TRANSACTION


         HISTORY

Over the past eighteen months, Hunter has sought to increase its capital base and stimulate the market and trading activity in its common stock. Hunter's Management and Board of Directors considered various methods for achieving Hunter's objectives. Such methods included mergers, acquisitions, reverse stock splits, financing or other business combinations. Hunter obtained a $10,000,000 line of credit with a major money center bank during the first half of 1995, but Management realized that Hunter needed to expand its equity capital base to complement the line of credit. Among the factors considered by the Board of Directors and Management for entering into the Business Combination were:

         1. The Board believed that Hunter needed substantial additional capital to effectively compete in an increasingly concentrated market. Hunter competes against other oil and gas companies in the search for, and obtaining of, desirable properties. Many of Hunter's competitors are larger than Hunter and have greater access to capital than does Hunter and may, therefore, have an advantage. By increasing its capital base and financing alternatives, Hunter can improve its competitiveness in seeking more acquisitions with a greater size as well as projects with larger development and reserve potential.

         2. The recent and historical market trading ranges of Hunter's common stock are significantly below the amount the Board and Management believe to be the underlying present value of Hunter. Furthermore, the recent and historical stock market prices have not been attractive to either retail or institutional investors and potential acquisition candidates due to a trading price of less than $1.00 per share.

         3. The historic lack of liquidity of Hunter's common stock discourages potential investors from accumulating any significant ownership.

In June 1995, Hunter received an indication of interest from Magnum to consider a business combination. The Board and Management carefully considered the indication of interest and concluded that it would be in the best interests of the shareholders to pursue a business combination with Magnum. On July 7, 1995, Hunter entered into a Letter of Intent to proceed with a business reorganization whereby Magnum would acquire substantially all of the assets of Hunter which consisted of the Hunter Subsidiaries in exchange for shares of Magnum's common stock.

          REASONS FOR THE SALE TRANSACTION

In reaching its conclusion, the Board considered that the Business Combination would result in:

     o Combined cash in July 1995 of approximately $2.0 million, and, if certain issued and outstanding Magnum warrants are exercised, up to an additional $4.7 million in cash.

     o Upon liquidation, Hunter Shareholders will receive Magnum Shares listed upon the American Stock Exchange where common shares of Magnum have historically traded in a range of $2.25 to $5.25 per share.

     o    No additional indebtedness incurred as a result of the transaction.

     o    An increased borrowing base under existing lines of credit.

     o    Total assets at December 31, 1995 of approximately $40.1 million.

     o    Shareholders'  equity at  December  31,  1995 of  approximately  $24.5 million.

     o    Increased exploration and development opportunities.

     o    Improved market support and investment banking relationships.

     o A combined in-depth management team in the fields of engineering, geology, finance, and accounting.

     o    Enhanced industry reputation by improved ranking within the industry.

     o General and administrative expenses for the combined companies would be substantially reduced due to the consolidation of administrative functions.

     o Operating expenses of Magnum's properties will be reduced due to the elimination of third party operating contracts which have been assumed by Gruy Petroleum Management Company ("Gruy"), a Hunter Subsidiary.

The Hunter Board of Directors have concluded that the proposal by Magnum as represented in the Agreement and Plan of Reorganization and Plan of Liquidation, as amended, is fair because Hunter is ranked 218 by total assets in the Oil and Gas Journal's OGJ 300 Company Index for 1994, a survey of the 281 publicly traded oil and gas companies in the United States. Magnum is ranked 192 in the same survey. Hunter was rated as number 229 and Magnum as 207 in the 1993 survey. Based upon the pro forma balance sheet for the combined companies, the combined companies would have ranked 164 with assets of $23,759,356 or more than two times the size of Magnum and almost six times the size of Hunter at the end of 1994.

In addition, the existing cash held by Magnum will allow the combined companies to accelerate their growth through acquisitions, a significant factor for Hunter as it lacked the necessary capital resources to purchase desirable properties. Finally, Management believed Hunter's assets were undervalued on its books and records and the Business Combination allowed Hunter to book its assets at fair market value.

RECOMMENDATIONS OF THE HUNTER BOARD

The Board of Directors of Hunter have reviewed and held significant discussions concerning the Magnum proposal and unanimously agree that it provides a reasonable alternative for Hunter and its shareholders. Hunter's Board of Directors have concluded that the proposal by Magnum as represented in the Agreement and Plan of Reorganization and Plan of Liquidation, as amended, is a fair and equitable one and in the best interests of the Hunter Shareholders.

                               PLAN OF LIQUIDATION

GENERAL

The Board of Directors of Hunter unanimously recommends to the shareholders that they approve adoption of the plan of liquidation of Hunter. By resolution dated July 21, 1995, the Directors approved a Plan of Liquidation as a part of the Agreement and Plan of Reorganization and Plan of Liquidation with Magnum. (The Plan of Liquidation is referred to hereafter as the "Plan".) The Plan is subject to the approval of the shareholders of Hunter, which is the second matter to be considered at the special meeting. The Plan provides basically that upon adoption by the shareholders, Hunter will be dissolved, the common and preferred shares received from Magnum upon transfer of the Hunter Subsidiaries to Magnum will be distributed to the respective shareholders, and the corporate existence of Hunter will be terminated in accordance with Pennsylvania law.

When the Plan is approved by the shareholders, the Board of Directors will proceed in the following fashion:

NUMBER OF MAGNUM SHARES TO BE DISTRIBUTED

There will be 5,085,077 shares of Magnum Common Stock and 111,825 shares of Magnum Series C preferred stock distributed to Hunter's common and preferred shareholders. Common shareholders of Hunter are expected to receive one Magnum common share for every 3.916 common shares of Hunter's common shares redeemed. Preferred shareholders of Hunter are expected to receive 1.241 shares of Magnum Series C preferred stock and 3.987 shares of Magnum common stock for every share of Hunter preferred redeemed. The common stock of Hunter will continue to trade on the Boston Stock Exchange and Over-The-Counter market until the time of the liquidation.

DISTRIBUTIONS TO SHAREHOLDERS

The plan provides that the Magnum common and preferred shares will be distributed to the shareholders as soon as practicable after approval of the Plan by the shareholders at the meeting. The expenses of administering Hunter, winding up Hunter's affairs, preparing all reports required by federal and state law, the negotiation and payment of any claims against Hunter, as well as all expenses and liabilities which continue to arise or be incurred during the course of the liquidation process will be the obligation of Magnum.

Shareholders who exchange their Hunter Shares will not be obligated to pay brokerage commissions, solicitation fees nor will they be subject to the Letter of Transmittal or stock transfer taxes on the acquisition of Magnum Common and Preferred Shares. Hunter will pay all charges and expenses of Securities Transfer Corporation, the Exchange Agent, in connection with the distribution and exchange.

PROCEDURES FOR EXCHANGING SHARES

To exchange Hunter Shares pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents as may be required by Securities Transfer Corporation, must be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this Prospectus and stock certificates for Hunter Shares must be received by the Exchange Agent at such address.

The method of delivery of Hunter Shares and all other required documents is at the election and risk of the tendering shareholder. If delivery is by U.S. mail, registered mail with a return receipt requested and properly insured, is the recommended method.

Notwithstanding any other provisions hereof, the Magnum Common and Preferred Shares will be exchanged for Hunter Shares tendered pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation only after receipt by the Exchange Agent of certificates for such Hunter Shares, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents as the Company or the Exchange Agent may require on a case by case basis.

                          INFORMATION CONCERNING MAGNUM


BUSINESS DEVELOPMENT.

Magnum was incorporated under the laws of the State of Nevada on February 10, 1989, originally under the name Master Ventures, Inc., and registered a public offering of its securities in 1989 pursuant to a Registration Statement on Form S-18, Commission File No. 33-30298-D. Subsequently, Magnum became engaged in the oil and gas business and changed its name to Magnum Petroleum, Inc. on October 1, 1990. Due to its operations in various states, Magnum is also registered as a foreign corporation qualified to do business in the states of California, Oklahoma and Texas. During the past three years, Magnum's primary focus has been the acquisition and development of oil and gas properties and raising working capital through both the private and public sale of its common and preferred stock.

On November 12, 1993, a Registration Statement filed by Magnum on Form SB-2 was declared effective by the Securities and Exchange Commission. Pursuant to such offering a total of 517,500 Series C Units were sold at $10.00 per Unit. Magnum realized net proceeds from such offering after commissions, legal and accounting fees and printing and other costs of the offering, of approximately $4,376,158. Each Series C Unit consisted of one share of Series C convertible, redeemable preferred stock, $.001 par value, and three redeemable Warrants. The Series C preferred stock is convertible at the option of the holder at any time into three shares of Magnum's common stock. The shares of Series C preferred stock will automatically convert into three shares of common stock if, during any twenty consecutive trading days, the closing bid price of the common stock equals or exceeds $5.00 per share. The Series C preferred stock became redeemable on November 12, 1995 and will thereafter be redeemable, in whole or in part at the option of Magnum upon thirty days notice at $10.50 per share, plus accrued and unpaid dividends to the redemption date. Each Warrant entitles the holder to purchase one share of Magnum's common stock at an exercise price of $5.50 per share, until November 12, 1998. However, Magnum filed a post effective amendment to such registration statement to update the prospectus, which was declared effective November 15, 1994, and during the period from November 15, 1994 through February 16, 1995, (the "Discount Period") Magnum offered to holders of warrants a limited opportunity to exercise their warrants during the Discount Period at a discounted exercise price of $4.00 per share. During the Discount Period, 833,324 Warrants were exercised at $4.00 per share, resulting in the receipt of $3,333,298 in gross proceeds by Magnum. The remaining Warrants are callable and can be redeemed by Magnum for $.02 per Warrant upon thirty days notice at any time after November 12, 1995, or earlier if the closing bid price of the common stock equals or exceeds $6.75 for five consecutive trading days.

On July 21, 1995, Magnum executed a definitive agreement to combine with Hunter Resources, Inc. ("Hunter"), a Boston Stock Exchange publicly traded company, subject to Hunter shareholder approval (the "Business Combination"). Pursuant to the definitive agreement, Magnum issued to Hunter 2,750,000 shares of newly issued restricted common stock in exchange for substantially all of the assets of Hunter, subject to its liabilities. Hunter's assets primarily consisted of capital stock ownership in wholly-owned subsidiaries and capital stock ownership interests in limited liability companies (the "Hunter Subsidiaries").

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an amended Agreement and Plan of Reorganization and Plan of Liquidation. The amendment was executed by Hunter Shareholders holding in excess of fifty percent (50%) of the outstanding common stock of Hunter and one hundred percent (100%) of the outstanding preferred stock of Hunter. The amended agreement provided for the issuance to Hunter of an additional 2,335,077 shares of newly issued restricted common stock and 111,825 shares of Series C preferred stock. In summary, the total consideration paid by Magnum for the Hunter Subsidiaries was 5,085,077 shares of restricted common stock and 111,825 shares of Series C preferred stock.

AS THE AMENDED AGREEMENT WAS EXECUTED BY HUNTER SHAREHOLDERS OWNING IN EXCESS OF FIFTY PERCENT (50%) OF THE OUTSTANDING COMMON STOCK OF HUNTER AND ONE HUNDRED PERCENT (100%) OF THE OUTSTANDING PREFERRED STOCK OF HUNTER AND HUNTER'S MANAGEMENT HAS ASSUMED OPERATIONAL CONTROL OF THE COMBINED COMPANIES, ALL SUBSEQUENT DISCUSSIONS AND DISCLOSURES IN THIS DOCUMENT WILL, UNLESS OTHERWISE STATED, INCLUDE THE BUSINESS OPERATIONS OF THE HUNTER SUBSIDIARIES.

The Hunter Subsidiaries are engaged in four principal activities: (1) the acquisition, production and sale of crude oil, condensate and natural gas; (2) the gathering, transmission, and marketing of natural gas; (3) the business of managing and operating producing oil and natural gas properties for interest owners; and (4) providing consulting and U.S. export services to facilitate Latin American trade in energy products. Magnum intends to continue to use and manage the Hunter Subsidiaries and their underlying assets in the similar manner as previously conducted by Hunter.

Magnum Shares and the interests in the Hunter Subsidiaries are held in escrow pending formal shareholder approval of the Business Combination at the Hunter shareholder meeting.

In negotiating the number of common and preferred shares to be issued to Hunter for the acquisition of the Hunter Subsidiaries, consideration was given to the value of the assets of each of the Hunter Subsidiaries, the proved oil and gas reserves of the Hunter Subsidiaries (as applicable), the assumption of existing liabilities, and the market value of Magnum's common and preferred shares (prior to the date of the amended agreement through the date that the definitive agreement was executed and announced).

As a result of the issuance of the common and preferred shares to Hunter by Magnum, Hunter is the owner of approximately 43.8% of Magnum's total issued and outstanding common stock. After approval of the Business Combination at the Hunter shareholder meeting, the common and preferred shares issued by Magnum will be subsequently distributed to the respective Hunter shareholders. Shareholders of Hunter common stock are expected to receive one common share for every 3.916 common shares of Hunter redeemed. Shareholders of Hunter preferred stock are expected to receive 1.241 shares of Magnum Series C preferred stock and 3.987 shares of Magnum common stock for every share of Hunter preferred redeemed.

Effective December 31, 1995, Lloyd T. Rochford, the then current President, Chief Executive Officer, Chief Financial Officer and a director of Magnum, resigned as an officer, but assumed the position of Chairman of Magnum. In addition, Stanley McCabe resigned as an officer of Magnum but has also remained as a director. A new board of directors was appointed for Magnum at this time. The new board consists of Lloyd T. Rochford as Chairman, Matthew C. Lutz as Vice Chairman, Gary C. Evans, Stanley McCabe, James E. Upfield, Gerald W. Bolfing and Oscar C. Lindemann. An audit committee was appointed consisting of non-officer directors which include Oscar C. Lindemann, Gerald W. Bolfing and Stanley McCabe. Mr. Evans was appointed President and Chief Executive Officer of Magnum. Mr. Lutz also was appointed Exploration and Business Development Manager. Steven
P. Smart was appointed Senior Vice President and Chief Financial Officer and William C. Jones was appointed Secretary.

On June 28, 1996, Magnum closed on the purchase of 469 natural gas wells and 427 miles of a gas gathering pipeline system from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc. The net purchase price after certain purchase price adjustments was approximately $35 million for all of Meridian's interest in certain gas wells and a gas gathering system located in the Panhandle of Texas and Western Oklahoma, more commonly referred to as the "Panoma Properties."

The current daily production volumes from the Magnum owned wells is approximately 14 million cubic feet per day with total delivery, including third party gas purchased by the gathering system, of almost 19 million cubic feet per day. The Company has estimated the net cash flow from the acquisition of the Panoma Properties to be approximately $500,000 per month. The existing wells and gas gathering system are located in three fields, the West Panhandle Field, the East Panhandle Field, and the South Erick Field, all located in Gray, Wheeler, Collingsworth and Donley Counties, Texas and Beckham and Greer Counties, Oklahoma. Magnum's wholly-owned subsidiary, Gruy Petroleum Management Co., has become the operator of all wells, the gas gathering pipeline system, and associated assets.

BUSINESS OF COMPANY

The business purpose of Magnum following the Business Combination is to engage in four principal activities: (1) the acquisition, production and sale of crude oil, condensate and natural gas; (2) the gathering, transmission, and marketing of natural gas; (3) the business of managing and operating producing oil and natural gas properties for interest owners; and (4) providing consulting and U.S. export services to facilitate Latin American trade in energy products. In most instances, Magnum acts as operator of the oil and gas properties in which it has acquired an interest.

Magnum pursues its business through the acquisition of oil and gas mineral leases, gas gathering systems, and producing oil and gas properties. Based upon each specific mineral lease situation as well as geological and engineering interpretations, Magnum either develops its inventory of leases through the drilling of an oil and/or gas well, redrills or recompletes an existing well or manages and operates existing wells located on such leases for the production of oil and/or gas reserves located thereon. Magnum currently has an interest in oil and gas mineral leases, gas gathering pipeline systems and wells producing hydrocarbons that are located in the states of Oklahoma, New Mexico, Kansas, Louisiana, Mississippi and Texas. At the present time, Magnum does not intend to pursue its activities beyond those six states; however, Magnum will evaluate other opportunities for the development of oil and gas reserves and related assets and given the right circumstances, may become involved in these activities in states other than those in which it is currently involved.

Magnum currently acts as an "operator" of oil and gas properties, through its wholly-owned subsidiary, Gruy Petroleum Management Co., in all six states mentioned above. In this capacity, Magnum is responsible for the daily activities of producing oil and/or gas from individual wells and leases located within those states. Magnum's functions are focused primarily towards management of the properties to maximize profitability and supervision of its field employees. Additionally, Magnum contracts with individuals doing business within the proximity of the wells, more commonly referred to as "pumpers", for performing the various tasks that are required to maintain the production of oil and/or gas of the wells. Magnum is not a user or refiner of the oil and/or gas produced, except as it may relate to the operation of wells that may produce gas. Once extracted from the ground, Magnum either connects the production to a pipeline gathering system, in the case of gas, or stores the crude oil in storage tanks located in the near proximity of the producing field, for collection by an oil purchaser. The properties that Magnum operates are located in areas which are typically serviced by more than one crude oil purchaser and a gas pipeline gathering system is generally within a relatively close proximity of the natural gas being produced.

Since 1992, Magnum has been actively involved in making acquisitions of oil and gas and other related properties, entering into operating agreements for such properties, and raising capital by selling its securities to make such acquisitions. As a result, Magnum now operates and holds working interests in approximately 1,000 producing oil and gas wells. The properties in which Magnum has acquired interests often contain proved undeveloped reserves that require additional drilling, workovers, waterflooding or other forms of enhancement to become productive. In addition to acquiring such properties, Magnum has engaged in exploration and development activities by drilling new wells on such properties during the past several years.

ACQUISITION OF ADDITIONAL PROPERTIES

Magnum will continue to evaluate and select additional prospects and leases for acquisition and development which management considers appropriate for the purposes of Magnum. Such prospects may be located anywhere in the United States. The principal purpose of Magnum in such acquisitions will be to seek and acquire properties which presently are producing oil and/or gas and are generating sufficient revenues from such properties to provide Magnum with the potential to significantly increase cash flow.

To the extent Magnum continues seeking additional acquisitions of producing oil and gas properties, it competes with many other entities which seek to acquire similar assets. The operations and expenditures on behalf of Magnum are minor in relation to total operations conducted and in comparison to amounts expended by all entities operating within this industry. The total number and identity of producing oil and gas properties and proved developed leases acquired by Magnum will depend upon, among other things, a combination of the total amount of capital available to Magnum, the latest geological and geophysical data available, and the continuation of a sufficient supply of properties which may become available for purchase.

Because management is responsible for selecting additional acquisitions, it continually engages in a process of reviewing and analyzing prospects submitted by oil and gas operating companies, investment bankers, geologists, engineers and others within the energy industry. In some circumstances, prospects may, in addition to the usual royalty paid to the landowner, have the burden of a net profits interest or an overriding royalty for the benefit of the entity or person submitting prospects to Magnum. These net profits and royalty interests do not share in any expense of drilling, development, completion, operating and other costs incident to the production and sale of oil and gas. Magnum seeks to acquire leasehold interests which will create the maximum net revenue interest attributable to the working interest owners in such leases.

The following information and factors are considered by management in connection with most decisions to acquire a property for Magnum:

     (a)  The amount of uncommitted funds then available;
     (b)  The current production and expected future cash flow therefrom;
     (c)  The geologic and  geographic  region in which the property is located;
          and
     (d) The nature and extent of geological and engineering data available concerning the property.

Oil and gas production, prospects, and leases have been and will continue to be acquired by Magnum from various industry sources, including, without limitation, landowners, lease brokers, operating companies, investment bankers and other persons or companies engaged in the business of acquiring and dealing in oil and gas properties. In that regard, leases which are purchased by Magnum may be whole or fractional interests in oil and gas properties, and if fractional, a portion of the costs of development may be borne by the parties possessing the remaining fractional interests. Magnum may also from time to time enter into joint ventures or farmout arrangements to acquire or develop properties.

DRILLING AGREEMENTS AND OPERATION OF WELLS

In addition to acquiring producing oil and gas properties, Magnum may use its working capital and available line of credit for drilling and other development on the properties in which Magnum has acquired interests, to the extent funds permit. Magnum does not own drilling equipment and consequently sub-contracts the drilling, redrilling or workover of wells for which it is designated the operator. When Magnum is acting as the operator, it will typically enter into a drilling agreement with an independent drilling contractor. Magnum either compensates the drilling contractor on a) a footage contract, b) an hourly arrangement during the drilling, testing and completion phase of each well, or
c) seeks a fixed price or turn-key agreement. The drilling contractor is typically allowed to utilize other selected independent contractors, each of which is experienced in providing drilling related services in the area, to conduct certain activities on behalf of Magnum.

Magnum manages all day-to-day operations of Magnum's wells, leases and prospects for which it is the operator. While Magnum may enter into agreements with other parties for specific services, such agreements will keep management functions within the control of Magnum. Magnum utilizes its in-house technical personnel to provide geological, geophysical, engineering and other services and when necessary, retains these services on a contractual basis from within the industry. Magnum reviews and analyzes all prospects, drilling and logging data, engineering information and production data, and monitors all expenditures made on behalf of Magnum by any third party engaged as a subcontractor.

Magnum will from time to time determine that it is in its best interest to drill either exploratory or development wells on properties in which it has acquired an ownership interest. Management will have the responsibility to determine whether any well should, at any point, be abandoned. In the event that a well is lost at any depth, either vertically or horizontally, by reason of any accident or casualty, or if igneous rock or other impenetrable substances are encountered, or loss of circulation or other conditions render further drilling impractical by methods to be employed, Magnum may elect to plug and abandon a well and cease operations on the prospect or to plug and abandon a well and commence drilling an additional well on the prospect.

TIMING OF ACQUISITIONS/OPERATIONS

Magnum is continually evaluating the acquisition of additional proven oil and gas properties and other oil and gas companies. Additionally, Magnum may commence drilling on existing prospects as it deems appropriate. Magnum believes that it has available suitable prospects and leases for future development.

GAS GATHERING, TRANSMISSION AND MARKETING

Hunter Gas Gathering, Inc. (formerly IOM, Gas, Inc.), a wholly owned subsidiary of Magnum, owns and operates four gas gathering pipeline systems located in the states of Oklahoma, Texas and Louisiana. Compression services are provided by this subsidiary on all four systems through either existing ownership of the equipment or leases from third parties. The North Appleby system is located primarily in Nacogdoches County, in East Texas. Approximately 39 wells are connected to the system. Approximately 100 mmcf per month is delivered through the system into a Natural Gas Pipeline Co. pipeline. The Schulter system is located in Okmulgee County, Oklahoma. Approximately 10 mmcf per month is delivered from 38 wells into the Enogex pipeline. The Longwood system is located in Caddo Parish, Louisiana. Approximately 30 mmcf per month flows through the system from 28 wells, and the gas is delivered into the Koch-Gateway pipeline. A substantial portion of the gas delivered through these systems is marketed by Hunter Gas Gathering, Inc. as an added service to the producers from whom the Company acquires the gas.

The Panoma gathering system consists of approximately four hundred  twenty-seven
(427) total miles of pipeline. The four main trunklines run east and west for approximately 66 miles with the east end starting in Beckham Co., Oklahoma and the west end starting in Gray Co., Texas. Trunk "A" has approximately fourteen
(14) miles of sixteen (16) inch pipeline in Gray Co., Texas transporting West Panhandle gas to Panoma Plant #1. Trunk "B" has approximately thirty (30) miles of sixteen (16) inch pipeline beginning in Collingsworth Co., Texas and ending at Panoma Plant #1. This line transport gas from the East Panhandle Field. Trunk "C" has approximately twenty-two (22) miles of sixteen (16) inch pipe beginning in Beckham Co., Oklahoma and ending at Panoma Plant #2. This line transports gas from the South Eric Field. The Panoma Plant #2 discharge line is approximately twenty-eight (28) miles of sixteen (16) inch pipeline beginning at Panoma Plant #2 and ending at Panoma Plant #1. This line serves as a discharge line for Panoma Plant #2 for compressed South Eric and East Panhandle gas and runs parallel to Trunk "B".

The Panoma gathering system also consists of four (4) compressor stations. Panoma Plant #1 consists of five (5) - 2,000 horsepower compressors with dehydration and treating equipment. Panoma Plant #2 consists of three (3) - 600 horsepower compressors. Trunk Line "A" station consists of one (1) - 650 horsepower compressor. Lateral "B-1" Station consists of one (1) - 90 horsepower compressor. Gas throughout for the Panoma gathering system is approximately 500 MMCF per month.

PETROLEUM MANAGEMENT AND CONSULTING SERVICES

Gruy  Petroleum  Management  Co.  ("Gruy")  has a 37-year  history  of  managing properties for banks, financial institutions, bankruptcy trustees, estates, individual investors, trusts and independent oil and gas companies. Magnum provides drilling, completion, field inspections, joint interest billings, revenue receipt and distribution services, regulatory filings with the appropriate state and federal authorities, management of limited partnership interests, gas marketing, environmental compliance services, expert witness testimony and petroleum engineering services. Gruy manages, operates and provides consulting services on oil and gas properties located in six states, predominately within the Mid-Continent, West Texas, Eastern New Mexico and the Gulf Coast regions of the United States.

INSURANCE

Magnum maintains insurance coverage generally as follows:

     (a) Employer's liability insurance in certain states covering injury or death to any employee who may be outside the scope of the worker's compensation statute;
     (b) Commercial general liability insurance for bodily injury and property damage, including property damage by blow-out and cratering, completed operations, and broad form contractual liability with respect to any contract into which the operator may enter into;
     (c) Automobile liability insurance covering owned, non-owned and hired automotive equipment;

     (d)  Umbrella liability insurance; and
     (e) Operator's insurance covering the costs of controlling a blow-out, and seepage and pollution liability, when deemed appropriate on certain properties.

Magnum attempts to obtain such insurance in amounts management believes to be reasonable and standard. Such coverage will likely not fully protect Magnum from any specific casualty or loss. There is no assurance such insurance will always be available to Magnum and on terms Magnum can afford.

Magnum is subject to, and to the best of its knowledge and belief is currently in compliance with all bonding requirements (such as those relating to plugging and abandonment) that are imposed by each of the states in which the properties for which Magnum acts as operator are located.

COMPETITION

The oil and gas industry is a highly competitive industry. Competitors include major oil companies, other independent oil and gas concerns, and individual producers and operators, many of which have financing resources, staffs and facilities substantially greater than those of Magnum. In addition, Magnum frequently encounters competition in the acquisition of oil and gas properties, gas gathering systems, and in its management and consulting business. The principal means of competition are the amount and terms of the consideration offered. When possible, Magnum tries to avoid open competitive bidding for acquisition opportunities. The principal means of competition with respect to the sale of oil and natural gas production are product availability and price. While it is not possible for Magnum to state accurately its position in the oil and gas industry, Magnum believes that it represents a minor competitive factor.

BUSINESS RISKS AND REGULATION.

Magnum's operations are affected in various degrees by political developments, federal and state laws, and regulations. In particular, oil and gas production operations and economics are affected by price controls, tax and other laws relating to the petroleum industry. They are all affected by the changes in such laws, by changing administrative regulations, and by the interpretation and application of such rules and regulations.

Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and gas industry increases Magnum's cost of doing business and, consequently, affects its profitability. Sales of crude oil, condensate and natural gas liquids by Magnum can be made at uncontrolled market prices.

Changing Oil and Natural Gas Prices and Markets -- The market for oil and natural gas produced by Magnum depends on factors beyond its control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels, and the effects of state and federal regulation of oil and natural gas production and sales. The oil and gas industry as a whole also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

For over a decade, there has been a significant overall decline in the demand for natural gas in the United States and in the prices paid for oil and gas. The oversupply was caused primarily by a decrease in market demand and unusually warm weather conditions. Seasonal variations exist to the extent that the demand for natural gas is somewhat lower during the summer months than during the winter season. Gas prices have been extremely volatile over the past several years and it is not known whether or not a current surplus in natural gas deliverability exists as has been the case over the past six (6) years. Crude oil prices are affected by a variety of factors. Since domestic crude oil price controls were lifted in 1981, the principal factors influencing the prices received by producers of domestic crude oil have been the pricing and production of the members of the Organization of Petroleum Exporting Countries ("OPEC"). While Magnum cannot predict the future prices of oil and natural gas, the potential for further price volatility is probable and the possibility of price declines exists as has been experienced in the past.

Magnum's production revenues and the carrying value of its oil and natural gas properties are affected by changes in oil and natural gas prices. Moreover, Magnum's current borrowings under certain credit facilities, its borrowing capacity and its ability to obtain additional capital in the future are directly affected by oil and natural gas prices.


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



Federal Regulation of Sales of Natural Gas -- Historically, the transportation and sale for resale of gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938 (the "NGA). In addition, since 1978, maximum selling prices of certain categories of gas, whether sold in interstate or intrastate commerce, have been regulated pursuant to the Natural Gas Policy Act of 1978 (the "NGPA"). These statutes are administered by the Federal Energy Regulatory Commission ("FERC"). The provisions of these acts and regulations are complex. However, as a result of the enactment of the Natural Gas Wellhead Decontrol Act of 1989 (the "Decontrol Act"), the remaining restrictions imposed on the NGA and the NGPA with respect to "first sales" terminate on the earlier of January 1, 1993 or the expiration of the applicable contract. Any gas not otherwise deregulated prior to January 1, 1993 was deregulated as of that date. The effect of the Decontrol Act is to remove all remaining price controls under the NGPA and to remove all remaining FERC certificate and abandonment jurisdiction otherwise applicable to producers under the NGA.

Several major regulatory changes have been implemented by the FERC from 1985 to the present that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry which remain subject to the FERC's jurisdiction. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the gas industry. The ultimate impact of the complex and overlapping rules and regulations issued by the FERC since 1985 cannot be predicted. In addition, many aspects of these regulatory developments have not become final but are still pending judicial and FERC final decisions.

FERC has issued Orders 636 and 636-A for the purpose of restructuring the gas pipeline sales and transportation services in the United States to promote competition in all phases of the gas industry. The impact of these FERC Orders has significantly altered the traditional way natural gas has been purchased, transported, and sold. The restructuring requirements that have emerged from the administrative and judicial review process has varied significantly from those previously in effect.

The price at which Magnum's natural gas may be sold will continue to be affected by a number of factors, including the price of alternate fuels such as oil and coal and competition among various natural gas producers and marketers.

Environmental   Regulation  --  Various  federal,   state  and  local  laws  and
regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect Magnum's operations and costs as a result of the effect on oil and gas exploration, development and production operations. At present, substantially all of Magnum's U.S. production of crude oil, condensate and natural gas is in states having conservation laws and regulations. It is not anticipated that Magnum will be required in the near future to expend amounts that are material in relation to its total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, Magnum is unable to predict the ultimate cost of compliance. Magnum is able to control directly the operations of only those wells for which it acts as operator. Notwithstanding Magnum's lack of control over wells operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, be attributable to Magnum.

State Regulation -- State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The Railroad Commission of Texas regulates the production of oil and natural gas produced by Magnum in Texas. Similar regulations are in effect in all states in which Magnum produces oil and natural gas. Most states in which Magnum owns and operates properties have statutes, rules or regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishing of maximum rates or production from oil and gas wells and the spacing of such wells. Many states also restrict production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from Magnum's properties. Some states have enacted statutes prescribing ceiling prices for gas sold within their state.

Many states have issued new regulations under authority of the Clean Air Act Amendments of 1990, and such regulations are in the process of being implemented. These regulations may require certain oil and gas related installations to obtain federally enforceable operating permits and may require the monitoring of emissions; however, the impact of these regulations on Magnum is expected to be minor. Several states have also adopted regulations on the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in oil and gas operations.

EMPLOYEES

Magnum has a total of 30 employees, all of whom are employed full-time. Four of Magnum's five senior officers are employed by Magnum on a full-time basis and Morgan F. Johnston, General Counsel and Secretary, consults with Magnum on a part-time basis.


SERIES C CONVERTIBLE PREFERRED STOCK

On June 5, 1996, Magnum called for redemption 208,333 shares of its Series C preferred stock at $10.50 per share, as provided by the terms of the certificate of designations, plus accrued dividends with an extended redemption date of July 10, 1996. Terms of the preferred stock provide for the option by the holder to convert the preferred shares into common stock at the rate of three (3) shares of common stock for each share of Series C preferred stock. At June 30, 1996, 57,400 shares of the preferred stock had converted into 172,200 shares of Magnum common stock. An additional, 3,527 shares of common stock were issued for accrued dividends to conversion date. Subsequent to June 30, 1996, but prior to July 11, 1996, an additional 236,992 shares of the preferred stock were converted for 732,223 shares of common stock including accrued dividends paid in common stock. Additionally, 8,224 shares of preferred stock were redeemed for cash in the amount of $88,860.

On July 11, 1996, Magnum called for the redemption the remaining 322,384 shares of its Series C preferred stock. The redemption price was $10.50 per share, plus accrued dividends of $.141 per share from July 1, 1996 through the extended redemption date of August 16, 1996, for a total redemption price of $10.641 per share. The Series C preferred shares could be converted, at the option of the holder, at any time prior to August 16, 1996 into common stock. 302,492 shares of Series C preferred stock were converted into 938,451 shares of common stock including the accrued dividends paid in common stock. Additionally, 19,892 shares of preferred stock were redeemed for cash in the amount of $210,431.

After both redemption calls, Magnum converted 596,884 shares of its Series C preferred stock into common stock and redeemed 28,116 shares of its Series C preferred stock.

PROPERTIES

         GENERAL.

The following tables summarize certain information regarding the estimated proved oil and gas reserves as of December 31, 1995 and 1994 and estimated future net revenues from oil and gas operations of Magnum as of the same dates. Such estimated reserves and future net revenues for 1995, as set forth herein and the Supplemental Information to Magnum's Consolidated Financial Statements, are primarily based upon reports prepared in-house by registered petroleum engineers and subsequently audited by James J. Weisman, Jr., an independent registered petroleum engineer. The 1994 estimates were based upon reports prepared by Hensley Consultants, Inc., an independent registered petroleum engineering firm. All such reserves are located in the continental United States.

The reserve data herein represent only estimates that are based on subjective determinations. Accordingly the estimates are expected to change as additional information becomes available. Of necessity, estimates of oil and gas reserves are projections based upon engineering and economic data. There are uncertainties inherent in the interpretation of such data, and there can be no assurance that the proved reserves set forth herein will ultimately be produced, or that the estimated revenues will be realized within the periods indicated. It should be noted that petroleum engineering is not an exact science but instead involves estimates based upon many factors, some of which are known but most of which are unknown.

Oil and gas prices used herein are based on the most current price available at the time the respective reserve studies were prepared. The average price used in the following estimates at December 31, 1995, was $17.50 per Bbl of oil and $2.03 per Mcf of gas (includes higher prices received on "rich" or "wet" BTU gas and condensate). Lease operating costs are based on historical operating expense records.

Magnum accounts for its oil and gas properties using the full cost method, which requires Magnum to compare the net capitalized costs of its oil and gas properties to the present value of the projected cash flows from the associated oil and gas reserves. Substantially all of Magnum's oil and gas properties are pledged as collateral under a credit facility to a commercial bank group.


         PROVED OIL AND GAS RESERVES.

Oil reserves are expressed in barrels (Bbl) and gas reserves are expressed in thousands of cubic feet (Mcf). The following table sets forth proved reserves considered to be economically recoverable under normal operating methods and existing conditions, at prices and operating costs prevailing at the date thereof.

                                        Proved Oil and Gas Reserves
                                             As of December 31,
                                      1995                      1994
                             Oil (Bbls)   Gas (Mcf)   Oil (Bbls)     Gas (Mcf)
                            ----------- ------------  -----------    -----------

Proved Developed Reserves    1,681,841     8,796,748       239,795      394,872
Proved Undeveloped Reserves  2,085,898     5,275,168     1,020,725    4,519,335
                            -----------  ------------   -----------  -----------
Total Proved Reserves        3,767,739    14,071,916     1,260,520    4,914,207
                            ===========  ============   ===========  ===========



Definition of Reserves -- The reserve categories are summarized as follows:

Proved developed reserves are those quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geological and engineering data, demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. This classification includes: (a) proved developed producing reserves which are those expected to be recovered from currently producing zones under continuation of present operating methods; (b) proved developed non-producing reserves consist of (i) reserves from wells which have been completed and tested but are not yet producing due to lack of market or minor completion problems which are expected to be corrected, and (ii) reserves currently behind the pipe in existing wells and are expected to be productive due to both the well log characteristics and analogous production in the immediate vicinity of the well.

Proved undeveloped reserves are those reserves which may be expected either from existing wells that will require an expenditure to develop or from undrilled acreage adjacent to productive units which are reasonably certain of production when drilled. Future development costs have been estimated to be approximately $6,951,000 at December 31, 1995 with significant expenditures expected to begin in 1996 and 1997.

No other estimates of total proven net oil or gas reserves have been filed by Magnum with, or included in any report to, any United States authority or agency pertaining to Magnum's individual reserves since the beginning of Magnum's last fiscal year.

         ESTIMATED FUTURE NET REVENUES.

The following table sets forth an estimate of future net revenues after deducting applicable production and ad valorem taxes, future capital costs and operating expenses, but before consideration of federal income taxes. The future net revenues have been discounted at an annual rate of 10% to determine the "present value". The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates have been made in accordance with current Securities and Exchange Commission guidelines concerning the use of constant oil and gas prices and operating costs in reserve evaluations.


                                                Estimated Discounted
                                                Future Net Revenues
                                                 As of December 31,
                                              1995               1994
                                              ----               ----
Developed                                  $19,036,205        $5,337,427
                                           ===========        ==========
Developed and Undeveloped                  $37,209,330        $7,774,810
                                           ===========        ==========

         OIL AND GAS PRODUCTION.

The following table sets forth the approximate net production attributable to Magnum's oil and gas interests for the periods indicated.

                                                        Net Production
                                                      For the Year Ended
                                                          December 31,
                                                     1995              1994
Oil (Bbls)                                           29,972           41,835
                                                   ========           ======
Natural Gas (Mcf)                                   102,056           88,176
                                                    =======           ======

The following table sets forth, for the fiscal years 1995 and 1994: 1) the weighted average sales price per barrel of oil and Mcf of gas shown separately; and 2) the average lifting cost per unit of production of oil and gas are shown together on an equivalent basis. Net quantities are the portion allocable to Magnum's interest in the property. The unit of production for purposes of averaging costs is barrels. Mcf of gas is converted to barrels at the rate of 6 to 1.

                                                  Average Sales Price
                                                  For the Year Ended
                                                     December 31,
                                                 1995             1994
Average Sales Price (1)
  Oil (Bbl)                                     $15.60           $14.20
                                                ======           ======
  Natural Gas (Mcf)                             $  1.46          $  1.53
                                                =======          =======
Average Production Cost(2)
  Per equivalent barrel(3)                      $  5.69          $  5.57
                                                =======          =======
  Per dollar of sales                           $  0.43          $  0.44
                                                =======          =======
--------------------

     (1)  Before deduction of production taxes.

     (2) Excludes depletion, depreciation and amortization. Production cost includes lease operating expenses and production and ad valorem taxes, if applicable.

     (3) Gas production is converted to equivalent barrels at the rate of six mcf of gas per barrel, representing the estimated relative energy content of natural gas and oil.

PRODUCTIVE WELLS . The total gross and net wells, expressed separately for oil and gas, as of December 31, 1995 and 1994 are as follows:

                                       Productive Wells(2)
                                        As of December 31,
                                              1995
                          Gross(1)                          Net(1)
Location         Oil        Gas        Total      Oil        Gas      Total
--------         ---        ---        -----      ---        ---      -----
Texas            133         19          152     44.19       8.87     53.06
Oklahoma         262         21          283     60.22       7.78     68.00
Mississippi        4          0            4      2.98          0      2.98
New Mexico         3          4            7      2.48       1.14      3.62
Kansas             2          0            2      1.74          0      1.74
California        14          0           14      1.05          0      1.05
                 ---        ---         ----    ------      -----    ------
                 418         44          462    112.66      17.79    130.45
                 ===         ==          ===    ======      =====    ======

                                              1994
                                              ----
                          Gross(1)                          Net(1)
Location         Oil        Gas        Total      Oil        Gas      Total
--------         ---        ---        -----      ---        ---      -----
Texas             13          2           15     11.35       1.00     12.35
Oklahoma          19          2           21     15.90       1.80     17.70
California        15          0           15      1.30          0      1.30
                  --          -           --     -----       ----     -----
                  47          4           51     28.55       2.80     31.35
                  ==          =           ==     =====       ====     =====

     (1) The number of gross wells is the total number of wells in which a fractional working interest is owned. The number of net wells is the sum of the fractional working interests owned by Magnum in gross wells expressed in whole numbers and decimal fractions thereof.

     (2) There were no producing wells in 1995 or 1994 that were producing from multiple completion zones.



The Company does not own any properties outside the United States. Wells that produce both oil and gas are treated as oil wells herein.

        DRILLING ACTIVITY.

Magnum did not engage in any drilling activities until 1992. During 1995, Magnum participated in the drilling of two exploratory wells, both of which were commercially productive wells. During 1994, Magnum participated in the drilling of three wells, two of which were commercially productive and one non-commercial well. Magnum also drilled a saltwater injection well. These drilling activities resulted in a total of .6 net productive development wells being net productive development wells being drilled in 1995 and .5 net productive development wells being drilled in 1994.

        DEVELOPED AND UNDEVELOPED ACREAGE.

The following tables set forth the approximate gross and net acres of productive properties in which Magnum had a leasehold interest as of December 31, 1995 and 1994. "Gross" acres refers to the total acres in which Magnum has a working interest, and "net" refers to the sum of the fractional working interests owned by or attributable to Magnum in gross acres. Developed acreage is that acreage spaced or assignable to productive wells. Undeveloped acreage is considered to be that acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proven reserves.

                                         Leasehold Acreage
                                         As of December 31,
                             Developed                       Undeveloped
                             ---------                       -----------
                   Gross Acres       Net Acres      Gross Acres       Net Acres
1995                 65,418           23,333           3,665            3,581
1994                  4,550            3,224          14,592            6,006


Essentially all of Magnum's oil and gas interests are working interests or overriding royalty interests under standard onshore oil and gas leases, rather than mineral ownership or fee title. The defensibility of Magnum's title to such interests in most cases is supported by written title opinions. Substantially all of Magnum's oil and gas properties are pledged to financial institutions under certain credit agreements.

CUSHING DISPOSAL. On June 5, 1992, pursuant to a Stock Purchase Agreement, Magnum acquired all of the issued and outstanding capital stock of Cushing Disposal, Inc. (hereinafter referred to as "Cushing"). Cushing operates a commercial saltwater disposal facility located approximately three miles north of Cushing, Oklahoma. The facility has been in existence since 1985, is suitably located and is easily accessible for haulers and vacuum truck companies in that area. The facility is commercially licensed to dispose of non-toxic and non-hazardous materials and primarily services the oil industry through the disposition of salt water. The saltwater or other non-hazardous or non-toxic waste water is being injected into a well with a casing size of 5 1/2 inches and a depth of 4249 feet. At this depth, the fluids are being injected into the "Arbuckle Formation", which is the only formation known to Magnum in an extended surrounding area that will accept 4,000 Bbls of fluid per day. Furthermore, the "Arbuckle Formation" is gravity fed, thus it requires no pressure when injecting fluid through this well. In addition to operating Cushing as set forth above, Magnum uses the offices and real estate owned by Cushing, as a field office and storage yard.

         OFFICE SPACE.

Magnum leases office space as follows:

              LOCATION                  SQUARE FEET             LEASE EXPIRES
     Irving (Las Colinas) Texas            7,439               November 1, 2001

         TITLE OF PROPERTIES.

Title to the properties acquired by Magnum is subject to royalty, overriding royalty, carried and other similar interests, contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens for current taxes not yet due and to other comparatively minor encumbrances. Magnum's oil and gas properties and gas gathering systems are mortgaged to secure borrowings under its bank credit agreements.

         DELIVERY COMMITMENTS

Magnum is not obligated to provide any fixed or determinable quantity of oil or gas in the future under existing contracts or agreements. Magnum has utilized price derivatives to hedge approximately 50 percent of its gas production and 60 percent of its oil production for the remainder of 1996 and approximately 25 percent of its gas production for calender year 1997.

LEGAL PROCEEDINGS.

Gruy Petroleum Management Co. is involved in several legal and administrative proceedings arising in the ordinary course of its oil and gas management business, none of which are material in the opinion of Management. Although the ultimate outcome of these proceedings cannot be ascertained at this time, management believes that the ultimate resolution of these matters will be favorable.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Magnum had no matters requiring a vote of security holders during the fourth quarter of 1995 nor any as of June 30, 1996.

MARKET FOR MAGNUM'S COMMON STOCK AND RELATED MATTERS

         (a)  MARKET INFORMATION.

In March  1996,  the  Company'  s Common  Stock,  Series C  Preferred  Stock and
Warrants graduated to a full listing on the American Stock Exchange. Historically, the Common Stock of the Company had been listed on the American Stock Exchange Emerging Company Marketplace ("AMEX.EC") since November, 1993, under the symbol MPM.EC. Prior to November, 1993 the Common Stock was quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board under the symbol MNMP. The Company's Series C Preferred Stock and Warrants previously contained in the Units offered and sold pursuant to the Original Prospectus were also approved for listing, upon issuance, on the AMEX.EC under the symbols MPM.PR.EC and MPM.WS.EC, respectively. There is no assurance that the public trading markets for the Company's securities will continue in the future. The following table sets forth, for each calendar quarter during the last two fiscal years and for the first two quarters of 1996, the high and low trading prices for the Company's Common Stock on the American Stock Exchange and the AMEX.EC, where applicable. Such bid price quotations represent interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions.

                  Quarter Ended                      High              Low

                  March 31, 1994                     $ 3.375           $ 2.50
                  June 30, 1994                      $ 5.25            $ 2.25
                  September 30, 1994                 $ 3.625           $ 2.625
                  December 31, 1994                  $ 4.9375          $ 3.25

                  March 31, 1995                     $ 5.00            $ 3.75
                  June 30, 1995                      $ 4.6875          $ 3.375
                  September 30, 1995                 $ 4.75            $ 3.3125
                  December 31, 1995                  $ 4.1875          $ 2.8125

                  March 31, 1996                     $ 3.6875          $ 2.625
                  June 30, 1996                      $ 4.75            $ 3.00

As of June 30, 1996, there were approximately 700 record holders of the Company's Common Stock.

The Company has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. Except for the payment of dividends at the stated rate on the existing Series C Preferred Stock, it is the present intention of management to utilize all available funds for the development of the Company's business. In addition, the Company may not pay any dividends on common equity unless and until all dividend rights on outstanding preferred stock have been satisfied. The only other restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law or by the Company's line of credit agreement. Specifically, no dividends on any stock are allowed under the line of credit agreement other than on the Company's existing Series C Preferred Stock and a proposed $10 million mandatory redeemable preferred stock See Managements Discussion and Analysis of Financial Condition and Results of Operations of Magnum. The Company is currently in compliance with all covenants contained in the line of credit agreement. As of July 11, 1996, all of the Series C Preferred Stock had been called for redemption thereby eliminating any future dividend payments on that series. Proposed terms of the mandatory redeemable preferred stock would call for a nine percent (9%) dividend rate and a twelve and one-half percent (12.5%) overriding royalty interest in the properties to be developed from the proceeds of the offering. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         (a)  IDENTIFY DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the directors, executive officers and other significant employees of Magnum, their ages, and all offices and positions with Magnum. Each director is elected for a period of one year and thereafter serves until his successor is duly elected by the Shareholders and qualifies. Each of Magnum's current directors will be nominated for re-election, with no additional nominees being named.


                                              Positions
 Name                       Age  Term Served  With Company
-----                       ---  -----------  ------------
Lloyd T. Rochford.......... 50    Feb. 1989   Chairman of the Board
Matthew C. Lutz............ 61    Dec. 1995   Vice Chairman and Exploration
                                              and Business Development Manager
Gary C. Evans...............39    Dec. 1995   Director, President and Chief
                                              Executive Officer
Gerald W. Bolfing.......... 66    Dec. 1995   Director
Oscar C. Lindemann......... 74    Dec. 1995   Director
Stanley  McCabe............ 62    Apr. 1995   Director
James E. Upfield........... 75    Dec. 1995   Director
Steven P.  Smart........... 41    Dec. 1995   Chief Financial Officer



         LLOYD T. ROCHFORD, age 50, Chairman, has previously served as President and a Director of Magnum since February 10, 1989 through December 31, 1995. During a portion of this time and prior thereto, Mr. Rochford managed his own private investments and operated a private company engaged in the finding, producing and developing of oil and gas properties.

         GARY C. EVANS, age 39, President, Chief Executive Officer and a Director of Magnum since December 1995. Served as Chairman, President and Chief Executive Officer of Hunter since September, 1992. Previously, President and Chief Operating Officer of Hunter from December, 1990 to September, 1992. Chairman and Chief Executive Officer of all of the Hunter's subsidiaries since their formation or acquisition. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including Vice President and Manager of the Energy Division of the southwestern United States. As an oil and gas lending officer of a $4.5 billion Canadian bank, he initiated and managed an energy loan portfolio in excess of $125 million. From 1978 to 1981, he served in various capacities with National Bank of Commerce (now BancTexas) including its Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of S.O.I. Industries, Inc. and Digital Communications Technology Corporation, two American Stock Exchange listed Companies.

         MATTHEW C. LUTZ, age 61, Vice Chairman and Business Development Manager of Magnum since December 1995. Mr. Lutz has held similar positions with Hunter since September 1993. From 1984 through 1992, Mr. Lutz was Senior Vice President of Exploration and on the Board of Directors of Enserch Exploration, Inc. with responsibility for Magnum's worldwide oil and gas exploration and development program. During his tenure, Enserch substantially increased its gas and oil reserves while having among the lowest reserve replacement costs in the industry. Prior to joining Enserch, Mr. Lutz spent twenty-eight years with Getty Oil Company. He advanced through several technical, supervisory and managerial positions which gave him various responsibilities including exploration, production, lease acquisition, administration and financial planning. Mr. Lutz played a major role in Getty's discoveries of reserves in the Onshore and Offshore United States.

         GERALD W. BOLFING, age 66, Director of Magnum since December 1995. Mr. Bolfing was appointed a Director of Hunter in August 1993. He is an investor in the oil and gas business and a past officer of one of Hunter's former subsidiaries. From 1962 to 1980, Mr. Bolfing was a partner in Bolfing Food Stores of Waco. During this time, he also joined American Service Company in Atlanta, Georgia, from 1964 to 1965, and was active with Cable Advertising Systems,

Inc. of Kerrville, Texas from 1978 to 1981. He joined Magnum's well servicing business in 1981 where he remained active until its divestiture in 1992.

     OSCAR C. LINDEMANN, age 74, Director of Magnum since December 1995. Mr. Lindemann was previously a Board of Director member of Hunter Resources, Inc. having been appointed in November, 1995. Mr. Lindemann has over forty years experience in the financial industry. Mr. Lindemann began his banking career with the Texas Bank and Trust in Dallas, Texas in 1951. He served the bank until 1977 in many capacities, including Chief Executive Officer and Chairman of the Board. Since leaving Texas Bank and Trust, he has served as Vice Chairman of both the United National Bank and the National Bank of Commerce, also in Dallas. Over many years, he has played a key role as an innovator and consultant to the banking industry. He retired from active involvement in commercial banking in 1987. Mr. Lindemann is a former President of the Texas Bankers Association, and State representative to the American Bankers Association. He was a Founding Director and Board Member of VISA, and a member of the Reserve City Bankers Association. He has served as an instructor at both the Southwestern Graduate School of Banking at S.M.U. and the School of Banking of the South at L.S.U. He has also served as a faculty member for four years in the College of Business at the University of Texas in Austin teaching various banking subjects. Mr. Lindemann is active in the United Fund in Dallas. He has served as Treasurer of the American Red Cross, and Chairman of the Investment Committee of the American Lutheran Church.

     STANLEY MCCABE, age 62, Director of Magnum since July 21, 1995. Mr. McCabe was appointed as Field Representative of Magnum on April 1, 1995. In 1989 Mr. McCabe formed Stanton Oil & Gas, Ltd. and served as president and chief executive officer. This company was formed as a drilling operator for joint ventures with other industry partners and individual investors to explore for oil and gas in Oklahoma and Texas. Mr. McCabe served as vice-president and director of the Registrant from September 16, 1990 to July 10, 1992. From July, 1992 until April 1, 1995 he has acted as a consultant to Magnum and has managed his own private investments.

     JAMES E.  UPFIELD,  age 75,  Director of Magnum since  December  1995.  Mr.
Upfield was appointed a Director of Hunter in August 1992. Mr. Upfield is Chairman of Temtex Industries, Inc. (NASDAQ - "TMTX") based in Dallas, Texas, a company that produces consumer hard goods, building materials and defense products for the U.S. Government. In 1969, Mr. Upfield served on a select Presidential Committee serving postal operations of the United States of America. He later accepted the responsibility for the Dallas region which encompassed the states of Texas and Louisiana. From 1959 to 1967, Mr. Upfield was President of Baifield Industries and its predecessor, a company he founded in 1949 which merged with Baifield in 1963. Baifield was engaged in prime Government contracts for military systems and sub-systems in the production of high strength-light weight metal products. In 1967, Baifield Industries, Inc. was acquired by Automatic Sprinkler Corporation of America, where Mr. Upfield remained until resigning in 1968 to pursue other business opportunities.

     STEVEN P. SMART, age 41, is a Senior Vice President and Chief Financial Officer of Magnum. Prior to joining Magnum, Mr. Smart was Controller for the last three years for a publicly traded oil and gas company on the Vancouver Stock Exchange. Prior to that time, Mr. Smart was Chief Financial Officer for a privately held independent oil and gas company. Mr. Smart has more than nineteen years of experience in the oil and gas industry including five years in the audit department with Touche Ross (now Deloitte & Touche). Mr. Smart's experience includes the areas of public reporting to the Securities and Exchange Commission, energy industry tax issues, public and private partnership reporting, and acquisitions. Mr. Smart is a Certified Public Accountant.

         (b)  IDENTIFY SIGNIFICANT OFFICERS OF SUBSIDIARIES.

     R. RENN ROTHROCK, JR., age 52, has been Executive Vice President of Hunter and President of Gruy since January 1994 after serving as Executive Vice President and Chief Operating Officer from May 1988. Mr. Rothrock was Executive Vice President and General Manager of Gruy Engineering Corporation from 1986 until May 1988. Over his 28-year career, Mr. Rothrock has also served as a reservoir engineer and operations research engineer at Skelly Oil Company and as an area engineer at Amerada Petroleum Corporation; the Engineering Editor of PETROLEUM ENGINEER INTERNATIONAL MAGAZINE; Vice President and Energy Manager of the First National Bank of Mobile, Alabama; Executive Vice President of Energy Assets International Corporation, a public company that raised $170 million for mezzanine financing of oil and gas ventures; and the producer and operator of his own gas gathering and transportation system. Mr. Rothrock earned a BS in Petroleum Engineering and a MS in Engineering from the University of Oklahoma. He is a member of the Society of Professional Engineers of AIME, the National Society of Professional Engineers, the National Academy of Forensic Engineers and the

Texas  Society  of  Professional   Engineers.   Mr.  Rothrock  is  a  registered
Professional Engineer in the states of Texas and Oklahoma.

         RICHARD R. FRAZIER, age 49, is President and Chief Operating Officer of Magnum Hunter Production, Inc. and Gruy since January 1994. From 1977 to 1993, Mr. Frazier was with Edisto Resources Corporation in Dallas, serving as Executive Vice President Exploration and Production from 1983 to 1993, where he had overall responsibility for its property acquisition, exploration, drilling, production, gas marketing and engineering functions. He has been responsible for hiring staff and coordinating efforts to evaluate, purchase and operate over $400 million in oil and gas properties, consisting of 2,200 wells in 19 states. From 1972 to 1976, Mr. Frazier served as District Production Superintendent and Petroleum Engineer with HNG Oil Company (Now Enron Oil & Gas) in Midland, Texas. Mr. Frazier's initial employment, from 1968 to 1971, was with Amerada Hess Corporation as a Petroleum Engineer involved in numerous projects in Oklahoma and Texas. Mr. Frazier graduated in 1970 from University of Tulsa with a Bachelor of Science Degree in Petroleum Engineering. He is a registered
Professional Engineer in Texas and a member of Society of Petroleum Engineers and many other professional organizations.

         (c)  FAMILY RELATIONSHIPS.

There is no family relationship which exists between any of the directors, executive officers or significant employees.

         (d)  INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

No present officer or director of Magnum; 1) has had any petition filed, within the past five years, in Federal Bankruptcy or state insolvency proceedings on such person's behalf or on behalf of any entity of which such person was an officer or general partner within two years of filing; or 2) has been convicted in a criminal proceeding within the past five years or is currently a named subject of a pending criminal proceeding; or 3) has been the subject, within the past five years, of any order, judgment, decree or finding (not subsequently reversed, suspended or vacated) of any court or regulatory authority involving violation of securities or commodities laws, or barring, suspending, enjoining or limiting any activity relating to securities, commodities or other business practice.

EXECUTIVE COMPENSATION.

The following table contains information with respect to all cash compensation paid or accrued by Magnum during the past three fiscal years to the Chief Executive Officer of Magnum. No other officer individually received annual cash compensation exceeding $100,000 during the past three years.



                                                                Long Term Compensation
                             Annual Compensation                Awards          Payouts

(a)           (b)   (c)     (d)       (e)     (f)          (g)          (h)     (i)
Name,               Year    Salary    Bonus   Other                     Number
Principal                                     Annual       Restricted   Options LTP      All Other
Position                                      Compensation Stock        SARs    Payouts  Compensation


L.T. Rochford       1995    $ 96,000  -0-     $15,693        -            -        -          -
                            ========  ===     =======
CEO
                    1994    $ 60,000  -0-     $25,244        -            -        -          -
                            ========  ===     =======

                    1993    $ 60,000  -0-     $21,506        -            -        -          -
                            ========  ===     =======

From April 1992 through the first half of 1995, Magnum provided Mr. Rochford with a vehicle and has paid the insurance thereon. Such payments amounted to approximately $17,389, $18,421 and $8,870 for the fiscal years ended December
31, 1993, 1994 and 1995, respectively. Pursuant to a Letter Agreement dated July
21, 1995, Mr. Rochford is to continue to receive a salary of $8,000 per month until December 31, 1996. Additionally Mr. Rochford is provided with the same benefits as other employees including health insurance coverage, the premiums of which totaled $6,823 for the fiscal years ended December 31, 1995 and 1994.

                                       42




     COMPENSATION OF DIRECTORS

Magnum  has  seven  individuals  who  serve  as  directors,  four of  which  are independent. Three of these directors receive compensation with respect to their services  and in  their  capacities  as  executive  officers  of  Magnum  and no additional  compensation has historically been paid for their services to Magnum as directors. The other four directors of Magnum are not employees of Magnum and received no compensation  for their services as directors.  Two former directors
received  5,000  shares  of  common  stock,   valued  at  $3.50  per  share,  as
compensation for their services in 1995. For 1996, directors are to receive $500 per meeting as  compensation  for their  services.  Other than the  compensation stated herein, Magnum has not entered into any arrangement, including consulting contracts, in consideration of the director's service on the board.

     EMPLOYMENT  CONTRACTS AND  TERMINATION OF EMPLOYMENT AND  CHANGE-IN-CONTROL
     ARRANGEMENTS
Magnum  has not  entered  into any  contracts  or  arrangements  with any  named
executive   officer  which  would  provide  such   individual  with  a  form  of
compensation  resulting from such  individual's  resignation,  retirement or any other  termination of such  executive  officer's  employment  with Magnum or its subsidiary,  or from a  change-in-control  of  Magnum  or a change  in the named executive officer's responsibilities following a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership after completion of the Business Combination of Magnum's common and preferred stock with respect to each director of Magnum, each beneficial owner of more than five percent of said securities, and all directors and executive officers of Magnum as a group:


                                    Amount and Nature
                      Title of       of Beneficial                 Percent of
                      Class           Ownership                     Class
                      ---------    -------------------          -------------

Lloyd T. Rochford     Common         257,939 Shares                  2.22
Matthew C. Lutz       Common          76,609 Shares (1)              0.66
Gary C. Evans         Common       1,712,166 Shares (1)             14.75
                      Series C
                      Preferred      111,825 Shares (1)             17.89
Gerald W. Bolfing     Common         321,960 Shares (1)              2.77
Oscar C. Lindemann      -               -                             -
Stanley McCabe        Common          67,150 Shares                  0.58
James E. Upfield      Common          28,090 Shares (1)              0.24
All directors and
officers as a group   Common       2,465,191 Shares                 21.24
                      Series C
                      Preferred      111,825 Shares                 17.89



--------------------------------------
(1) Beneficial  share ownership is derived from Hunter share holdings  converted to Magnum Shares using the appropriate conversion factor.

The  foregoing   amounts   include  all  shares  these  persons  are  deemed  to
beneficially  own regardless of the form of ownership.  There does not exist any arrangement which may result in a change in control of Magnum.



                                       43




CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the acquisition of certain oil and gas properties on September 12, 1994, Stanley McCabe, former Field Representative of Magnum and a director of Magnum, received 60,000 restricted shares of Magnum's common stock for locating and evaluating the prospect for Magnum.

Management of the Company believes that while no independent determination was made concerning the fairness and reasonableness of the terms, the terms and conditions of the compensation are comparable and are at least as favorable as could be obtained from an unrelated party. Management based this belief on the fact that it is common in the industry to compensate a person for locating a prospect, and based on the prior experience of Management, the amount of the fee was consistent with those fees paid to third parties.

                                       44




                          INFORMATION CONCERNING HUNTER

DESCRIPTION OF  BUSINESS

     BUSINESS DEVELOPMENT

Hunter, (formerly Intramerican Corporation) was formed in 1922 for the purpose of exploring and developing mining properties (formerly as East Utah Mining
Company) in Utah and Colorado. In 1980, its name was changed to Intramerican Oil and Minerals, Inc. and incorporated in Pennsylvania. Simultaneously, it acquired producing oil and gas properties from previously formed limited partnerships.
The mining properties were sold in 1986 with the proceeds used to repay bank debt. The corporate name was changed to Intramerican Corporation effective
October 1, 1990,  to more  accurately  reflect its broader  base of  operations.
Effective December 1, 1990, Sunbelt Energy, Inc. and Subsidiaries ("Sunbelt") merged with a subsidiary of Intramerican Corporation. Following two years of combined operations and in conjunction with changes in executive management during 1992, the corporate name was changed to Hunter Resources, Inc., effective
November 10, 1992, to better emphasize Intramerican Corporation's involvement in the energy resources business.

Historically, Hunter has been an energy development and management company with business objectives in four principal activities:(1) the acquisition, production and sale of crude oil, condensate and natural gas; (2) the gathering, transmission, and marketing of natural gas; (3) the business of managing and operating producing oil and natural gas properties for interest owners; and (4) providing consulting and U.S. export services to facilitate Latin American trade in energy products. Hunter's operations have historically been conducted in five states, predominately in the Southwest region of the continental United States, and Mexico.

     RECENT DEVELOPMENTS.

On July 21, 1995, Hunter executed a definitive agreement to combine with Magnum,
an  American  Stock  Exchange   publicly  traded  company,   subject  to  Hunter
shareholder  approval (the "Business  Combination").  Pursuant to the definitive agreement,  Magnum issued to Hunter 2,750,000 shares of newly issued  restricted common stock in exchange for  substantially  all of the assets of Hunter subject to its  liabilities.  Hunter's  assets  primarily  consisted  of  capital  stock ownership in wholly-owned  subsidiaries and capital stock ownership interests in limited liability companies (the "Hunter Subsidiaries").

On December 19, 1995 to be effective December 22, 1995, Magnum and Hunter entered into an amended Agreement and Plan of Reorganization and Plan of Liquidation, as amended. The amendment was executed by Hunter shareholders holding in excess of fifty percent (50%) of the outstanding common stock of Hunter and one hundred percent (100%) of the outstanding preferred stock of Hunter. The amended agreement provided for the issuance to Hunter of an additional 2,335,077 shares of newly issued Magnum restricted common stock and 111,825 shares of Magnum Series C preferred stock. In summary, the total consideration paid by Magnum for the Hunter subsidiaries was 5,085,077 shares of restricted common stock and 111,825 shares of Series C preferred stock.

AS THE AMENDED AGREEMENT WAS EXECUTED BY HUNTER SHAREHOLDERS OWNING IN EXCESS OF
FIFTY  PERCENT  (50%)OF THE  OUTSTANDING  COMMON STOCK OF HUNTER AND ONE HUNDRED
PERCENT  (100%) OF THE  OUTSTANDING  PREFERRED  STOCK OF HUNTER,  ALL SUBSEQUENT
DISCUSSIONS AND  DISCLOSURES OF THE BUSINESS OF HUNTER IN THIS DOCUMENT  INCLUDE
THE ASSETS AND ASSOCIATED  LIABILITIES OF THE HUNTER SUBSIDIARIES THAT HAVE BEEN
SOLD AND TRANSFERRED TO MAGNUM IN THE BUSINESS COMBINATION.

In negotiating the number of Magnum common and preferred shares to be issued to Hunter for the acquisition of the Hunter Subsidiaries, consideration was given to the value of the assets of each of the Hunter Subsidiaries, the proved oil and gas reserves of the Hunter Subsidiaries (as applicable), the assumption of existing liabilities, and the market value of Magnum's common and preferred shares (prior to the date of the amended agreement through the date that the definitive agreement was executed and announced).


                                       45




As a result of the issuance of the common and preferred shares to Hunter by Magnum, Hunter is the owner of approximately 43.8% of Magnum's total issued and outstanding common stock. After approval of the Business Combination at the Hunter shareholder meeting anticipated to be held in June 1996, the common and preferred shares issued by Magnum will be subsequently distributed to the respective Hunter shareholders and Hunter will be liquidated. Shareholders of Hunter common stock are expected to receive one common share of Magnum for every
3.916 common shares of Hunter redeemed. Shareholders of Hunter preferred stock are expected to receive 1.241 shares of Magnum Series C preferred stock and
3.987 shares of Magnum common stock for every share of Hunter preferred redeemed.

     GAS GATHERING, TRANSMISSION AND MARKETING.

Hunter Gas Gathering,  Inc. (formerly IOM, Gas, Inc.), a wholly owned subsidiary of Hunter, owns and operates three gas gathering pipeline systems located in the states of Oklahoma,  Texas and Louisiana.  Compression  services are provided by this  subsidiary on all three systems through leases of the equipment from third parties. The North Appleby system is located primarily in Nacogdoches County, in
East Texas.  Approximately  39 wells are connected to the system.  Approximately
100 mmcf per month is  delivered  through the system into a Natural Gas Pipeline
Co.  pipeline.  The  Schulter  system is located in Okmulgee  County,  Oklahoma.
Approximately  10 mmcf per  month is  delivered  from 38 wells  into the  Enogex
pipeline.   The  Longwood   system  is  located  in  Caddo  Parish,   Louisiana.
Approximately  30 mmcf per month flows through the system from 28 wells, and the gas is delivered into the Koch-Gateway  pipeline.  A substantial  portion of the gas delivered through these systems is marketed by Hunter as an added service to the producers from whom Hunter acquires the gas.

     PETROLEUM MANAGEMENT AND CONSULTING SERVICES.

Gruy  Petroleum  Management  Co.  ("Gruy")  has a 37-year  history  of  managing properties for banks,  financial  institutions,  bankruptcy  trustees,  estates, individual  investors,  trusts and  independent  oil and gas  companies.  Hunter provides  drilling,  completion,  field  inspections,  joint interest  billings,
revenue  receipt  and  distribution   services,   regulatory  filings  with  the
appropriate  state and federal  authorities,  management of limited  partnership interests,  gas marketing,  environmental  compliance  services,  expert witness testimony  and  petroleum  engineering  services.  Gruy  manages,  operates  and provides  consulting  services on oil and gas properties located in five states, predominately within the Mid- Continent, West Texas, Eastern New Mexico and Gulf
Coast regions of the United States.

                                       46




EMPLOYEES AND MANAGEMENT.

Hunter has a total of 14 employees, all of whom are employed full-time. Seven of Hunter's eight officers are employed by Hunter on a full-time basis and Morgan
F. Johnston, Secretary, consults with Hunter on a part-time basis.


                             Held Office  Position with the Registrant
Name                    Age     Since     or Registrant's Subsidiaries
----                    ---  -----------  ----------------------------
Gary C. Evans           39      1990      Chairman, President and
                                          Chief Executive Officer
Matthew C. Lutz         62      1993      Vice Chairman and Exploration
                                          and Business Development
                                          Manager
R. Renn Rothrock, Jr.   53      1986      Executive Vice President
Richard R. Frazier      49      1994      Senior Vice President and
                                          Chief Operating Officer
Russell D. Talley       63      1991*     Executive Vice President/
                                          Drilling Manager
Steven P. Smart         41      1995      Senior Vice President and
                                          Chief Financial Officer
David M. Keglovits      44      1977      Vice President/Controller
                                          Assistant Secretary

   * Officer of Registrant's Subsidiary(s) only.

    GARY C. EVANS,  age 39, Chairman,  President and Chief Executive  Officer of
Hunter since September, 1992. Previously,  President and Chief Operating Officer
of Hunter from December,  1990 to September,  1992. Chairman and Chief Executive
Officer  of  all  of  the  Hunter's   subsidiaries   since  their  formation  or
acquisition.  From 1981 to 1985,  Mr. Evans was  associated  with the Mercantile
Bank of Canada where he held various  positions  including  Vice  President  and
Manager of the Energy Division of the southwestern  United States. As an oil and gas lending officer of a $4.5 billion Canadian bank, he initiated and managed an energy loan portfolio in excess of $125 million. From 1978 to 1981, he served in various capacities with National Bank of Commerce (now BancTexas)  including its
Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of
S.O.I. Industries,  Inc., and Digital Communications Technology Corporation, two
American Stock Exchange  listed  Companies.  Mr. Evans was appointed  President,
Chief Executive Officer and a Director of Magnum in December 1995.

    MATTHEW  C.  LUTZ,  age 61,  Vice  Chairman  and  Exploration  and  Business
Development  Manager of Hunter since September 1993. From 1984 through 1992, Mr.
Lutz was Senior Vice President of  Exploration  and on the Board of Directors of
Enserch Exploration, Inc. with responsibility for Hunter's worldwide oil and gas exploration and development program.  During his tenure,  Enserch  substantially increased  its gas and oil  reserves  while  having  among  the  lowest  reserve replacement  costs in the  industry.  Prior to joining  Enserch,  Mr. Lutz spent
twenty-eight  years  with  Getty  Oil  Company.   He  advanced  through  several
technical,   supervisory  and  managerial   positions  which  gave  him  various
responsibilities   including   exploration,   production,   lease   acquisition,
administration and financial  planning.  Mr. Lutz played a major role in Getty's discoveries of reserves in the Onshore and Offshore United States.  Mr. Lutz was
appointed  Vice Chairman and  Exploration  and Business  Development  Manager of
Magnum in December 1995.

     R. RENN ROTHROCK JR., age 53,  President of Gruy  Petroleum  Management Co.
since  January  1994.  He  previously  was  Executive  Vice  President and Chief
Operating  Officer  when he  joined  Gruy in May  1987.  From  November  1977 to
February 1981, Mr. Rothrock was Vice President and Energy Development Manager of
First  National  Bank of  Mobile,  Alabama.  From  1981 to 1983,  he  served  as
Executive Vice President of Energy Assets International, a public company that raised $170 million for mezzanine financing of oil and gas ventures. From 1983 to 1986, he generated and managed his own producing wells, gas gathering and transportation system in the State of Texas. In 1986, Mr. Rothrock structured and negotiated the merger between Gruy Engineering Corporation and Energy Assets
International and served as Executive Vice President and General Manager of Gruy
Engineering  Corporation until the purchase of Gruy Petroleum  Management Co. by
Hunter Resources, Inc. in May 1988. Mr. Rothrock has served in various engineering and management positions for both major

                                       47




and large independent oil and gas companies. He has been in charge of all engineering functions including profit improvement in the district office of a major oil company. He has also served as engineering editor of PETROLEUM
ENGINEER INTERNATIONAL where he was responsible for the technical content of all material published in the magazine. Mr. Rothrock is a registered Professional
Engineer and member of the Society of Petroleum Engineers, National Academy of Forensic Engineers and several other industry organizations. Mr. Rothrock earned a BS in petroleum engineering in 1965 and a MS in engineering in 1969, both from the University of Oklahoma.

    RICHARD R.  FRAZIER,  age 49,  Senior  Vice  President  and Chief  Operating
Officer Gruy Petroleum  Management  Co., since January 1994.  From 1977 to 1993,
Mr.  Frazier  was with  Edisto  Resources  Corporation  in  Dallas,  serving  as
Executive  Vice  President  Exploration  and  Production  from 1983 to 1993. Mr.
Frazier  had  overall   responsibility   for  Hunter's   property   acquisition,
exploration,  drilling,  production, gas marketing and engineering functions. He has been  responsible  for hiring  staff and  coordinating  efforts to evaluate, purchase and operate over $400 million in oil and gas properties,  consisting of
2,200  wells in 19 states.  From 1972 to 1976,  Mr.  Frazier  served as District
Production Superintendent and Petroleum Engineer with HNG Oil Company (Now Enron
Oil & Gas) in Midland,  Texas. Mr. Frazier's  initial  employment,  from 1968 to
1971,  was with Amerada Hess  Corporation  as a Petroleum  Engineer  involved in numerous  projects in Oklahoma  and Texas.  Mr.  Frazier  graduated in 1970 from
University of Tulsa with a Bachelor of Science Degree in Petroleum  Engineering.
He is a  registered  Professional  Engineer  in Texas and a member of Society of
Petroleum Engineers and many other professional organizations.

    RUSSELL D. TALLEY,  age 63, Executive Vice President and Drilling Manager of
Gruy Petroleum Management Co., Houston Division, since January 1991. Mr. Talley brings 33 years of international and domestic drilling and production experience to Gruy. From 1959 to 1970, Mr. Talley worked for Diamond Shamrock Oil & Gas
Company in Amarillo, where he held substantial responsibilities in drilling, production and workover programs. He supervised operations for more than 300 properties, and drilled and completed wells in the predominant oil and gas basins of the Mid-Continent and portions of Canada. From 1970 to 1985, Mr.
Talley worked for Samedan Oil Corporation in Houston, where he became the Manager of Offshore Drilling and Production. He managed all domestic and Canadian drilling operations, supervised international operations in Ecuador, the North Sea and Canada. From 1985 to 1987, Mr. Talley was vice president of operations for Seagull Energy E & P, Inc. in Houston, where he was responsible for all onshore and offshore drilling operations. In 1988 he established Texstar
Energy Operators, Inc., which was acquired by Gruy in 1991.

     STEVEN P. SMART, age 41, Senior Vice President and Chief Financial  Officer
of Hunter.  Prior to joining Hunter, Mr. Smart was Controller for the last three years for a publicly traded oil and gas company on the Vancouver Stock Exchange.
Prior to that time, Mr. Smart was Chief  Financial  Officer for a privately held independent  oil and gas  company.  Mr.  Smart has more than  nineteen  years of experience  in the  oil and gas  industry  including  five  years  in the  audit department  with Touche Ross (now  Deloitte & Touche).  Mr.  Smart's  experience
includes  the  areas  of  public   reporting  to  the  Securities  and  Exchange
Commission,   energy  industry  tax  issues,   public  and  private  partnership
reporting,  and acquisitions.  Mr. Smart is a Certified Public  Accountant.  Mr.
Smart was appointed Senior Vice President and Chief Financial Officer of Magnum.

     DAVID M. KEGLOVITS,  age 43, Vice President and Treasurer of Gruy Petroleum
Management Co. Mr. Keglovits joined Gruy in March 1977 as an accountant before holding the positions of Assistant Controller, Controller and Chief Accounting
Officer. From December 1974 to December 1976, Mr. Keglovits was employed by Bell
Helicopter  International in their financial  management office in Tehran, Iran.
Mr. Keglovits is an Honors Graduate of the University of Texas at Austin, earning a BBA in Accounting.

PROPERTIES

    GENERAL.

The following tables summarize certain information regarding the estimated proved oil and gas reserves as of December 31, 1995 and 1994 and estimated future net revenues from oil and gas operations of Hunter as of December 31, 1995 and 1994. Such estimated reserves and future net revenues, as set forth herein and the Supplemental Information to Hunter's Consolidated Financial
Statements, are primarily based upon reports prepared by James J. Weisman, Jr., an independent registered petroleum engineer. All such reserves are located in the continental United States.


                                       48




The reserve data herein  represent  only  estimates that are based on subjective determinations.  Accordingly, the estimates are expected to change as additional information becomes available.  Of necessity,  estimates of oil and gas reserves
are  projections   based  upon   engineering   and  economic  data.   There  are
uncertainties  inherent in the  interpretation of such data, and there can be no assurance that the proved reserves set forth herein will ultimately be produced, or that the estimated revenues will be realized within the periods indicated. It should be noted that  petroleum  engineering is not an exact science but instead involves estimates based upon many factors.

Oil and gas prices used herein are based on the most current price available at the time the reserve study was prepared. The average price used in the following estimates at December 31, 1995, was $17.50 per barrel of oil and $2.03 per Mcf of gas (includes higher prices received on "rich" BTU gas and condensate). Lease operating costs are based on historical operating expense records.

Hunter accounts for its oil and gas properties using the full cost method, which requires Hunter to compare the net capitalized costs of its oil and gas properties to the present value of the projected cash flows from the associated oil and gas reserves.

    PROVED OIL AND GAS RESERVES.

Oil reserves are expressed in barrels (Bbls) and gas reserves are expressed in thousands of cubic feet (Mcf). The following table sets forth proved reserves considered to be economically recoverable under normal operating methods and existing conditions, at prices and operating costs prevailing at the date thereof.



                                         PROVED OIL AND GAS RESERVES
                                              AS OF DECEMBER 31,
                                      1995(1)                      1994
                              Oil (Bbls)   Gas (Mcf)     Oil (Bbls)    Gas(Mcf)
                              ---------    ----------    ---------     ---------

Proved Developed Reserves     1,434,070     7,884,429      761,615     2,137,089
Proved Undeveloped Reserves   1,688,312     3,088,869      368,436       680,792
                              ---------    ----------    ---------     ---------

TOTAL PROVED RESERVES         3,122,382    10,973,298    1,130,051     2,817,881
                              =========    ==========    =========     =========

------------------------
(1) Information disclosed here represents properties acquired by Magnum.

    Definition of Reserves -- The reserve categories are summarized as follows:

Proved developed reserves are those quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geological and engineering data, demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. This classification includes: (a) proved developed producing reserves which are those expected to be recovered from currently producing zones under continuation of present operating methods; (b) proved developed non-producing reserves consist of (i) reserves from wells which have been completed and tested but are not yet producing due to lack of market or minor completion problems which are expected to be corrected, and (ii) reserves currently behind the pipe in existing wells and are expected to be productive due to both the well log characteristics and analogous production in the immediate vicinity of the well.

Proved undeveloped reserves are those reserves which may be expected either from existing wells that will require an expenditure to develop or from undrilled acreage adjacent to productive units which are reasonably certain of production when drilled. Future development costs have been estimated to be approximately
$5,889,000 at December 31, 1995 with significant expenditures expected to begin in 1996 and 1997.


                                       49




No other estimates of total proven net oil or gas reserves have been filed by Hunter with, or included in any report to, any United States authority or agency pertaining to Hunter's individual reserves since the beginning of Hunter's last fiscal year.

    ESTIMATED FUTURE NET REVENUES.

The following table sets forth an estimate of future net revenues after deducting applicable production and ad valorem taxes, future capital costs and operating expenses, but before consideration of federal income taxes. The future net revenues have been discounted at an annual rate of 10% to determine the "present value". The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates have been made in accordance with current Securities and Exchange Commission guidelines concerning the use of constant oil and gas prices and operating costs in reserve evaluations.

                                                   Estimated Discounted
                                                   Future Net Revenues
                                                    As of December 31,

                                              1995(1)               1994
                                              -------               ----

    Developed                               $17,062,871           $ 5,899,522
                                            ===========           ===========
    Developed and Undeveloped               $30,507,735           $ 7,994,297
                                            ===========           ===========

-----------------------------
(1) Information disclosed here represents properties acquired by Magnum.

    OIL AND GAS PRODUCTION.

The following table shows the approximate net production attributable to Hunter's oil and gas interests for the periods indicated.

                                                       Net Production
                                                     For the Year Ended
                                                        December 31,

                                             1995                    1994
                                             ----                    ----

         Oil (Bbls)                          54,307                    24,605
                                            =======                   =======
         Natural Gas (Mcf)                  445,886                   127,854
                                            =======                   =======

The following table shows the average sales price per barrel of oil and mcf of natural gas and the average production osts attributable to Hunter's oil and gas production for the periods indicated.

                                                     Average Sales Price
                                                     For the Year Ended
                                                        December 31,

                                               1995                      1994
                                               ----                      ----
Average Sales Price (1)
    Oil (Bbl)                                $16.09                    $13.70
                                             ======                    ======
    Natural Gas (Mcf)                       $  1.69                   $  1.90
                                            =======                   =======
Average Production Cost (2)
    Per equivalent barrel (3)                $ 5.92                   $  8.96
                                             ======                   =======
    Per dollar of sales                        0.47                      0.71
                                            =======                   =======
-------------------
(1) Before deduction of production taxes.

(2)  Excludes depletion, depreciation and amortization. Production cost includes
     lease   operating   expenses  and  production  and  ad  valorem  taxes,  if
     applicable.

(3) Gas production is converted to equivalent barrels at the rate of six mcf of gas per barrel, representing the estimated relative energy content of natural gas and oil.



                                       50




PRODUCTIVE WELLS

The total gross and net wells, expressed separately for oil and gas, as of December 31, 1995 and 1994 are as follows:

                                             PRODUCTIVE WELLS(2)(3)
                                               AS OF DECEMBER 31,
                                                      1995
                              Gross (1)                      Net(1)
Location              Oil        Gas       Total        Oil       Gas    Total
--------              ---        ---       -----       ----       ---    -----
Texas                 121         16         137       32.84     7.53    40.37
Oklahoma              241         19         260       43.82     5.98    49.80
Mississippi             4          0           4        2.98        0     2.98
New Mexico              3          4           7        2.48     1.14     3.62
Kansas                  2          0           2        1.74        0     1.74
                      ---        ---        ----      ------    -----    -----
                      371         39         410       83.86    14.65    98.51
                      ===         ==         ===      ======    =====    =====



                                               Productive Wells (2)
                                                As of December 31,
                                                      1994
                                 Gross (1)                       Net (1)
Location              Oil        Gas       Total        Oil       Gas    Totals
--------              ---        ---       -----        ----      ---    ------
Texas                  56         13          69        1.87     6.22      8.09
Oklahoma              246         20         266       12.17     3.44     15.61
Mississippi             4          -           4        2.98        -      2.98
                      ---        ---       -----       -----     ----    ------
                      306         33         339       17.02     9.66     26.68
                      ===         ==         ===       =====     ====     =====

--------------------

(1) The number of gross wells is the total number of wells in which a fractional working interest is owned. The number of net wells is the sum of the fractional working interests owned by Hunter in gross wells expressed in whole numbers and decimal fractions thereof.

(2) There were no producing wells in 1995 or 1994 that were producing from multiple completion zones.

(3)  Information disclosed here represents properties acquired by Magnum.

        DRILLING RESULTS.

Hunter's drilling activities were limited to workovers on existing wells during 1995 and 1994.

        DEVELOPED AND UNDEVELOPED ACREAGE.

The following tables set forth the approximate gross and net acres of productive properties in which Hunter has a working interest, and "net" refers to the sum of the fractional working interests owned by or attributable to Hunter in gross acres. Developed acreage is that acreage spaced or assignable to productive wells. Undeveloped acreage is considered to be that acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proven reserves.

                                           Leasehold Acreage
                                           As of December 31,

                       Developed                         Undeveloped
              Gross Acres       Net Acres       Gross Acres         Net Acres

  1995(1)        60,747          20,072            2,326              1,777
                 ======          ======            =====              =====
  1994           43,985          10,548            1,738              1,631
                 ======          ======            =====              =====


                                       51




(1) Information disclosed here represents properties acquired by Magnum.

Essentially all of Hunter's oil and gas interests are working interests or overriding royalty interests under standard onshore oil and gas leases, rather than mineral ownership or fee title. The defensibility of Hunter's title to such interests in most cases is supported by written title opinions. Substantially all of Hunter's oil and gas properties are pledged to a financial institution under certain credit agreements.

         OFFICE SPACE.

Hunter leases office space as follows:

                Location                     Square Feet       Lease Expires
                --------                     -----------       -------------
        Irving (Las Colinas), Texas             7,439         November 1, 2001

         TITLE OF PROPERTIES.

Title to the properties acquired by Hunter is subject to royalty, overriding royalty, carried and other similar interests, contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens for current taxes not yet due and to other comparatively minor encumbrances.
Hunter's oil and gas properties and gas gathering systems are mortgaged to secure borrowings under bank credit agreements assumed by Magnum in the Business
Combination.

COMPETITION.

The oil and gas industry is highly competitive. Competitors include major oil companies, other independent oil and gas concerns, and individual producers and operators, many of which have financing resources, staffs and facilities substantially greater than those of Hunter. In addition, Hunter frequently encounters competition in the acquisition of oil and gas properties, gas gathering systems, and in its management and consulting business. The principal means of competition are the amount and terms of the consideration offered. When possible, Hunter tries to avoid open competitive bidding for acquisition opportunities. The principal means of competition with respect to the sale of oil and natural gas production are product availability and price. While it is not possible for Hunter to state accurately its position in the oil and gas industry, Hunter believes that it represents a minor competitive factor.

BUSINESS RISKS AND REGULATION.

Hunter's operations are affected in various degrees by political developments, federal and state laws, and regulations. In particular, oil and gas production operations and economics are affected by price controls, tax and other laws relating to the petroleum industry. They are all affected by the changes in such laws, by changing administrative regulations, and by the interpretation and application of such rules and regulations.

Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and gas industry increases Hunter's cost of doing business and, consequently, affects its profitability. Sales of crude oil, condensate and natural gas liquids by Hunter can be made at uncontrolled market prices.

Changing Oil and Natural Gas Prices and Markets -- The market for oil and natural gas produced by Hunter depends on factors beyond its control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels, and the effects of state and federal regulation of oil and natural gas production and sales. The oil and gas industry as a whole also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.


                                       52




For over a decade, there has been a significant overall decline in the demand for natural gas in the United States and in the prices paid for oil and gas. The oversupply was caused primarily by a decrease in market demand and unusually warm weather conditions. Seasonal variations exist to the extent that the demand for natural gas is somewhat lower during the summer months than during the winter season. Gas prices have been extremely volatile over the past year and it is not known whether or not a current surplus in natural gas deliverability exists as has been the case over the past six (6) years. Crude oil prices are affected by a variety of factors. Since domestic crude oil price controls were lifted in 1981, the principal factors influencing the prices received by producers of domestic crude oil have been the pricing and production of the members of the Organization of Petroleum Exporting Countries ("OPEC"). While
Hunter cannot predict the future prices of oil and natural gas, the potential for further price volatility is probable and the possibility of price declines exists.

Hunter's production revenues and the carrying value of its oil and natural gas properties are affected by changes in oil and natural gas prices. Moreover, Hunter's current borrowings under certain credit facilities, its borrowing capacity and its ability to obtain additional capital are directly affected by oil and natural gas prices.

Federal  Regulation of Sales of Natural Gas -- Historically,  the transportation and sale for resale of gas in interstate  commerce have been regulated  pursuant to the Natural  Gas Act of 1938 (the "NGA).  In  addition,  since 1978,  maximum selling  prices of certain  categories  of gas,  whether sold in  interstate  or intrastate commerce,  have been regulated pursuant to the Natural Gas Policy Act of 1978 (the "NGPA").  These  statutes are  administered  by the Federal  Energy
Regulatory Commission ("FERC"). The provisions of these acts and regulations are complex.  However,  as a result of the  enactment  of the Natural  Gas  Wellhead
Decontrol Act of 1989 (the "Decontrol Act"), the remaining  restrictions imposed on the NGA and the NGPA with respect to "first  sales"  terminate on the earlier of January 1, 1993 or the  expiration of the  applicable  contract.  Any gas not otherwise  deregulated prior to January 1, 1993 was deregulated as of that date.
The effect of the Decontrol Act is to remove all remaining  price controls under
the  NGPA  and  to  remove  all  remaining  FERC   certificate  and  abandonment
jurisdiction otherwise applicable to producers under the NGA.

Several major regulatory changes have been implemented by the FERC from 1985 to the present that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry which remain subject to the FERC's jurisdiction. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the gas industry. The ultimate impact of the complex and overlapping rules and regulations issued by the FERC since 1985 cannot be predicted. In addition, many aspects of these regulatory developments have not become final but are still pending judicial and FERC final decisions.

FERC has issued Orders 636 and 636-A for the purpose of restructuring the gas pipeline sales and transportation services in the United States to promote competition in all phases of the gas industry. The impact of these FERC Orders has significantly altered the traditional way natural gas has been purchased, transported, and sold. The restructuring requirements that have emerged from the administrative and judicial review process has varied significantly from those previously in effect.

The price at which Hunter's natural gas may be sold will continue to be affected by a number of factors, including the price of alternate fuels such as oil and coal and competition among various natural gas producers and marketers.

Environmental   Regulation  --  Various  federal,   state  and  local  laws  and
regulations  covering  the  discharge  of  materials  into the  environment,  or otherwise  relating to the protection of the  environment,  may affect  Hunter's operations  and  costs as a result  of the  effect  on oil and gas  exploration, development and production operations. At present, substantially all of Hunter's
U.S.  production  of crude oil,  condensate  and natural gas is in states having conservation  laws and  regulations.  It is not anticipated  that Hunter will be required in the near future to expend  amounts  that are material in relation to its total  capital  expenditures  program  by reason of  environmental  laws and regulations,  but inasmuch as such laws and regulations are frequently  changed,
Hunter is unable to predict the ultimate cost of  compliance.  Hunter is able to control  directly  the  operations  of only  those  wells  of  which  it acts as operator.  Notwithstanding  Hunter's  lack of  control  over wells  operated  by others,  the failure of the  operator to comply  with  applicable  environmental regulations may, in certain circumstances, be attributable to Hunter.

                                       53




State Regulation -- State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The Railroad
Commission of Texas regulates the production of oil and natural gas produced by Hunter in Texas. Similar regulations are in effect in all states in which Hunter produces oil and natural gas. Most states in which Hunter owns and operates properties have statutes, rules or regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishing of maximum rates or production from oil and gas wells and the spacing of such wells. Many states also restrict production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from Hunter's properties. Some states have enacted statutes prescribing ceiling prices for gas sold within their state.

Many states have issued new  regulations  under  authority  of the Clean Air Act
Amendments  of  1990,  and  such   regulations  are  in  the  process  of  being
implemented.   These  regulations  may  require  certain  oil  and  gas  related installations to obtain federally  enforceable operating permits and may require the monitoring of emissions;  however, the impact of these regulations on Hunter is expected to be minor.  Several  states have also adopted  regulations  on the
handling,   transportation,   storage,   and  disposal  of  naturally  occurring
radioactive materials that are found in oil and gas operations.

LEGAL PROCEEDINGS.

Gruy Petroleum Management Co. is involved in several legal and administrative proceedings arising in the ordinary course of its oil and gas management business, none of which are material in the opinion of Management. Although the ultimate outcome of these proceedings cannot be ascertained at this time, management believes that the ultimate resolution of these matters will be favorable. See Note 6 to the Financial Statements (Item 7 of this Form 10-KSB).

SUBMISSION OF MATTERS TO A VOTE OF SECURITY SHAREHOLDERS.

Hunter had no matters requiring a vote of security holders during the fourth quarter of 1995 nor any as of June 30, 1996.

MARKET FOR HUNTER'S COMMON STOCK AND RELATED MATTERS.

Hunter's   Common  Stock  is  traded  on  the  Boston  Stock  Exchange  and  the over-the-counter market. No cash dividends have been declared or paid during the past two years  with  respect to the Common  Stock of  Hunter.  The table  below reflects  inter-dealer  prices without retail mark-up,  mark-down or conversion, and may not represent  actual  transactions.  The following  table indicates the high and low sales price for the Company's  Common Stock for each quarter during the past two years and for the first  quarter of 1996 as  reported by the Boston
Stock Exchange:

                                                High               Low
                                                ----               ---
                 QUARTER ENDED
                 March 31, 1996                 3/4                1/4
                 June 30, 1996                    1                1/2

         ENDING DECEMBER 31, 1995
                 Fourth Quarter                7/16                1/4
                 Third Quarter                  1/2               5/16
                 Second Quarter                7/16                1/8
                 First Quarter                  3/8                1/8

          ENDING DECEMBER 31, 1994
                 Fourth Quarter                 7/16               1/4
                 Third Quarter                 11/16              5/16
                 Second Quarter                  3/4              5/16
                 First Quarter                   3/4              5/16


                                       54




Hunter has declared no dividends on its Common Stock during 1994, 1995 or through March 31st of 1996. There are restrictions on Hunter with respect to declaring dividends on its common stock due to certain loan agreement covenants with its primary commercial bank.

The following table indicates the approximate number of holders of record of Hunter's Common Stock as of June 30, 1996:

                 Title of Class                     Number of Holders of Record
                 --------------                     ---------------------------
                 Common Stock--$.10 par value                   3,248

Note:The approximate number of holders of record does not include participants in securities position listings.

DIRECTORS AND EXECUTIVE OFFICERS OF HUNTER.

For information with regard to the Company's current executive officers located in this document. The current directors of the Company (who serve for a term of one year and until their successors are appointed) together with certain information about them, are as follows:

    Name            Age    Director Since  Officer Since   Position

Gary C. Evans        39    December 1990   December 1990   Chairman, President,
                                                           CEO, Director

Matthew C. Lutz      62    September 1993  September 1993   Vice Chairman and
                                                            Exploration and
                                                            Business Development
                                                            Manager

Gerald W. Bolfing    67    August 1993           N/A        Director

Oscar Lindemann      74    November 1995         N/A        Director

James E. Upfield     75    August 1992           N/A        Director

     MR.  EVANS,  age 39,  Chairman,  President and Chief  Executive  Officer of
Hunter since September, 1992. Previously,  President and Chief Operating Officer
of Hunter from December,  1990 to September,  1992. Chairman and Chief Executive
Officer  of  all  of  the  Hunter's   subsidiaries   since  their  formation  or
acquisition.  From 1981 to 1985,  Mr. Evans was  associated  with the Mercantile
Bank of Canada where he held various  positions  including  Vice  President  and
Manager of the Energy Division of the southwestern  United States. As an oil and gas lending officer of a $4.5 billion Canadian bank, he initiated and managed an energy loan portfolio in excess of $125 million. From 1978 to 1981, he served in various capacities with National Bank of Commerce (now BancTexas)  including its
Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of
S.O.I. Industries,  Inc. and Digital Communications Technology Corporation,  two
American Stock Exchange  listed  Companies.  Mr. Evans was appointed  President,
Chief  Executive  Officer and a Director of Magnum  Petroleum,  Inc. in December
1995.

     MR. LUTZ, age 62, Vice Chairman and  Exploration  and Business  Development
Manager of Hunter since  September  1993.  From 1984 through 1992,  Mr. Lutz was
Senior Vice  President of  Exploration  and on the Board of Directors of Enserch
Exploration,  Inc. with  responsibility for the company's  worldwide oil and gas exploration and development program.  During his tenure,  Enserch  substantially increased  its gas and oil  reserves  while  having  among  the  lowest  reserve replacement  costs in the  industry.  Prior to joining  Enserch,  Mr. Lutz spent
twenty-eight  years  with  Getty  Oil  Company.   He  advanced  through  several
technical,   supervisory  and  managerial   positions  which  gave  him  various
responsibilities   including   exploration,   production,   lease   acquisition,
administration and financial  planning.  Mr. Lutz played a major role in Getty's discoveries of reserves in the Onshore and Offshore United States.  Mr. Lutz was
appointed Vice Chairman and Business  Development  Manager of Magnum  Petroleum,
Inc. in December 1995.

                                       55




     MR. BOLFING, age 66, Director of Hunter since August 1993. He is an investor in the oil and gas business and a past officer of one of Hunter's former subsidiaries. From 1962 to 1980, Mr. Bolfing was a partner in Bolfing
Food Stores of Waco,  Texas.  During this time, he also joined American  Service
Company  in  Atlanta,  Georgia,  from 1964 to 1965,  and was  active  with Cable
Advertising Systems,  Inc. of Kerrville,  Texas from 1978 to 1981. He joined the
Company's former subsidiary which was engaged in the well servicing business in 1981 where he remained active until its divestiture in 1992. Mr. Bolfing was appointed as a Director of Magnum Petroleum, Inc. in December 1995.

     MR.  LINDEMANN,  age 74,  Director  of Hunter  since  November,  1995.  Mr.
Lindemann  has over  forty  years  experience  in the  financial  industry.  Mr.
Lindemann began his banking career with the Texas Bank and Trust in Dallas, Texas in 1951. He served the bank until 1977 in many capacities, including Chief
Executive Officer and Chairman of the Board. Since leaving Texas Bank and Trust, he has served as Vice Chairman of both the United National Bank and the National
Bank of Commerce, also in Dallas. Over many years, he has played a key role as an innovator and consultant to the banking industry. He retired from active involvement in commercial banking in 1987. Mr. Lindemann is a former President of the Texas Bankers Association, and State representative to the American
Bankers Association. He was a Founding Director and Board Member of VISA, and a member of the Reserve City Bankers Association. He has served as an instructor at both the Southwestern Graduate School of Banking at S.M.U. and the School of Banking of the South at L.S.U. He has also served as a faculty member for four years in the College of Business at the University of Texas in Austin teaching various banking subjects. Mr. Lindemann is active in the United Fund in Dallas.
He has served as Treasurer of the American Red Cross, and Chairman of the Investment Committee of the American Lutheran Church. Mr. Lindemann was appointed as a Director of Magnum Petroleum, Inc. in December 1995.

     MR.  UPFIELD,  age 75, Director of Hunter since August 1992. Mr. Upfield is
Chairman of Temtex Industries, Inc. (NASDAQ - "TMTX") based in Dallas, Texas, a company that produces consumer hard goods, building materials and defense products for the U.S. Government. In 1969, Mr. Upfield served on a select
Presidential Committee serving postal operations of the United States of America. He later accepted the responsibility for the Dallas region which encompassed the states of Texas and Louisiana. From 1959 to 1967, Mr. Upfield was President of Baifield Industries and its predecessor, a company he founded in 1949 which merged with Baifield in 1963. Baifield was engaged in prime
Government contracts for military systems and sub-systems in the production of high strength-light weight metal products. In 1967, Baifield Industries, Inc.
was acquired by Automatic Sprinkler Corporation of America, where Mr. Upfield remained until resigning in 1968 to pursue other business opportunities. Mr.
Upfield was appointed as a Director of Magnum Petroleum, Inc. in December 1995.



                                       56




EXECUTIVE COMPENSATION.

Compensation which the Company paid for services in all capacities for the year ended December 31, 1995, to the executive officers of the Company is set forth as follows:


                                                    Long Term Compensation
                         Annual Compensation                Awards             Payouts

(a)              (b)   (c)       (d)      (e) *         (f)         (g)      (h)      (i)
Name,            Year  Salary    Bonus    Other                     Number
Principal                                 Annual        Restricted  Options  LTP      All Other
Position                                  Compensation  Stock       SARs     Payouts  Compensation

Gary C. Evans,   1995  $110,833  $50,000  $1,816           -        100,000    -          -
                       ========  =======  ======
Chairman,
President, CEO   1994  $121,000    -0-    $6,959           -           -       -          -
                       ========    ===    ======

                 1993  $113,500    -0-    $8,659           -           -       -          -
                       ========    ===    ======

Matthew C. Lutz  1995  $ 21,000    -0-    $-0-             -        100,000    -          -
                       ========    ===    ======
Vice Chairman
                 1994  $ 37,225    -0-    $-0-             -           -       -          -
                       ========    ===    ======

                 1993  $  -0-      -0-    $-0              -           -       -          -
                       ========  =======  ======

* Other Annual Compensation includes automobile allowances, payment for director meetings, and insurance benefits.

Each  outside  director  (non-officer)  of the  Company  receives  $500.00  plus expenses for attendance at each Board of Directors meeting. Each outside director elected prior to 1995 has previously been granted a stock option for the purchase in whole or in part of 100,000 shares of restricted common stock of the Company at a price of $0.1875 per share for a term of ten years from election date or ninety days after termination or resignation as a Director, whichever occurs first. During 1995, additional options to purchase 100,000 shares of common stock at $.1875 per share over a five year period were granted to each director who exercised in whole their existing options. Therefore, in 1995 certain directors exercised options previously granted to purchase 400,000 shares of common stock at $.1875 per share.

The Chairman, President, and Chief Executive Officer has been granted stock options totaling 350,000 shares exercisable under terms and conditions similar to those granted to the outside directors. During 1995, the Chairman was granted an additional option to purchase 100,000 shares of common stock at $.1875 per share over a five year period if he exercised an existing 100,000 share option. Therefore, in 1995 the Chairman exercised an option to purchase 100,000 shares of common stock at $.1875 per share.

The Vice Chairman of the Board has a Consulting and Advisory Agreement (the "Agreement") with the Company providing, among other things, for a compensation plan in connection with his capacity as Business Development Manager of the Company. The Agreement, which expires in September 1996, provides general
compensation   guidelines  to  be  considered  in  determining   fees  or  other
consideration that could be provided to the Vice Chairman for his role in arranging such transactions as oil and gas property acquisitions, mergers, the obtaining of management contracts or other business directly attributable to his efforts. Under the Agreement, Mr. Lutz provides his time and expertise without a specific salary, but at the discretion of the CEO and the Board of Directors, Mr. Lutz may earn compensation related to his specific accomplishments and additionally is provided with office space and certain expense reimbursements. The Agreement also provided for options to purchase 200,000 shares of restricted common stock of the Company for a period of five years at an exercise price of $0.1875 per share. During 1995, the Vice Chairman was granted an additional option to purchase 100,000 shares of common stock at $.1875 per share over a five year period if he exercised an existing option in a similar amount. Therefore, in 1995 the Vice Chairman exercised an option to purchase 100,000 shares of common stock at $.1875 per share.

At the discretion of the President, all employees of the Company are eligible to receive options for the purchase of Common Stock under the Company's Incentive Stock Option Plan (the "Plan"). As of December 31, 1995, 186,000 share options were issued and 14,000 share options had been exercised under the Plan by certain former employees.

The following tables present the options granted and exercised by executive officers during 1995:


                                     OPTION GRANTS IN 1995
                                       INDIVIDUAL GRANTS

--------------------------------------------------------------------------------


       (a)                (b)              (c)                (d)              (e)

                                      Percent of Total
                                      Options/SARs
                        Options/      Granted to
                         SARs         Employees in       Exercise or Base   Expiration
      Name              Granted (#)   Fiscal Year        Price ($/SH)         Date
---------------------   -----------   ----------------   ----------------   ----------

Gary C. Evans
Chairman, President &    100,000          25%                $.1875         4/27/2000
CEO
Matthew C. Lutz
Vice Chairman            100,000          25%                $.1875         4/27/2000
---------------------   -----------   ----------------   ----------------   ----------





          OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES
-------------------------------------------------------------------------------------------------------------------



        (a)                (b)                (c)                (d)                 (e)

                           Shares                              Number of
                                                               Unexercised     Value of Unexercised
                          Acquired                             Options/SARs    In-the-Money Options/
                                                               at FY-End (#)   SARs at FY End ($)
      Name              on Exercise (#)   Value Realized ($)   Exercisable/    Exercisable/
                                                               Unexercisable   Unexercisable
---------------------   ---------------   ------------------   -------------   ---------------------


Gary C. Evans
Chairman, President &     100,000             $18,750              350,000          $65,625
CEO
Matthew C. Lutz
Vice Chairman             100,000             $18,750              200,000          $37,500


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    PRINCIPAL SHAREHOLDERS

The following table sets forth certain information reflecting the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of five percent (5%) or more of the Common Stock or Preferred Stock of the Company as of June 30, 1996. Unless otherwise indicated, each of the persons or entities named below as beneficially owning the shares set forth opposite his or its name has sole voting power and sole investment power with respect to such shares, and the shares are directly owned.



Name and Address of         Amount and Nature of          Percentage of
Beneficial Owner            Beneficial Ownership          Outstanding Shares (2)

Gary C. Evans               5,647,759 Shares (1)                  29.1%
600 East Las Colinas Blvd.     90,133 Preferred Shares (3)       100.0%
Suite 1200
Irving, Texas 75039

Jesse G. Edwards            1,537,261 Shares (4)                   7.9%
1890 Valley View Lane
Tyler, Texas  75703

Gerald W. Bolfing           1,360,794 Shares (6)                   7.0%
3613 Rockyledge
Waco, TX  76708

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the Common Stock and Preferred Stock of the Company beneficially owned by each director and nominee for director of the Company, and by all directors and officers as a group as of June 30, 1996. Unless otherwise indicated, each of the persons named below as beneficially owning the shares set forth opposite his or its name has sole voting power and sole investment power with respect to such shares, and the shares are directly owned.


Name of                     Amount and Nature of          Percentage of
Beneficial Owner            Beneficial Ownership          Outstanding Shares (%)

Gary C. Evans               5,647,759  Shares (1)                  29.1%
                               90,133  Pref. Shares (3)           100.0%
Matthew C. Lutz               500,000  Shares (5)                   2.6%
Oscar Lindemann                  -        -                          -
Gerald W. Bolfing           1,360,794  Shares (6)                   7.0%
James E. Upfield              210,000  Shares (6)                   1.1%
Steven P. Smart                 5,000  Shares                       Nil
                            ---------                             ------

Directors and Officers      7,723,553  Shares                      39.8%
   as a Group               =========                             ======
                               90,133  Pref.-Shares-(3)           100.0%
                            =========                             ======

(1) Includes i) 5,231,092 shares directly owned; ii) 350,000 shares underlying stock options; and iii) 66,667 shares held by a company controlled by Mr. Evans' wife.

(2) Outstanding shares for the purpose of calculating this percentage do not include shares held by or for the account of the Company, but include shares which can be acquired within sixty days by the exercise of stock options or conversion rights.
(3) Mr. Evans is the owner of all of the outstanding Preferred Stock of the Company with such stock being entitled to one vote per share. The Board of Directors of the Company holds a proxy to vote Mr. Evans' Preferred Stock.
(4)  Includes 30,000 shares held in the name of Mr. Edwards' wife.
(5)  Includes 200,000 shares underlying stock options.
(6)  Includes 100,000 shares underlying stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In connection with the combination with the Company, Magnum assumed a note receivable from a company affiliated with the President of the Company in the amount of $54,615 at December 31, 1995. This note bears interest at ten percent and is due on demand. Additionally, trade accounts receivable from this affiliated company were $51,346 at December 31, 1995.


At December 31, 1995 , the Company had unsecured personal accounts receivable from the President in the amount of $10,000 as of December 31, 1995, which amount has been subsequently repaid.

At December 31, 1995, the Company had a note receivable with a balance of $120,758 from an owner in an affiliated limited liability company. The note provided for interest at ten percent and had a due date of December 31, 1995, which was extended to June 30, 1996. The note was acquired by Magnum in the combination with the Company.

                       DESCRIPTION OF MAGNUM'S SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of Magnum's Articles of Incorporation and Bylaws.

Magnum is presently authorized to issue 50,000,000 shares of $.002 par value Common Stock, and 10,000,000 shares of $.001 per value Preferred Stock. The holders of common stock, including the shares of common stock offered hereby, issuable upon conversion or exercise of the Series C Preferred Stock and Warrants, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any securities of Magnum nor are any common shares subject to redemption or convertible into other securities of Magnum. Upon liquidation, dissolution or winding up of Magnum, and after payment of creditors and preferred Shareholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Holders of Magnum's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Under Magnum's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of the other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of Magnum without further shareholder action and may have adversely effect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from Magnum.

In addition to the Series C Preferred Stock, the Board of Directors previously designated a Series A Preferred Stock and issued 216,000 shares of such series, of which 80,000 shares are presently outstanding. The Board of Directors also previously designated a Series B Preferred Stock and issued 248,500 shares of such series, of which only 74,550 shares remain outstanding. The other Series B shares have been canceled as part of an offer Magnum has made to Series B holders to convert their units into common stock, which terminated August 20, 1993. Shares of preferred stock in addition to Series A, Series B and Series C may be designated by the Board of Directors and issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as may be determined by resolution of the Board of Directors of Magnum. Within the limits of authorized but unissued preferred stock, such additional series and shares of preferred stock may be designated by the Board of Directors and issued without further approval of the holders of Magnum's voting securities, except that so long as any Series C Preferred Stock is outstanding, Magnum may not issue any more series of stock having rights senior to the Series C Preferred Stock without the approval of holders of at least 50% of the outstanding shares of Series C Preferred Stock.

    SERIES C CONVERTIBLE PREFERRED STOCK

The Series C Convertible Preferred Stock has been authorized by the Board of Directors of Magnum as a series of Magnum's preferred stock, $.001 par value, consisting of 625,000 shares. As of July 11, 1996, all of the Series C Convertible Preferred Stock has been called for redemption thereby eliminating any future dividend payments on this issue.

    DIVIDENDS

Holders of shares of Series C Preferred Stock have been entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends at an annual rate of $1.10 per share, and no more, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year beginning December 31, 1993, except that if any such date is a Saturday, Sunday or legal holiday, then such dividends shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends have accrued and have been cumulative from the date of first issuance of the Series C Preferred Stock and have been payable to holders of record as they appear on the stock books of Magnum on such record dates as are fixed by the Board of Directors.

The Series C Preferred Stock has been junior as to dividends to any series or class of Magnum's stock hereafter issued that ranks senior as to dividends to the Series C Preferred Stock ("senior dividend stock"). If at any time Magnum has failed to declare and pay or set apart for payment accrued and unpaid dividends on any senior dividend stock, Magnum may not pay any dividend on the Series C Preferred Stock. Magnum made a prior allocation of 50% of the net operating revenues received by the working interest owners from the West Dilley Prospect to pay dividends on the Series A Preferred Stock, and the revenues so allocated will not be available to pay any dividends on the Series C Preferred Stock. To the extent of such allocation, Series C Preferred Stock has been junior to Series A Preferred Stock. There are presently 80,000 shares of Series A Preferred Stock outstanding, which are entitled to an aggregate dividend in the total amount of $7.50 per share, payable only from the allocation of 50% of the Net Operating Revenue received by the working interest owners in the West Dilley Prospect. Magnum owns 90% of the working interest in such prospect. The dividend is cumulative to the extent accrued but not paid. To date no dividends have accrued or been paid on the Series A Preferred Stock because the revenues generated from such prospect which are allocable to the working interests have not exceeded working interests costs, so no net operating revenue has yet been generated that could be allocated to the payment of such dividends. Magnum also made a prior allocation of 50% of net operating revenues from all oil and gas produced from properties acquired or drilled after September 5, 1992 (which constitutes most of Magnum's present properties as well as all future acquisitions) and 50% of its remaining revenues from the West Dilley Prospect (after the Series A allocation), to make production payments of the Series B Production Certificates included in the Series B Units previously offered and sold by Magnum. 74,550 shares of Series B Preferred Stock remain outstanding, which are entitled to a cumulative annual dividend of $.35 per share ($26,093 total annually) until redeemed or converted, and twelve Series B Production Certificates. Holders of the Certificates representing this right are entitled to receive production payments from the 50% allocation of net operating revenues. The Series B Preferred Stock will be automatically redeemed and converted into common stock at the rate of one common share for two Series B Preferred Stock, and the Series B Production Certificates will expire when the sum of dividends paid with respect to the Series B Preferred Stock, plus production payments made with respect to the Series B Production Certificates, equals $10,000 (200%) of the original investment) per outstanding Series B Unit. Recently, Magnum made an offer to Series B Unit holders to exchange each of their Series B Production Certificates for 1,250 shares of Common Stock, and as part of such exchange, to agree to convert their Series B Preferred Stock into Common Stock not later than December 31, 1995. Pursuant to such offer, all but twelve of the Series B Production Certificates were exchanged for Common Stock. With only twelve Series B Production Certificates remaining outstanding, this requires a total payback of $60,000, of which $3,500 has already been paid back through dividends on the Series B Preferred Shares which are part of the same Units. Until this payout is made, Series C Preferred Stock has been junior to Series B Preferred Stock in the payment of dividends, and the revenues allocated to make production payments on the Series B Production Certificates has not been available for payment of dividends on the Series C Preferred Stock. Magnum made its first dividend payment on the Class B Preferred Stock in January of 1993. Subsequent dividend payments were made in April and July of 1993. The total amount of dividend payments to date is $40,343, of which only $7,219 was paid with respect to shares that remain outstanding. No production payments have been made to date with respect to the Series B Production Certificates. The Certificates are subject to a $175.00 annual servicing fee, and the revenue less costs allocable to the Certificates have not exceeded such fee.

The Series C Preferred Stock has had priority as to dividends over the Common Stock and any series or class of Magnum's stock hereafter issued that ranks junior as to dividends to the Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of Magnum's stock hereafter issued that ranks junior as to dividends to the Series C Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by Magnum of, any Common Stock or junior dividend stock unless all accrued and unpaid dividends on the Series C Preferred Stock have been declared and paid or set apart for payment. Magnum may not pay dividends on any class or series of Magnum's stock having parity with the Series C Preferred Stock as to dividends, if any such stock is hereafter issued ("parity dividend stock"), unless it has declared and paid or set apart for payment, or contemporaneously declares and pays or sets apart for payment, all accrued and unpaid dividends for all prior periods on the Series C Preferred Stock; and Magnum may not pay dividends on the Series C Preferred Stock unless it has declared and paid or set apart for payment, or contemporaneously declares and pays or sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series C Preferred Stock or any parity dividend stock, all dividends declared on the Series C Preferred Stock and such parity dividend stock will be declared and made pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series C Preferred Stock and such parity dividend stock bear to each other.

The annual dividend rate on the Series C Preferred Stock is $1.10 per share. The amount of dividends payable per share of Series C Preferred Stock for each quarterly dividend will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 365-day year. No interest will be payable in respect of any dividend payment on the Series C Preferred Stock which may be in arrears.

    REDEMPTION

The Preferred Stock may not be redeemed prior to two years after the date of this Prospectus. Any shares of Series C Preferred Stock outstanding thereafter are redeemable for cash, in whole or in part, at anytime, at the option of Magnum, at $10.50 per share plus any accrued and unpaid dividends, whether or not declared.

If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, Magnum will select those to be redeemed pro rata or by lot. There is no mandatory redemption or sinking fund obligation with respect to the Series C Preferred Stock. In the event that Magnum has failed to pay accrued dividends on the Series C Preferred Stock, it may not redeem any of the then outstanding Series C Preferred Stock until all such accrued and unpaid dividends and the then current quarterly dividend, pro-rated until the redemption date, have been paid in full on all shares of Series C Preferred Stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Series C Preferred Stock to be redeemed at the holder's address shown on the stock transfer books of Magnum. After the redemption date, unless there shall have been a default in payment of the redemption price, dividends will cease to accrue on the shares of Series C Preferred Stock called the redemption, and all rights of the holders of such Preferred Stock will terminate except the right to receive the redemption without interest, which shall be paid within 10 days of the redemption date.

    CONVERSION

Automatic Conversion. If, during the twenty consecutive trading days immediately prior to November 12, 1994, or any twenty consecutive trading days thereafter, the closing bid price for Magnum's Common Stock as quoted by any market maker in the over-the-counter market bulletin board or on NASDAQ or any national securities exchange, shall equal or exceed $5.00 per share, then the Series C Preferred Stock will be automatically converted into Common Stock as described below.

Optional Conversion. The holder of any shares of Series C Preferred Stock will have the right, at the holder's option, to convert any or all such shares into Common Stock. The Conversion Rate will be three shares of Common Stock per share of Series C Preferred Stock, If the Series C Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the business day prior to the date fixed for redemption (unless Magnum defaults in the payment of the redemption price). Dividends, if any, declared and accrued but unpaid at the date of conversion will be paid in cash upon conversion, or at the option of Magnum will be converted into shares of Common Stock at the rate of $3.33 per share. No fractional shares of Common Stock will be issued upon conversion for accrued and unpaid dividends, if any, but in lieu thereof, the amount of any such dividends will be paid in cash by Magnum. The Conversion Price will be subject to adjustment in the event of the issuance of stock as a dividend on the Common Stock, subdivisions or combinations of the

Common Stock or similar events. Except as stated in the preceding sentence, the Series C Preferred Stock does not have rights protecting against dilution resulting from the sale of additional shares of Common Stock for less than the Conversion Price or the current market price of Magnum's securities.

    LIQUIDATION RIGHTS

In the event of any liquidation, dissolution or winding up of Magnum, holders of shares of Series C Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of Magnum's stock hereafter issued that ranks junior as to liquidation rights to the Series C Preferred Stock. But the holders of Series C Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of Series A & B Preferred Stock, and any other series or class of Magnum's stock hereafter issued that ranks senior as to liquidation rights to the Series C Preferred Stock ("senior liquidation stock") has been paid in full. The 80,000 shares of Series A Preferred Stock which are presently outstanding have a liquidation preference of the liquidation proceeds from Magnum's interest in the West Dilley Prospect. The 74,550 shares of Series B Preferred Stock which are outstanding are entitled to a liquidation preference of $.001 per share, which would amount to $74.55 in the aggregate. Series B Production Certificates are not entitled to any distributions upon liquidation, dissolution or winding up. The holders of Series C Preferred Stock and all other series or classes of Magnum's stock hereafter issued that rank on a parity as to liquidation rights with the Series C Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Series C Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by Magnum. Neither a consolidation, merger or other business combination of Magnum with or into another corporation or other entity nor a sale or transfer of all or part of Magnum's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Magnum.

    VOTING RIGHTS

The holders of the Series C Preferred Stock will have no voting rights except as described below or required by law. In connection with any such vote, each outstanding share of Series C Preferred Stock will be entitled to one vote excluding shares held by Magnum or any entity controlled by Magnum, which shares shall have no voting rights.

In the event a default is incurred in the payment of any dividend declared by the Board of Directors on the Series C Preferred Stock and such default has not been cured by the date of any annual (or special in lieu of annual) meeting of shareholders at which directors are to be elected occurring at least one year but less than two years after the date of such default, the holders of Series C Preferred Stock shall have the right, voting as a class at such meeting, to elect two members to Magnum's board of directors.

So long as any Series C Preferred Stock is outstanding, Magnum shall not, without the affirmative vote of the holders of at least two-thirds of all outstanding shares of Series C Preferred Stock, voting separately as a class,
(I) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of Magnum so as to affect adversely the relative rights, preferences, qualification, limitations or restrictions of the Series C Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock or any security convertible into stock of such class or series, senior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up of Magnum, (iii) effect any reclassification of the Series C Preferred Stock, or (iv) effect a merger of Magnum with any other corporation, exchange of shares or a sale of all or substantially all of the assets of Magnum if the shareholders of Magnum immediately prior to such merger, share exchange or sale will own less than 50% of the shares of the surviving (in case of a merger) or acquiring (in the case of an exchange of shares or a sale of assets) corporation immediately following such merger, share exchange or sale. Holders of Series C Preferred Stock will not have the right to vote for election of directors in any circumstance.

    OTHER PROVISIONS

Holders of Series C Preferred  Stock shall be entitled to notice in the event of
(a) the granting by Magnum to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of Magnum with, or merger of Magnum into, any other persons, any merger of any person into Magnum (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of Magnum.

The shares of Series C Preferred Stock, are duly and validly issued, fully paid and nonassessable. Magnum has reserved from its authorized but unissued Common Stock a sufficient number of shares for issuance upon conversion of the Series C Preferred Stock.

The holders of the shares of Series C Preferred Stock have no preemptive rights with respect to any securities of Magnum.

    WARRANTS

Each Warrant represents the right to purchase one share of Common Stock at an initial exercise of $5.50 per share. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the Warrant Agency Agreement, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events. Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less that the exercise price of the Warrants or the current market price of Magnum's securities.

The Warrants are exercisable during the period ending November 12, 1998. Holders of Warrants may exercise their Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualifications, under applicable state securities law. Magnum will use its best efforts to maintain a current prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that Magnum will be able to do so. Whether a current prospectus is in effect or not, the outstanding Warrants will be redeemable, in whole or in part, at the option of Magnum, upon not fewer than 30 days notice, at a redemption price equal to $.02 per Warrant beginning November 12, 1995, or earlier if the closing bid price for the Common Stock on any national securities exchange or automated interdealer quotation system or over-the-counter bulletin board equals or exceeds $6.75 for five consecutive trading days. Although Magnum would not normally do so, in the event it calls for redemption of the Warrants at a time when a current prospectus is not in effect, warrant holders would have no opportunity to exercise their warrants, and would be compelled to accept the redemption price of $.02 per warrant. If Magnum should call for redemption of the Warrants when a current prospectus is in effect, warrant holders will have a minimum of 30 days in which to decide wether to exercise their warrants, after which they will have to accept the redemption price.

Holders of Warrants will be entitled to notice in the event of (a) the granting by Magnum to all holders of its Common Stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of Magnum with, or merger of Magnum into any other person or merger of any other person into Magnum (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of Magnum.

Magnum has reserved from its authorized unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. During the period in which a Warrant is exercisable, exercise of such Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrant will be, when issued in accordance with the Warrants, fully paid and non-assessable.

For the life of the Warrants the holders thereof have the opportunity to profit from a rise in the market for Magnum's Common Stock, with a resulting dilution in the interest of all other shareholders. So long as the Warrants are outstanding, the terms on which Magnum could obtain additional capital may be adversely affected. The holders of such Warrants might be expected to exercise them at a time when Magnum would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by such Warrants.

Except as described above, the holders of the Warrants have no rights at Shareholders of Magnum until they exercise their Warrants.

    INDEMNIFICATION

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty of certain specified circumstances. Magnum's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with certain exceptions eliminate any personal liability of a Director to Magnum or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to Magnum or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. Magnum's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, unemployment by, or other affiliation with Magnum to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonable believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Magnum pursuant to the foregoing provisions or otherwise, Magnum has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    Differences between Pennsylvania and Nevada Corporate Law and the respective companies Articles and By laws.

A comparison of material differences between Pennsylvania corporate law (the "PBCL") and Nevada corporate law (the "NGCL") and the differences in the relationship between shareholders and the companies that result from the difference between the articles, by-laws and other governing documents follows:

                                       Hunter                                                  Magnum
                            (a Pennsylvania corporation)                               (a Nevada corporation)





1.  Amendment of Articles   Proposed by Resolution of                          Proposed by Resolution of Board of Directors
    of   Incorporation      Board of Directors
                                    OR
                            Petition of shareholders                           Approval by a majority of votes
                            entitled to cast at least
                            10% of all votes entitled
                            to be cast.

                            Approved by a majority of votes.

2.  Shareholder Meetings    Called by Board of Directors.                      Called by Board of Directors.
                                     OR
                            By shareholders entitled to cast at least 20% of
                            all votes entitled to be cast.

3.  Shareholder Action      Under the PBCL, if the by-laws provide, any        Under the NGCL, unless the articles of
    Without a Meeting       action required or permitted to be taken at any    incorporation provide otherwise, any action
                            meeting of shareholders may be taken without       required or permitted to be taken at any
                            a meeting if a consent setting forth the action    meeting of shareholders may be taken without
                            so taken is signed by the holders of outstanding   a meeting if a consent setting forth the action so
                            stock having not less than the minimum             taken is signed by the holders of outstanding
                            number of votes that would be necessary to         stock having not less than the minimum number
                            authorize or take such action at a meeting at      of votes that would be necessary to authorize or
                            which all shares entitled to vote thereon were     take such action at a meeting at which all shares
                            present and voted.  Otherwise shareholders         entitled to vote thereon were present and voted.
                            need unanimous consent.  The by-laws do not        Magnum's Articles of Incorporation do not
                            provide for less than unanimous consent.           provide otherwise.

4.  Mergers, Exchanges,     Materially the same as the NGCL                    Under the NGCL, the holders of a majority of
    Consolidations and                                                         the outstanding stock of the corporation entitled
    Dissolutions                                                               to vote thereon may approve an agreement of
                                                                               merger or exchange or the dissolution of a
                                                                               corporation, unless the Board of Directors or
                                                                               articles of incorporation require a greater vote.
                                                                               The Magnum Articles of Incorporation and
                                                                               Bylaws do not provide differently.


                                       67





5.  Disposition of Assets   Materially the same as the NGCL                    Under the NGCL, the sale, lease or exchange of
                                                                               all, or substantially all, of the assets of a
                                                                               corporation must be authorized by a resolution
                                                                               adopted by the holders of a majority of the
                                                                               outstanding stock of the corporation entitled to
                                                                               vote thereon, provided, however, that the
                                                                               articles of incorporation of the corporation may
                                                                               require the vote of a larger proportion of the
                                                                               shareholders and a separate vote or consent of
                                                                               any class of shareholders.  The Articles of
                                                                               Incorporation of Magnum do not provide for a
                                                                               different vote requirement.

6.  Election and Removal of The Bylaws of Hunter provide that directors        The Bylaws of Magnumr provide that directors
    Directors               may be elected at either annual or special         may be elected at either annual or special
                            meetings of the  shareholders  by a majority       meetings  of  the  shareholders  by  a
                            vote of the shareholders present and may be        majority  vote of the  shareholders  present
                            removed from office, with or without cause,        and may be removed from office, with or without
                            by the holders of a majority of the shares         cause, by the holders of a majority of the shares
                            of common stock outstanding.                       of common stock outstanding.

7.  Preemptive Rights       Materially the same as NGCL                        Under the NGCL, shareholders of a Nevada
                                                                               corporation have no preemptive rights unless
                                                                               granted in the Articles.  Articles do not provide



                                       68






8.  Dissenter's Rights      Materially the same as Nevada except that the      Under the NGCL, unless the articles of
                            PBCL provides for appraisal rights in              incorporation, bylaws or a resolution of the
                            connection with a sale, lease or exchange of       board of directors provide otherwise,
                            assets.                                            shareholders of a corporation have the right to
                                                                               dissent  from and obtain  appraisal rights in
                                                                               connection with any merger or exchange of the
                                                                               corporation, but not in connection with a sale,
                                                                               lease, or exchange of assets.  Magnum has not
                                                                               provided for appraisal rights in connection with a
                                                                               sale, lease or exchange of assets.  Further, under
                                                                               the NGCL, after a corporation has received a demand
                                                                               for payment by a dissenting shareholder, the
                                                                               corporation must estimate the fair value of such
                                                                               dissenting shareholder's shares, plus accrued
                                                                               interest, and send such payment to the dissenting
                                                                               shareholder.  However, a dissenting shareholder can
                                                                               notify the corporation of his own estimate of the
                                                                               fair value of his shares and the amount of interest
                                                                               due after the corporation has made or offered to make
                                                                               payment for such shareholder's shares.  If the
                                                                               corporation receives a demand for payment with a
                                                                               shareholder's own estimate of the fair value of his
                                                                               shares and neither the corporation nor the
                                                                               shareholder agrees upon the amount, the corporation
                                                                               must file a petition in the district court in the
                                                                               corporation's resident county asking for a finding
                                                                               and determination of the fair market value of the
                                                                               shareholder's shares.  If the corporation fails to
                                                                               file such a petition within 60 days after receiving
                                                                               demand for payment, the corporation must pay each
                                                                               dissenting shareholder whose demand remains unsettled
                                                                               the amount demanded.  All dissenting shareholders
                                                                               whose demands remain unsettled  must be made parties
                                                                               to the proceeding initiated by the corporation, and
                                                                               each dissenting shareholder who is a party to the
                                                                               proceeding is entitled to a judgement by the court
                                                                               for an amount the court finds is the fair value of
                                                                               his shares, plus interest, which exceeds the amount
                                                                               paid by the corporation.


                                       69





9.  Distributions           The PBCL provides that a distribution may not      Same as the PBCL except that there is no
                            be made if, after giving effect thereto: (1) the   provision for the Board to base its
                            corporation would be unable to pay its debts as    determination that a distribution is not
                            they become due in the usual course of its         prohibited on the current value of the assets and
                            business; or (2) the total assets of the           liabilities of the corporation, either valued
                            corporation would be less than the sum of its      separately or valued in segments or as an entity
                            total liabilities plus the amount that would be    as a going concern.
                            needed,   if  the  corporation  were  to  be
                            dissolved to satisfy the preferential rights
                            upon   dissolution  of  shareholders   whose
                            preferential  rights are  superior  to those
                            receiving  the  distribution.  The  board of
                            directors may base its determination  that a
                            distribution   is   not   prohibited   under
                            subsection   (2)  on  one  or  more  of  the
                            following: (1) the book values of the assets
                            and  liabilities of the  corporation.  (2) a
                            valuation  that  takes  into   consideration
                            unrealized  appreciation and depreciation or
                            other  changes  in value of the  assets  and
                            liabilities  of  the  corporation;  (3)  the
                            current value of the assets and  liabilities
                            of the corporation, either valued separately
                            or valued in segments or as an entirety as a
                            going concern;  or (4) any other method that
                            is reasonable in the circumstances.

                            A  distribution  is  defined  as a direct or
                            indirect transfer of money or other property
                            (except its own shares or options, rights or
                            warrants  to  acquire  its  own  shares)  or
                            incurrence of  indebtedness by a corporation
                            to or for the  benefits of any or all of its
                            shareholders in respect of any of its shares
                            whether   by   dividend   or  by   purchase,
                            redemption  or  other   acquisition  of  its
                            shares or otherwise.


                                       70





10.  Transaction With      Materially the same as the NGCL                     The NGCL generally provides that no contract
     Interested Directors                                                      or other transaction between a corporation and one
                                                                               or more of its directors or officers is void or
                                                                               voidable solely for this reason if any of the
                                                                               following exist: (a) The fact of the common
                                                                               directorship, office or financial interest is
                                                                               disclosed or known to the board of directors or
                                                                               committee and the board of committee authorizes,
                                                                               approves or ratifies the contract or transaction
                                                                               in good faith by a vote sufficient for the purpose
                                                                               without counting the vote or votes of the common
                                                                               or interested director or directors. (b) The fact
                                                                               of the common directorship, office or financial
                                                                               interest is disclosed or known to the stockholders,
                                                                               and they approve or ratify the contract or
                                                                               transaction in good faith by a majority vote of
                                                                               stockholders holding a majority of the voting power.
                                                                               (c) The contract or transaction is fair as to the
                                                                               corporation at the time it is authorized or
                                                                               approved.



                                       71






11. Restrictions on Certain While the PBCL has similar provisions as the       Nevada has adopted a statutory provision which
    Business Combinations   NGCL regarding restrictions on certain             is intended to curb abusive takeovers of Nevada
    with Interested         business combinations with interested              corporations.  Under the NGCL, business
    Stockholders            stockholders, the Hunter bylaws provide that       combinations with interested stockholders are
                            such provisions of the PBCL shall not be           not permitted for a period of five years
                            applicable to the company.                         following the date such stockholder became an
                                                                               interested stockholder.  The NGCL defines an
                                                                               interested stockholder, generally, as a person
                                                                               who owns 10% or more of the outstanding
                                                                               shares of the corporation's voting stock.


                                                                               In addition, the NGCL generally disallows the
                                                                               exercise of voting rights with respect to "control
                                                                               shares" of an "issuing corporation" held by an
                                                                               "acquiring person," unless such voting rights are
                                                                               conferred by a majority vote of the disinterested
                                                                               stockholders. "Control shares" are the voting
                                                                               shares of an issuing corporation acquired in
                                                                               connection with the acquisition of a "controlling
                                                                               interest". "Controlling interest" is defined in
                                                                               terms of threshold levels of voting share
                                                                               ownership, which thresholds, whenever each may
                                                                               be crossed, trigger application of the voting bar
                                                                               with respect to the shares newly acquired.

                                                                               The NGCL also permits directors to resist a change
                                                                               or potential change in control of the corporation
                                                                               if the directors determine that the change or
                                                                               potential change is opposed to or not in the best
                                                                               interest of the corporation. As a result, the
                                                                               Board of Directors of Magnum may have more
                                                                               discretion than the Board of Directors of Hunter
                                                                               in considering and responding to unsolicited
                                                                               offers to purchase a controlling interest in
                                                                               Magnum.

12. Right to Examine Voting The PBCL provides that voting listed may be        The NGCL is similar to the PBCL except that to
Lists, Books and Records    inspected at any lawfully called shareholder       examine the books and records, a shareholder
of the Company              meeting.  In addition, the corporate records may   must have been a shareholderfor at least 6 months
                            be examined by shareholders upon a written         or over 5% or greater than the outstanding shares
                            demand stating a proper purpose.                   of the Company.  In addition, a shareholder who
                                                                               owns 15% or more of the outstanding shares of
                                                                               the Company may inspect the financial records
                                                                               of the Company.



                                       72





13. Liabilities            Under provisions of the Articles of                 The General Corporation Law of Nevada permits
  of Directors             Incorporation and By-Laws of Hunter, each           provisions in the articles, by-laws or resolutions
                           person who is or was a director or officer of       approved by shareholders which limit liability of
                           Hunter will be indemnified by Hunter as a           directors for breach of fiduciary duty of certain
                           matter of right to the extent permitted             specified circumstances.  Magnum's by-laws indemnify
                           or authorized by law.  The effects of the           its Officers and Directors to the full extent
                           Articles of Incorporation, By-Laws, and             permitted by Nevada law.  The by-laws with certain
                           other applicable law may be summarized as           exceptions eliminate any personal liability of a
                           follows:                                            Director to Magnum or its shareholders for monetary
                                (a)  Under Pennsylvania law, to the            damages for the breach of a Director's fiduciary
                           extent that such a person is successful on          duty and therefore a Director cannot be held liable
                           the merits in defense of a suit or proceeding       for damages to Magnum or its shareholders for gross
                           brought against him by reason of the fact           negligence or lack of due care in carrying out his
                           that he is a director or officer of Hunter,         fiduciary duties as a Director.  Magnum's Articles
                           he shall be indemnified against expenses            provide for indemnification to the full extent
                           (including attorney's fees) reasonably              permitted under law which includes all liability,
                           incurred in connection with such action.            damages and costs or expenses arising from or in
                                (b)  In other circumstances, a director        connection with service for, unemployment by, or
                           of Hunter may be indemnified against expenses       other affiliation with Magnum to the maximum extent
                           (including attorney's fees) judgements, fines       and under all circumstances permitted by law.
                           and amounts paid in settlement actually and         Nevada law permits indemnification if a director or
                           reasonably incurred by him in connection            officer acts in good faith in a manner reasonable
                           with such action, suit or proceeding if he          believed to be in, or not opposed to, the best
                           acted in good faith and in a manner he              interest's of the corporation.  A director or
                           reasonably believed to be in and not opposed        officer must be indemnified as to any matter in
                           to the best interest of Hunter, and, with           which he successfully defends himself.
                           respect to a criminal action or proceeding,         Indemnification is prohibited as to any matter in
                           had reasonable cause to believe his conduct         which the director or officer is adjudged liable to
                           was unlawful; however in any action or suit         the corporation.  Insofar as indemnification for
                           by or in the right of Hunter to procure a           liabilities arising under the Securities Act may be
                           judgement in its favor, such person will not        permitted to directors, officers, and controlling
                           be indemnified if he has been adjudged to be        persons of Magnum pursuant to the foregoing
                           liable to Hunter unless and only to the extent      provisions or otherwise, Magnum has been advised that
                           that the court in which such action or suit was     in the opinion of the Securities and Exchange
                           brought determines upon application that, despite   Commission, such indemnification is against public
                           the adjudication of liability but in view of all    policy as expressed in the Act and is, therefore,
                           the circumstances of the case, such person is       unenforceable.
                           fairly and reasonably entitled to indemnity for
                           such expenses which such court deems proper.  A
                           determination that indemnification of a director
                           or officer is proper will be made by a
                           disinterested majority of Hunter's Board of
                           Directors, by independent legal counsel, or by
                           the stockholders of Hunter.
                                (c)  Hunter's By-Laws contain a provision
                           which eliminates, to the fullest extent permitted
                           by the State of Pennsylvania, the liability of
                           directors of Hunter from monetary damages arising
                           from any breach of fiduciary duties as a member
                           of Hunter's Board of Directors.  This provision
                           will not eliminate liability for, among other
                           matters, breaches of duty of loyalty, acts or
                           omissions not in good faith or knowing violations
                           of law.






                                       73



         INTEREST OF HUNTER'S OFFICERS AND DIRECTORS IN THE TRANSACTION


Pursuant to the terms of the Agreement and Plan of Reorganization and Plan of Liquidation, any officer or director who owns Hunter common stock will share in the exchange of such stock for Magnum common stock. In addition, Gary C. Evans will receive 359,316 shares of Magnum common stock and 111,825 shares of Magnum Series C preferred stock in exchange for all of the issued and outstanding shares of Hunter preferred stock.

All current officers of Hunter have become officers of Magnum.

Effective December 31, 1995, Lloyd T. Rochford, the then current President, Chief Executive and Financial Officer and a director of Magnum, resigned as an officer of Magnum but remains as Chairman of Magnum. In addition, Stan McCabe resigned as an officer of Magnum but also remains as a director. A new board of directors was appointed for Magnum. The new board consists of Lloyd T. Rochford as Chairman, Matthew C. Lutz as Vice Chairman, Gary C. Evans, Stan McCabe, James
W. Upfield, Gerald W. Bolfing and Oscar C. Lindemann. An audit committee was appointed consisting of James E. Upfield, Stan McCabe and Gerald Bolfing. Mr. Evans was appointed President and Chief Executive Officer of Magnum. Mr. Lutz also was appointed Exploration and Business Development Manager and William C. Jones was appointed Secretary.

The following table sets forth certain information with respect to the beneficial ownership, after completion of the Business Combination, of Magnum's common and preferred stock with respect to each director of Magnum, each beneficial owner of more than five percent of said securities, and all directors and executive officers of Magnum as a group:



                                                       Amount and Nature           Percent
                                                         of Beneficial               of
                               Title of Class              Ownership                Class
                          -----------------------------------------------------------------
Lloyd T. Rochford         Common                              257,939 Shares          2.22
Matthew C. Lutz           Common                               76,609 Shares          0.66
Gary C. Evans             Common                            1,712,166 Shares         14.75
                          Series C Preferred                  111,825 Shares         17.89
Gerald W. Bolfing         Common                              321,960 Shares          2.77
Oscar C. Lindemann                -                                   -               -
Stanley McCabe            Common                               67,150 Shares          0.58
James E. Upfield          Common                               28,090 Shares          0.24
All directors and
officers as a group       Common                            2,465,191 Shares         21.24
                          Series C Preferred                  111,825 Shares         17.89


                         FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated federal income tax consequences to Magnum, Hunter and to Hunter Shareholders of the proposed sale of assets and liquidation of Hunter is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon an opinion rendered by Hein + Associates, LLP, Certified Public Accountants and the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations, and court decisions. A copy of the opinion is attached as Exhibit 8.1. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state, and local income tax laws, it is recommended that Hunter Shareholders consult their own tax advisors concerning the federal, state, and local tax consequences of the proposed transactions to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

The sale of substantially all of the assets of Hunter pursuant to the Agreement and Plan of Reorganization and Plan of Liquidation with Magnum will be accorded tax-free treatment under ss.368(a)(1)(C) of the Code. To qualify for tax-free treatment, the transaction must be described as a "reorganization" under the Code. In order for the transaction to be so classified, it must fall within one of the statutory definitions of a reorganization in ss.368 and comply with certain judicial and administrative rules, limitations, and tests. Once a transaction is described as a reorganization, then several Code sections affecting the tax treatment of the parties apply.

    Federal Income Tax Consequences to Hunter

Since Hunter received Magnum Shares solely in exchange for the assets of Hunter, Hunter will not recognize a gain or loss on the transfer of its assets to Magnum. Hunter's basis in the Magnum Shares will be equal to its basis in the assets transferred to Magnum. Hunter will recognize no gain or loss on the distribution of "qualified property" to Hunter Shareholders "in pursuance of the plan of reorganization." The term "qualified property" includes the Magnum Shares, thus Hunter will not recognize a gain or loss on the distribution of the Magnum Shares to Hunter Shareholders. As of December 31, 1995, Hunter and certain of the Hunter Subsidiaries had a net operating loss ("NOL") carryforward available of approximately $2 million. Section 382 of the Code limits the NOL carryover of a loss corporation following an ownership change. After an ownership change, the amount of taxable income that a corporation may offset by an NOL carryforward is limited. Acquisition of the Hunter Subsidiaries by Magnum is an ownership change, thus use of the NOL of Hunter and the Hunter Subsidiaries will be limited after the Business Combination.

    Federal Income Tax Consequences to the Shareholders upon Liquidation

Hunter Shareholders will not recognize gain or loss upon the redemption of their Company stock in exchange for Magnum Shares. Hunter Shareholders will recognize gain or loss to the extent they receive cash for fractional shares. Hunter Shareholders receiving Magnum Shares retain the same tax basis for the Magnum Shares that they had in Hunter stock surrendered. Where some gain or loss has been recognized because of the receipt of cash, the basis is decreased by the cash received and any loss recognized on the exchange, and increased by any gain recognized. Allocation of basis among the Magnum Shares is determined under regulations to the Code. If Hunter stock was held as a capital asset, then the Magnum Shares will tack the holding period of Hunter stock exchanged. Hunter Shareholders must file with his or her income tax return for the year in which the reorganization is consummated, a statement which provides details relating to the property transferred, securities received and liabilities, in any, assumed in the exchange.

Federal Income Tax Consequences to Magnum

Magnum will not recognize gain or loss upon the issuance of the Magnum Shares. Magnum's basis in the assets transferred from Hunter is the same as Hunter's basis in such assets which does not necessarily reflect the dollar amount of such assets recorded on Magnum's financial statements. Magnum's holding period for the assets received from Hunter includes the period for such assets in the hands of Hunter. Following the reorganization, Magnum will be entitled to claim percentage depletion with respect to production from those of its oil and gas properties with respect to which Hunter was entitled to claim percentage depletion before the reorganization.

                                  LEGAL OPINION

The validity of the shares of Magnum Common Stock and Preferred Stock offered to holders of Hunter Common Stock by this Information Statement and Prospectus will be passed upon for Magnum by William C. Jones, Esq.

                                     EXPERTS

The audited financial statements of Hunter as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 included in this Registration Statement have been audited by Hein + Associates LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The audited financial statements of Magnum as of December 31, 1995 and for the year ended December 31, 1995 included in this Registration Statement have been audited by Hein + Associates LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The consolidated financial statements of Magnum for the year ended December 31, 1994, included in this Registration Statement, have been included herein in reliance on the report, which includes an explanatory paragraph concerning a change in Magnum's method of accounting for oil and gas producing operations, of Hansen, Barnett & Maxwell, independent certified public accountants, given on authority of that firm as experts in accounting and auditing. The historical summaries of revenue and direct operating expenses for the Arrington, Reef, Tana, and Meridian acquisitions included in the Registration Statement have been audited by Hein + Associates LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The historical summary of revenues and direct operating expenses for the Arrington acquisition are for the years ended March 31, 1995 and 1994. The historical summaries of revenues and direct operating expenses for the Reef and Tana acquisitions are for the year ended December 31, 1994 and the nine months ended September 30, 1995. The historical summary of revenues and direct operating expenses for the Meridian acquisition are for the years ended December 31, 1995 and 1994. The federal income tax consequences of the Business Combination to holders of Hunter common stock and Hunter preferred stock has been passed upon by Hein + Associates LLP, Dallas, Texas.

The reference to the reports of James L. Weisman, Jr., an independent petroleum engineer, contained herein with respect to the proved reserves, the estimated future net revenues from such proved reserves, and the discounted present values of such estimated future net revenues as of December 31, 199 for Magnum and as of December 31, 1994 for Hunter is made in reliance upon the authority of such individual as an expert with respect to such matters.


The reference to the report of Hensley Consultants, Inc., independent petroleum consultants, contained herein with respect to the proved reserves, the estimated future net revenues from such proved reserves, and the discounted present values of such estimated future net revenues as of December 31, 1994 for Magnum is made in reliance upon the authority of such firm as experts with respect to such matters.




                          INDEX TO FINANCIAL STATEMENTS
                                                                                                                     Page
         Pro Forma Consolidated Financial Information for Magnum Petroleum, Inc. and Subsidiaries....................F-3
         Pro Forma Consolidated Statement of Operations
              for the Year Ended December 31, 1995 (Unaudited).......................................................F-4
         Pro Forma Consolidated Statement of Operations for the Six Months
              Ended June 30, 1996 (Unaudited)........................................................................F-5
         Notes to Pro Forma Consolidated Financial Information.......................................................F-6

         Consolidated Financial Statements of Magnum

         Independent Auditor's Report - 1995.........................................................................F-8
         Report of Independent Certified Public Accountants - 1994...................................................F-9
         Audited Consolidated Balance Sheet as of June 30, 1996 and December 31, 1995...............................F-10
         Audited Consolidated Statements of Operations for the Six Months Ended
             June 30, 1996 and 1995 and the Years Ended December 31, 1995 and 1994..................................F-11
         Audited Consolidated Statements of Stockholders' Equity for the Six Months
             Ended June 30, 1996 and the Years Ended December 31, 1995 and 1994 ....................................F-12
         Audited Consolidated Statements of Cash Flows for the Six Months
             Ended June 30, 1996 and 1995 and the Years Ended December 31, 1995 and 1994............................F-13
         Notes to Consolidated Financial Statements.................................................................F-14

         Consolidated Financial Statements of Hunter

         Independent Auditor's Report...............................................................................F-29
         Audited Consolidated Statement of Net Assets in Liquidation as of June 30, 1996 and December 31, 1995......F-30
         Audited Consolidated Statements of Operations for the Six Months
             Ended June 30, 1996 and 1995 and the Years Ended December 31, 1995 and 1994............................F-31
         Audited Consolidated Statements of Stockholders' Equity for the Six Months Ended June 30, 1996 and
             the Years Ended December 31, 1995 and 1994.............................................................F-32
         Audited Consolidated Statements of Cash Flows for the Six Months
             Ended June 30, 1996 and 1995 and the Years Ended December 31, 1995 and 1994............................F-33
         Notes to Consolidated Financial Statements.................................................................F-34

         Arrington Acquisition Historical Financial Information

         Independent Auditor's Report...............................................................................F-44
         Historical Summary of Revenue and Direct Operating Expenses
              for the Years Ended March 31, 1995 and 1994...........................................................F-45
         Notes to Historical Summary of Revenues and Direct Operating Expenses
              for Years Ended March 31, 1994 and 1995...............................................................F-46

         Midland Acquisition Historical Financial Information

         Historical Balance Sheets (Unaudited)
             as of September 30, 1995 and December 31, 1994.........................................................F-48
         Historical Statements of Operations (Unaudited)
             for the Nine Months Ending September 30, 1995 and for the Year Ending December 31, 1994................F-49
         Historical Statements of Cash Flows for the Nine Months Ending September 30, 1995 and the Year
             Ending December 31, 1994...............................................................................F-50
         Notes to Historical Financial Statements (Unaudited).......................................................F-51





                                       F-1





         Reef Acquisition Historical Financial Information

         Independent Auditor's Report...............................................................................F-53
         Historical Summary of Revenues and Direct Operating Expenes
             for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995....................F-54
         Notes to Historical Summary of Revenues and Direct Operating Expenses
             for theYear Ending December 31, 1994 and the Nine Months Ending September 30, 1995.....................F-55

         Tana Acquisition Historical Financial Information

         Independent Auditor's Report...............................................................................F-57
         Historical Summary of Revenues and Direct Operating Expenses
             for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995....................F-58
         Notes to Historical Summary of Revenues and Direct Operating Expenses
             for theYear Ending December 31, 1994 and the Nine Months Ending September 30, 1995.....................F-59

         Superior Acquisition Historical Financial Information

         Historical Summary of Revenues and Direct Operating Expenes (Unaudited)
             for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995....................F-61
         Notes to Unaudited Historical Summary of Revenues and Direct Operating Expenses
             for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995....................F-62

         Meridian Acquisition Historical Financial Information

         Independent Auditor's Report...............................................................................F-63
         Historical Summary of Revenues and Direct Operating Expenses
             for the Years Ending December 31, 1995 and 1994 and the
             Three Months Ending March 31, 1996 and 1995............................................................F-64
         Notes to Historical Summary of Revenues and Direct Operating Expenses
             for the Years Ending December 31, 1995 and 1994 and the
             Three Months Ending March 31, 1996 and 1995............................................................F-65


                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES

                  Pro Forma Consolidated Financial Information


Magnum Petroleum, Inc. ("Magnum") and Hunter Resources, Inc. ("Hunter") entered into a letter of intent dated July 7, 1995 and subsequently entered into an amended definitive agreement dated December 19, 1995 to be effective December 22, 1995, whereby Magnum acquired all of the assets of Hunter, which consisted of stock of subsidiary corporations and capital stock ownership interests in limited liability companies (the "Acquisition"). Magnum issued 5,085,077 shares of its restricted common stock and 111,825 shares of its Series C preferred stock to Hunter and issued 575,000 shares of restricted common stock as payment of fees directly related to the Acquisition. The Acquisition was recorded on the "purchase method" based upon the estimated value of the consideration (the common and preferred stock issued) that Magnum paid for the Acquisition. As the Acquisition was recorded at December 31, 1995, no pro forma consolidated balance sheet was necessary.

In addition, Hunter has adjusted the pro forma consolidated statement of operations for 1995 for the acquisition by Hunter on March 31, 1995 of the Arrington oil and gas properties, the October 18, 1995 acquisition of the remaining  seventy-five  percent  (75%)  ownership  interest  in Midland  Hunter
Petroleum Limited Liability Company ("Midland"), the October 25, 1995 acquisition of the Reef oil and gas properties, the November 9, 1995 acquisition of the Tana oil and gas properties, the December 1, 1995 acquisition of the Superior gas gathering pipelines and the June 28, 1996 acquisition of the Meridian oil and gas properties and pipelines as if the acquisitions had been consummated at the beginning of 1995. The Arrington, Midland, Reef, Tana, Superior and Meridian acquisitions were previously reported on Forms 8-K or amended Forms 8-K filed by Hunter or Magnum on September 26, 1995, July 24, 1996, January 8, 1996, January 24, 1996, August 21, 1996 and August 16, 1996,
respectively. Additionally, Magnum has adjusted the pro forma consolidated statement of operations for the six months ended June 30, 1996 for the Meridian acquisition as if the acquisition had been consummated at the beginning of 1996. As the Meridian acquisition was recorded at June 30, 1996, no pro forma consolidated balance sheet was necessary.

The pro forma financial information is not necessarily indicative of the results that would have occurred had the Acquisition occurred on the indicated dates.

The pro forma financial information should be read in conjunction with the financial statements of each of the entities that are a party to the Acquisition, and are contained in this document. The historical summaries of revenues and operating expenses for the Arrington, Reef, Tana, Superior and Meridian acquisitions were filed in Forms 8-K or amended Forms 8-K as referenced above. The unaudited historical financial statements of Midland were filed in a Form 8-K as referenced above. The pro forma consolidated statement of operations for the year ended December 31, 1995 includes the results of operations for the Reef, Tana and Superior acquisitions from January 1, 1995 to the dates of consolidation with the Company, which were the month ends closest to the dates of acquisition noted above. The historical summaries of revenues and operating expenses for these acquisitions report the results of operations through September 30, 1995.




                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                      For the Twelve Months ended December 31, 1995
                             -------------------------------------------------------------------------------------------------------

                             Magnum   Hunter  Arrington Midland   Reef       Tana      Superior    Meridian   Pro forma   Combined
                              Hist-    Hist-    Hist-    Hist-    Hist-      Hist-      Hist-       Hist-    Adjustments  Pro forma
                             orical   orical   orical   orical   orical     orical     orical      orical
                            --------------------------------------------------------------------------------------------------------
Revenues:
Gas gathering and marketing $        $  469,000 $        $        $         $         $2,212,000 $2,023,000 $           $ 4,704,000
Oil and gas sales            616,596  1,625,000  123,000  563,000  937,000  1,636,000     36,000  4,229,000 (F)(141,000)  9,624,596
Oil field services and
 commissions                  31,978    565,000                                                             (A)  11,000     607,978
Interest                     152,371     27,000                                                                             179,371
Other                                   281,000           115,000                                           (F) (29,000)    367,000
                            --------------------------------------------------------------------------------------------------------
 TOTAL REVENUES              800,945  2,967,000  123,000  678,000  937,000  1,636,000  2,248,000  6,252,000    (159,000) 15,482,945
                            --------------------------------------------------------------------------------------------------------


Expenses:
Purchases of natural gas                329,000                                        1,587,000                          1,916,000
Pipeline operations                      85,000                                          374,000  1,606,000               2,065,000
Lease operating              267,513    762,000   32,000  405,000  244,000    563,000             1,481,000 (F)(101,000)  3,653,513
Cost of services              26,134    454,000                                                                             480,134
Depreciation, depletion,
 amortization and impairment 421,101    919,000           102,000                                          (B)4,087,000   5,529,101
General and administrative   977,070    702,000            44,000                                          (C)  135,000   1,858,070
Interest                       1,882    298,000            34,000                                          (D)3,400,000   3,733,882
Other                         75,517    100,000                                                                             175,517
                            --------------------------------------------------------------------------------------------------------
 TOTAL EXPENSES            1,769,217  3,649,000   32,000  585,000  244,000    563,000  1,961,000  3,087,000   7,521,000  19,411,217
                            --------------------------------------------------------------------------------------------------------


NET INCOME (LOSS)           (968,272)  (682,000)  91,000   93,000  693,000  1,073,000    287,000  3,165,000  (7,680,000) (3,928,272)

PREFERRED DIVIDENDS         (617,220)    (9,000)                                                           (E)  (83,173)   (709,393)
                            --------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE
 TO COMMON SHARES      $  (1,585,492) $(691,000 $ 91,000 $ 93,000 $693,000 $1,073,000  $ 287,000 $3,165,000 $(7,763,173)$(4,637,665)
                            --------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE
(primarily and
fully diluted)         $       (0.28) $   (0.04)                                                                        $     (0.41)
                            --------------------------------------------------------------------------------------------------------



            See Notes to Pro Forma Consolidated Financial Information

                     MAGNUM PETROLEUM, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                                    For the Six Months Ended June 30, 1996
                                                ------------------------------------------------------------------------------------

                                                       Magnum              Meridian            Pro Forma           Combined
                                                     Historical           Historical           Adjustments         Pro Forma
                                                ------------------------------------------------------------------------------------
Revenues
     Oil and gas sales                          $      2,821,000   $      2,689,000   $(G)      578,000   $         6,088,000
     Gas gathering and marketing                       1,528,000            816,000    (G)      158,000             2,502,000
     Oil field services and commissions                  201,000                                                      201,000
     Gain on sale of assets                              143,000                                                      143,000
     Interest income                                      31,000                                                       31,000
     Other income                                         12,000                                                       12,000
                                                ------------------------------------------------------------------------------------

TOTAL REVENUES                                         4,736,000          3,505,000             736,000             8,977,000
                                                ------------------------------------------------------------------------------------

Expenses
     Lease operating                                    1,126,000           663,000    (G)      151,000              1,940,000
     Pipeline operating                                   190,000           578,000    (G)      117,000                885,000
     Purchases of natural gas                           1,124,000                                                    1,124,000
     Costs of services                                    327,000                                                      327,000
     Depreciation, depletion,
          amortization and impairment                   1,084,000                      (B)    1,463,000              2,547,000
     General and administrative                           443,000                      (C)       50,000                493,000
     Interest expense                                     499,000                      (D)    1,397,000              1,896,000
                                                ------------------------------------------------------------------------------------

TOTAL EXPENSES                                          4,793,000         1,241,000           3,178,000              9,212,000
                                                ------------------------------------------------------------------------------------
NET INCOME (LOSS)                                        (57,000)         2,264,000          (2,442,000)             (235,000)

PREFERRED DIVIDENDS                                     (340,000)                                                    (340,000)
                                                ------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE
   TO COMMON SHARES                               $     (397,000)  $      2,264,000     $    (2,442,000)  $          (575,000)
                                                ====================================================================================
NET INCOME PER SHARE
   (primary and fully diluted)                    $        (0.03)                                         $             (0.05)
                                                ====================================================================================


                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Information

A) To reflect overhead fee income charged to outside owners on the acquired properties for which operating rights were also acquired. The overhead fee income generated by the Arrington acquisition was estimated at $7,000 for the year ended December 31, 1995. The remainder of $4,000 arose from the Reef acquisition.

B) To reflect additional depreciation and depletion on oil and gas properties as recalculated using the full cost method and depreciation of pipelines using the straight-line method over a fifteen (15) year estimated life. For purposes of this computation it was assumed that the combination of Magnum and Hunter and the Arrington, Midland , Reef, Tana, Superior and Meridian acquisitions occurred at the beginning of the period. Magnum's combined oil and gas reserve estimates as of December 31, 1995 and June 30, 1996 served as the base for the depletion computation for the Magnum and Hunter combination and the other acquisitions.


C) To reflect additional estimated general and administrative costs associated with the increase in the number of properties and the assumption of operator's duties on the acquired properties. The estimated additional general and administrative expense for the Arrington acquisition was $2,000 for the year ended December 31, 1995. An additional $9,000 arose from the Reef acquisition, $15,000 from the Tana acquisition, $20,000 from the Superior acquisition and $100,000 from the Meridian acquisition. Also, the adjustment for the year ended December 31, 1995 includes the elimination of $11,000 related to the Midland acquisition as such amounts are included in the Hunter historical amounts. For the six months ended June 30, 1996, the adjustment reflects the estimated general and administrative costs from the Meridian acquisition.


D) To reflect the additional interest expense associated with the financed portion of the acquisitions. For this purpose, the Arrington, Reef, Tana, Superior and Meridian acquisitions were assumed to have occurred at the beginning of 1995 and for the same amounts when actually closed later in 1995 or 1996. Interest rates were assumed to be libor plus 2.5 percent in effect currently per Magnum's principal lending institutions. The estimated interest expense for the Arrington acquisition amounted to $32,000 for the year ended December 31, 1995. The Reef acquisition amounted to $163,000, the Tana acquisition amounted to $335,000, the Superior acquisition amounted to $79,000 and the Meridian acquisition amounted to $2,800,000. Also, the adjustment for the year ended December 31, 1995 includes the elimination of $9,000 related to the Midland acquisition as such amounts are included in the Hunter historical amounts. For the six months ended June 30, 1996, the adjustment of $1,397,000 was attributable to the Meridian debt and was computed assuming the Meridian acquisition occurred at the beginning of 1996 using the same interest rate assumed in the 1995 interest adjustment. A one-eighth (1/8) percent change in the interest rate would result in an increase or decrease in the interest adjustment of approximately $55,000 and $22,000 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.


E) To reflect preferred stock dividends associated with the preferred shares issued as a part of Magnum's acquisition of Hunter.


F) To eliminate amounts related to the Midland acquisition which are recorded in the Hunter historical amounts.



G) To accrue estimated June 1996 operations from the properties acquired in the Meridian acquisition. The historical amounts presented for the Meridian acquisition are for the five months ended May 31, 1996. Actual results for the month of June were not available from the seller. The estimate of June operations is based on recent historical trends and as such, is considered reasonable.

H) The following pro forma estimates of proved oil and gas reserves for the combined properties were prepared by the Company in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the reserves are located onshore in the continental United States.

The following unaudited table sets forth the pro forma proved oil and gas reserves for the combined properties at December 31, 1995, together with the changes therein.


                                                Oil and
                                               Condensate            Natural Gas
Proved developed and undeveloped reserves:       (BBLS)                 (MCF)
                                               ---------------------------------

         Balance at January 1, 1995             3,465,000            71,303,000
         Revisions of previous estimates          536,000              (798,000)
         Production                              (204,000)           (5,257,000)
                                               ---------------------------------

         Balance at December 31, 1995           3,797,000            65,248,000
                                               =================================

Proved developed reserves at:
         December 31, 1995                      1,711,000            59,973,000
                                               =================================



Standardized  Measure of  Discounted  Future Net Cash Flows  Relating  to Proved
Reserves:



                                                              December 31, 1995
                                                                  (Unaudited)
                                                                 ------------

Future Cash Flows                                          $      176,395,000
Future Development and Production Costs                           (72,197,000)
                                                                  ------------
Future Net Cash Flows, Before Income Tax                          104,198,000
Future Income Tax Expenses                                        (14,115,000)
                                                                  ------------
Future Net Cash Flows                                              90,083,000
10% Discount to Reflect Timing of Net Cash Flows                  (39,168,000)
                                                                  ------------
Standardized Measure of Discounted Future Net Cash Flows   $       50,915,000
                                                                  ============


Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:



                                                               December 31, 1995
                                                                  (Unaudited)
                                                               -----------------

Standardized measure, beginning of period                     $      44,210,000
Revisions:
     Net Change in sales price, net of production costs              11,505,000
     Revisions of quantity estimates                                  2,826,000
     Accretion of discount                                            4,421,000
     Changes in timing, future development and other                 (4,363,000)
Extension and discoveries                                               582,000
Sales, net of production costs                                       (5,559,000)
Net changes in income taxes                                          (2,707,000)
                                                               -----------------
Standardized measure, end of period                           $      50,915,000
                                                               =================

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Stockholders
Magnum Petroleum, Inc.

We have audited the accompanying consolidated balance sheet of Magnum Petroleum, Inc. and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations, cash flows, and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magnum Petroleum, Inc. and Subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for oil and gas producing operations from the successful efforts method to the full cost method.



HEIN + ASSOCIATES LLP

Dallas, Texas
April 3, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholders
Magnum Petroleum, Inc.

We have audited the accompanying consolidated statements of operations, cash flows, and stockholders' equity of Magnum Petroleum, Inc. and Subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and cash flows of Magnum Petroleum, Inc. and Subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for oil and gas producing operations from the successful efforts method to the full cost method.


HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 26, 1995, except for Note 2,
   as to which the date is September 29, 1995

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                                 June 30,          December 31,
                                                                                                   1996                1995
                                                                                           -----------------------------------------

                                                                                               (Unaudited)
                                         ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                                 $      2,778,000    $     1,543,666
     Securities available for sale                                                                            -            101,640
     Accounts receivable
      Trade, net of allowance of $134,158                                                             1,609,000          1,246,652
      Due from affiliates                                                                               162,000            115,961
      Other                                                                                                   -             22,368
     Note receivable from affiliate                                                                     148,000            120,758
     Note receivable                                                                                    106,000            -
     Other current assets                                                                                82,000            -
     Current portion of long-term note receivable                                                       204,000            200,955
                                                                                           -----------------------------------------
          TOTAL CURRENT ASSETS                                                                        5,089,000          3,352,000
                                                                                           -----------------------------------------
PROPERTY, PLANT AND EQUIPMENT
     Oil and gas properties, full cost method
       Unproved                                                                                        864,000             842,889
       Proved                                                                                       68,280,000          36,256,428
     Pipelines                                                                                       6,882,000           1,087,310
     Other property                                                                                    218,000             145,957
                                                                                           -----------------------------------------
          TOTAL PROPERTY, PLANT AND EQUIPMENT                                                       76,244,000          38,332,584
     Accumulated depreciation, depletion and impairment                                             (3,002,000)         (1,928,078)
                                                                                           -----------------------------------------
NET PROPERTY, PLANT AND EQUIPMENT                                                                   73,242,000          36,404,506

OTHER ASSETS
     Deposits and other assets                                                                         509,000            118,007
     Long-term notes receivable, net of imputed interest                                               147,000            190,287
                                                                                           -----------------------------------------
TOTAL ASSETS                                                                              $         78,987,000   $     40,064,800
                                                                                           =========================================

                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Trade accounts payable and accrued liabilities                                         $          1,832,000  $       1,282,995
    Dividends payable                                                                                   156,000            177,304
    Suspended revenue payable                                                                           882,000            793,680
    Current maturities of long-term debt                                                              2,021,000          2,014,000
                                                                                           ----------------------------------------
          TOTAL CURRENT LIABILITIES                                                                   4,891,000          4,267,979
                                                                                           -----------------------------------------
LONG-TERM LIABILITIES
   Long-term debt                                                                                    46,056,000          7,597,597
   Production payment liability                                                                         246,000            288,235
   Other                                                                                                  4,000            289,983
   Deferred income taxes                                                                              3,125,000          3,125,000

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' EQUITY
     Preferred stock - $.001 par value; 10,000,000 authorized
          216,000  designated as Series A; 80,000 shares issued and  outstanding                              -                 80
          925,000  designated  as Series B; 41,500 and 62,050  shares issued and
           outstanding, respectively                                                                          -                 62
          625,000 designated as Series C; 567,600 and 625,000 shares issued and
           outstanding, respectively (liquidation preference of $5,676,000)                               1,000                625
   Common stock - $.002 par value; 50,000,000 shares authorized
         11,950,220 and 11,598,183 shares issued and outstanding, respectively                           24,000             23,196
   Additional paid-in capital                                                                        30,282,000         29,659,992
       Accumulated deficit                                                                           (5,642,000)        (5,244,899)
       Receivable from stockholders                                                                           -               (250)
       Unrealized gain on investments                                                                         -             57,200
                                                                                           ----------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                           24,665,000         24,496,006
                                                                                           ----------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $         78,987,000  $      40,064,800
                                                                                           =========================================

              The accompanying notes are an integral part of these
                       consolidated financial statements

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           Six Months Ended                    For the Years Ended
                                                                               June 30,                             December 31,
                                                             -----------------------------------------------------------------------
                                                                        1996               1995                 1995         1994
                                                             -----------------------------------------------------------------------

                                                                    (Unaudited)         (Unaudited)
Operating Revenues:
     Oil and gas sales                                       $        2,821,000  $         302,000     $       616,596  $  729,478
     Gas gathering and marketing                                      1,528,000                  -                   -           -
     Oil field services and commissions                                 201,000             20,000              31,978      15,704
                                                             -----------------------------------------------------------------------

          Total Operating Revenue                                     4,550,000            322,000             648,574     745,182
                                                             -----------------------------------------------------------------------

Operating Costs and Expenses:
     Lease operating                                                  1,126,000             93,000             267,513     317,761
     Pipeline operating                                                 190,000                  -                   -           -
     Purchases of natural gas                                         1,124,000                  -                   -           -
     Costs of services                                                  327,000             10,000              26,134       6,631
     Depreciation and depletion                                       1,084,000            103,000             421,101     243,180
     General and administrative                                         443,000            543,000             977,070     768,838
                                                             -----------------------------------------------------------------------

          Total Operating Costs and Expenses                          4,294,000            749,000           1,691,818   1,336,410
                                                             -----------------------------------------------------------------------

Operating Profit (Loss)                                                 256,000           (427,000)         (1,043,244)   (591,228)
     Gain (loss) on dispostion of assets                                143,000            (15,000)            (75,517)          -
     Interest income                                                     31,000             85,000             152,371      51,506
     Other income                                                        12,000                  -                   -           -
     Interest expense                                                  (499,000)            (3,000)             (1,882)     (6,660)
                                                             -----------------------------------------------------------------------


Net Loss                                                                (57,000)          (360,000)           (968,272)   (546,382)
     Dividends Applicable to Preferred Stock                           (340,000)          (293,000)           (617,220)   (579,325)
                                                             -----------------------------------------------------------------------

Net Loss Applicable to Common Shares                         $         (397,000) $        (653,000)   $     (1,585,492)$(1,125,707)
                                                             -----------------------------------------------------------------------

Loss Per Common Share                                        $            (0.03) $           (0.12)   $          (0.28)$     (0.27)
                                                             -----------------------------------------------------------------------

Common Shares Used in Per Share Calculation                          11,658,958          5,413,989           5,606,669   4,166,822
                                                             -----------------------------------------------------------------------


              The accompanying notes are an integral part of these
                       consolidated financial statements




                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEARS ENDED DECEMBER 31, 1995 AND 1994                                       Unreal-
                                                                                                                     Recei-  ized
                                                                                            Deferred                 vable   Gain
                                                                                 Additional Costs of     Accum-      from   (Loss)On
                                            Preferred Stock      Common Stock     Paid-In   Warrant      ulated      Stock-  Invest-
                                              Shares   Amount   Shares    Amount  Capital   Offering     Deficit     holder  ments
                                             ---------------------------------------------------------------------------------------
Balance at December 31, 1993                  672,050   $673  3,472,345  $ 6,945 $10,499,891 $   -     $(2,533,700)$(465,645) $    -

Conversion of 10,500 shares of Series B
 and 40,025 shares of Series C preferred stock
 to common stock                              (50,525)   (51)   125,325      251        (200)
Issuance of Series C preferred stock           24,250     24                         290,976
Issued for notes receivable                                     150,000      300     187,200
Adjustment of price of stock previously issued
 for notes receivable                                                               (187,500)
Issued to acquire oil and gas properties                        613,000    1,226   1,232,274
Issued in exchange for Series B production
 certificates, net of $42,924 offering costs                    176,375      352     583,664 (240,281)
Costs incurred in warrant offering
Interest accrued on receivable                                                                                      (11,355)
Payments received on receivable                                                                                     414,500
Dividends declared on preferred stock                                                                    (579,325)
Net loss                                                                                                 (546,382)
Unrealized loss on investments                                                                                               (8,528)
                                           -----------------------------------------------------------------------------------------
Balance at December 31, 1994                  645,775   646   4,537,045    9,074  12,606,305 (240,281) (3,659,407)  (62,500) (8,528)
                                           -----------------------------------------------------------------------------------------
Conversion of 2,000 shares of Series B and 9,300
 shares of Series C preferred
 stock to common stock                        (11,300)  (12)     28,900       58         (46)
Issuance from exercise of warrants                              833,324    1,667   3,331,629
Costs incurred in warrant offering                                                           (250,488)
Offset warrant offering costs                  20,750    21                         (490,769) 490,769
Issuance of Series C preferred stock                                                 248,979
Issued to acquire oil and gas properties                        386,615      773   1,378,431
Issued as compensation to directors                               5,000       10      17,490
Issued for services                                              22,222       44      84,400
Issued to directors for collateral                              125,000      250                                       (250)
Sale of investment shares                                                                                                     8,528
Payments received on receivable               111,825   112                                                          62,500
Acquisition of Hunter Resources, Inc. for
 Series C preferred stock and common stock                    5,660,077   11,320  12,483,573
Dividends declared on preferred stock                                                                    (617,220)
Net loss                                                                                                 (968,272)
Unrealized gain on investments                                                                                               57,200
                                               -------------------------------------------------------------------------------------
Balance at December 31, 1995                  767,050  $767  11,598,183  $23,196 $29,659,992 $   -    $(5,244,899)  $ (250) $57,200
                                               -------------------------------------------------------------------------------------
Conversion of 20,550 shares of Series B
 preferred stock to common stock (unaudited)  (20,550)  (20)     10,275       20
Conversion of 57,400 shares of Series C
 preferred stock to common stock (unaudited)  (57,400)  (57)    172,200      344        (287)
Issued for accrued dividends (unaudited)                          3,527        7      11,738
Issued to acquire oil and gas properties
 (unaudited)                                                    166,035      332     610,768
Sale of investment shares (unaudited)                                                                                       (57,200)
Dividends declared on preferred stock
 (unaudited)                                                                                             (340,000)
Net Loss (unaudited)                                                                                      (57,000)
Rounding (unaudited)                                    310                  101        (211)                (101)     250
                                           =========================================================================================
Balance at June 30, 1996 (Unaudited)         689,100 $1,000  11,950,220  $24,000 $30,282,000 $   -    $(5,642,000)  $    -  $     -
                                           =========================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements.




                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                   Six Months Ended             For the Years Ended
                                                                                       June 30,                     December 31,
                                                                           ---------------------------------------------------------

                                                                                   1996             1995         1995        1994
                                                                           ---------------------------------------------------------

                                                                               (Unaudited)    (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                                 $       (57,000)   $   (360,000) $ (968,272) $ (546,382)
   Adjustments to reconcile net loss to cash provided by (used for)
       operating activities:
      Depreciation and depletion                                                  1,084,000         103,000     421,101     243,180
      Common stock issued for services                                                    -          17,000     101,944          -
      Loss on sale of assets                                                      (143,000)          15,000      75,517          -
      Interest accrued on notes receivable from stockholders                              -               -          -      (11,355)
      Other                                                                               -               -      14,935      29,631
      Changes in certain assets and liabilities
         Securities available for sale                                                    -          23,000     (30,338)    (31,903)
         Accounts receivable                                                       (386,000)        (43,000)    (36,769)    (27,724)
         Notes receivable                                                           (93,000)        319,000          -           -
         Other current assets                                                       (82,000)        (11,000)         -           -
         Costs in excess of billings on uncompleted drilling contracts                   -           55,000      54,590     (54,590)
         Deposits and other assets                                                (401,000)           1,000         349      33,117
         Accounts payable and accrued liabilities                                  549,000         (481,000)   (512,737)    366,066
         Suspended revenue payable                                                  88,000                -          -           -
         Other liabilities                                                        (286,000)               -          -           -
                                                                           ---------------------------------------------------------
    Net Cash Provided By (Used By) Operating Activities                            273,000         (362,000)   (879,680)         40
                                                                           ---------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of assets                                                   188,000           73,000     88,475      650,041
    Additions to property and equipment                                        (37,301,000)      (1,128,000)(1,244,128)  (1,945,093)
    Loan made for promissory note receivable                                            -                -    (120,758)    (319,206)
    Payments received on promissory notes receivable                                    -                -     334,442           -
    Obligations and property acquisitions funded in Hunter acquisition                  -                -  (1,034,417)          -
                                                                           ---------------------------------------------------------
   Net Cash Used By Investing Activities                                       (37,113,000)      (1,055,000)(1,976,386)  (1,614,258)
                                                                           ---------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds  from  issuance  of common and  preferred  stock,  net of offering         -         3,332,000  3,331,808      145,594
    Payments  received on notes  receivable  from  shareholders                         -            63,000     62,500      414,500
    Proceeds  from long-term   debt   borrowings                                54,313,000               -    (185,600)     (46,663)
    Payments  of  principal  on  notes  payable                                (15,848,000)        (167,000)        -            -
    Production  payment liability                                                  (42,000)              -          -            -
    (Increase)  decrease  in  segregated  funds for  payments  of note  payable        -            130,000    130,000     (130,000)
    Dividends paid                                                               (349,000)         (290,000)  (583,495)    (510,044)
                                                                           ---------------------------------------------------------
     Net Cash Provided By (Used By) Financing Activities                        38,074,000        3,068,000   2,755,213    (126,613)
                                                                           ---------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH  EQUIVALENTS                            1,234,000        1,651,000    (100,853) (1,740,831)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 1,544,000        1,645,000   1,644,519   3,385,350
                                                                           --------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $   2,778,000   $    3,296,000  $1,543,666  $1,644,519
                                                                           =========================================================


        The accompanying notes are an integral part of these consolidated financial statements.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations
-------------------------------------
Magnum Petroleum, Inc. (the "Company") is incorporated under the laws of the state of Nevada. The Company is engaged in the acquisition, operation and development of oil and gas properties, the gathering, transmission and marketing of natural gas, providing management and advisory consulting services on oil and gas properties for third parties, and providing consulting and U.S. export services to facilitate Latin American trade in energy products. In conjunction with the above activities, the Company is licensed to operate a commercial salt water disposal facility in the state of Oklahoma and owns and operates oil and gas properties in six states, predominantly in the Southwest region of the United States. In addition, the Company owns and operates three gathering systems located in Texas, Louisiana and Oklahoma.

Unaudited Information
---------------------
The financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995, are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and changes in cash flows for the unaudited periods.

Merger and Consolidation
------------------------
The accompanying financial statements include the accounts of the Company and its existing wholly-owned subsidiary, Cushing Disposal, Inc.; and beginning on December 31, 1995, the accounts of Hunter as described below. As more fully discussed in Note 3, the Company entered into an amended definitive agreement on December 19, 1995 to acquire all of the assets, subject to the existing liabilities, of Hunter Resources, Inc. ("Hunter"). The purchase was accounted for by the purchase method effective December 31, 1995. As such, the accompanying consolidated financial statements for 1995 include the balance sheet accounts of Hunter. However, the Statement of Operations for 1995 does not include the operations of Hunter for 1995. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to the consolidated financial statements of the prior year to conform with the current presentation.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has cash deposits in excess of federally insured limits.

Investments
-----------
In 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under this standard, the equity securities held by the Company that have readily determinable fair values are classified as current assets available-for-sale and are measured at fair value. Unrealized gains and losses for these investments are reported as a separate component of stockholders' equity. In 1994, investments in equity securities for which sale within one year was restricted by governmental securities regulations were classified as non-current assets.

At December 31, 1995 the Company's available for sale securities had an amortized cost basis of $44,440, gross unrealized gains reported in equity of $57,200 and a fair market value of $101,640. During 1995, Securities were sold for gross proceeds of $73,083 and the Company realized a gain of $19,370.

Suspended Revenues
------------------
Suspended revenue interests represent oil and gas sales payable to third parties largely on properties operated by the Company. The Company distributes such amounts to third parties upon receipt of signed division orders or resolution of other legal matters.

Oil and Gas Producing Operations
--------------------------------
The Company follows the full-cost method of accounting for oil and gas properties, as prescribed by the Securities and Exchange Commission ("SEC"). Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Costs directly associated with the

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and any provision for impairment is transferred to the full-cost amortization base. Sales of oil and gas properties are credited to the full-cost pool unless the sale would have a significant effect on the amortization rate. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized. The Company's unproved properties excluded from the amortization base were $864,000 and $842,889 at June 30, 1996 and December 31, 1995, respectively. These costs arose in 1995 and are expected to be evaluated and transferred into the amortization base over the next twelve months.

The net capitalized costs are subject to a "ceiling test," which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions.

Drilling Operations
-------------------
Fees from fixed-price contracts with other working interest owners to drill, complete and place oil and gas wells into production less related costs are accounted for as adjustments to oil and gas properties.

Pipelines
---------
Pipelines are carried at cost. Depreciation is provided using the straight-line method over an estimated useful life of 15 years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition.

Other Property
--------------
Other property and equipment are carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to ten years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition.

Gas Gathering and Marketing Revenues
------------------------------------
The Company receives fees for the gathering of natural gas on its pipeline system for the benefit of other parties. In addition, the gas connected to the pipeline is sold to third parties resulting in marketing revenue. These revenues are recognized as earned.

Other Oil and Gas Related Services
----------------------------------
Other oil and gas related services consist largely of fees earned from the Company's salt water disposal facility. Such fees are recognized in the month the disposal service is provided.

Impact of Recently Issued Pronouncements
----------------------------------------
The Financial Accounting Standards Board (FASB) has issued Statement No. 121, "Accounting for Impairments of Long-Lived Assets". Except for oil and gas properties which are governed by the full cost method, the Company intends to adopt this standard in 1996. Management believes it will not have a material impact on the Company's financial statements. The FASB has also issued Statement No. 123, "Accounting for Stock-Based Compensation". The Company will adopt this standard in 1996, also. At this time, management anticipates it will continue accounting for stock based compensation in 1996 under guidance provided by the existing standard but will provide pro forma disclosures as allowed by Statement No. 123.

Income Taxes
------------
The Company files a consolidated federal income tax return. The Company applies Statement of Financial Accounting Standards No. 109 (SFAS 109). As required by SFAS 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

Loss Per Common Share
---------------------
Loss per common share is based on the weighted average number of shares of common stock outstanding. Convertible securities and warrants were anti-dilutive at June 30, 1996 and 1995 and December 31, 1995 and 1994 and were not included in the calculation of loss per common share.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

Deferred Cost of Warrant Exercise Offering
------------------------------------------
The Company incurred costs to update its registration statement relating to Series C preferred stock that is convertible into common stock and relating to common stock purchase warrants. The Company made an offer to the warrant holders allowing them to exercise their warrants at a discount through February 16, 1995. As presented in Note 7, certain of the common stock purchase warrants were exercised prior to the expiration of the discount period. The Company had deferred direct costs as of December 31, 1994 of $240,281 related to the discounted warrant exercise offering. Such costs and $250,488 incurred in 1995 were offset against the proceeds received in 1995 from the exercise of the warrants.

Statements of Cash Flows
------------------------
During the year ended December 31, 1995, the Company changed its method of accounting for cash flows from operating activities from the direct method to the indirect method. Prior periods have been restated for the effects of the change.

Use of Estimates and Certain Significant Estimates
--------------------------------------------------
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

NOTE 2--CHANGE IN ACCOUNTING METHOD

The Company accounted for its oil and gas producing activities using the successful efforts method from inception through June 30, 1995. However, the full cost method has subsequently been adopted. The Company is of the opinion that the full cost method of accounting is preferable to the successful efforts method of accounting for its oil and gas activities for the following reasons:

(1) The Company recently acquired the subsidiaries of Hunter (See note 3), which comprise corporations engaged in oil and gas related activities and which utilize the full cost method of accounting for these activities. For both legal and accounting purposes, the Company is the acquiring entity; however, the subsidiaries are increasing their oil and gas activities and have more proved oil and gas reserves than the Company. Furthermore, management of Hunter became the management of the Company upon completion of the acquisition. One of the Hunter subsidiaries specializes in the management of oil and gas properties and all accounting functions and financial reporting have been undertaken by the subsidiaries' personnel. The individuals employed by the subsidiaries will comprise the vast majority of the Company's employees and the Company believes that by allowing these employees and Hunter's management to continue to use the full cost method, it would greatly benefit in accurately reporting on its oil and gas operations.

(2) The subsidiaries have established a relationship with lending sources which the Company intends to continue to utilize and expand upon. These sources are accustomed to evaluating the subsidiaries' financial statements on the full cost method of accounting. The Company intends to request additional borrowing arrangements from these lenders and believes that it is desirable for these lending sources to review financial statements prepared on a consistent basis.

(3) The Company occasionally engages in turnkey drilling activities and in the sale of oil and/or gas prospects. The Company believes that these activities are secondary to its primary oil and gas operations. However, in accounting for these activities utilizing the successful efforts method of accounting, 47% of the Registrant's operating revenue during 1994 and 66% of its operating revenue on an unaudited basis - during the first six months of 1995 came from such secondary sources. Knowing that the successful efforts method permits the recognition of revenue from such secondary sources, the Registrant has sought for and has engaged in turnkey drilling activities and in the sale of oil and/or gas prospects to effect the results of its operations. The Company's use of the successful efforts method, although allowed by generally accepted accounting principles, has resulted in peaks and valleys in operating results for previous accounting periods. The full cost method of accounting would require that these activities be

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

     spread over a period of time, and if profitable, recognized through a reduction of the cost per unit of oil and gas produced. Thus the full cost method avoids the large variances in revenue and associated expenses which the Registrant has previously reported in its quarterly and annual financial statements.

The accompanying financial statements have been restated to apply the full cost method retroactively. This change in accounting principle has no significant effect on income taxes. The effect of the accounting change on net loss and accumulated deficit as previously reported for the respective periods is:

                                                                                                              Year Ended
                                                                                                              December 31,
                                                                                                        ----------------------------

                                                                                                                 1994
                                                                                                        ----------------------------
Statement of Operations:

Net Loss as Previously Recorded                                                                         $      (1,258,808)

Adjustment for Effect of Change in Accounting Principle that is Applied Retroactively                   $         712,426

Net Loss as Adjusted                                                                                    $        (546,382)

Per Share Amounts:

Net Loss as Previously Reported                                                                         $            (.44)

Adjustment for Effect of Change in Accounting Principle that is Applied Retroactively                   $             .17

Net Loss as Adjusted                                                                                    $            (.27)

Common Shares Used in Per Share Calculation                                                                     4,166,822






                                                                                                   1995                   1994
                                                                                      ----------------------------------------------
Statement of Accumulated Deficit:

Balance at Beginning of Period as Previously Reported                                 $          (4,166,058)  $        (2,327,925)

Add Adjustment for the Cumulative Effect on Prior Years
  of Applying Retroactively the Full Cost Method                                      $             506,651   $          (205,775)

Balance at Beginning of Period, as Adjusted                                           $          (3,659,407)  $        (2,533,700)

Net Loss                                                                              $            (968,272)  $          (546,382)

Preferred Dividends                                                                   $            (617,220)  $          (579,325)

Balance at End of Year                                                                $          (5,244,899)  $        (3,659,407)

The effect on 1995 operations of changing the accounting method was to increase net loss and net loss per share by $307,000 and $.05, respectively.


                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

NOTE 3--ACQUISITIONS AND DISPOSITIONS

During the year ended December 31, 1994, the Company acquired three properties through the issuance of both cash and common stock. One property was acquired for $888,000, for which the Company paid $200,000 cash and issued 343,000 shares of its common stock, based on a value of $2.00 per share or $686,000. Two other properties were acquired for a total of $692,500. In one transaction, 150,000 shares were issued at $1.25 per share for $187,500 and in the other transaction, 120,000 shares were issued at $3.00 per share for $360,000. In the latter transaction, the Company committed to file a registration statement relating to 40,000 shares, and has agreed to pay all costs relating to the registration of these shares.

During 1994 the Company sold a 20% working interest in unproved oil and gas mineral leases in which the Company has acquired an interest. The Company received cash and 22,220 shares of the common stock of a publicly traded corporation.

During March of 1995, the Company acquired an additional fifty percent (50%) working interest (for a total of 100% working interest) in a proved undeveloped oil and gas property on which one well is located. The acquisition cost of this additional interest was $410,000, of which $130,000 was paid in cash and 80,000 shares of the Company's restricted common stock, valued at $3.50 per share, were issued. During April of 1995, the Company also acquired an additional 40 percent working interest (for a total 90% working interest) in a proved undeveloped property on which one well is located. The acquisition cost of this additional interest was $480,000, of which $20,000 was paid in cash and 125,000 shares of the Company's restricted common stock were issued, valued at $3.50 per share, and the transfer of securities held by the Company as an investment in equity securities at December 31, 1994.

In October 1995, the Company issued 85,131 shares of common stock, valued at $3.52 per share, in an acquisition completed by a Hunter subsidiary for the remaining stock ownership interest in a limited liability company. Also, in October 1995, the Company issued 64,176 shares of common stock, valued at $4.00 per share, in an acquisition of oil and gas properties completed by a Hunter subsidiary. In December 1995, the Company issued 32,308 shares of common stock, valued at $3.25 per share, in an acquisition of a proven undeveloped property by a Hunter subsidiary.

The Company executed a definitive agreement on July 21, 1995 to acquire all of the assets, subject to the existing liabilities of Hunter Resources, Inc. ("Hunter"). Pursuant to the agreement, the Company issued, subject to shareholder approval, 2,750,000 shares of its restricted common stock to Hunter in exchange for the assets acquired. In addition, 575,000 shares of restricted common stock were issued to a third party as an additional cost of the acquisition. The third party distributed a total of 250,000 of the shares to a former director and a former officer of the Company for their assistance in completing the acquisition.

On December 19, 1995 to be effective December 22, 1995, the Company and Hunter entered into an amended agreement. Under the terms of the amendment, which was executed by Hunter shareholders representing over fifty percent (50%) of the common stock of Hunter, an additional 2,335,077 shares of restricted common stock and 111,825 shares of Series C preferred stock were issued to Hunter. The acquisition was recorded under the "purchase method" of accounting, based upon the estimated value of the shares issued of $12,495,005. The operations of Hunter have been consolidated with those of the Company beginning on December 31, 1995.

On June 28, 1996, Magnum closed on the purchase of 469 natural gas wells and approximately 427 miles of a gas gathering pipeline system from Meridian. The net purchase price after certain purchase price adjustments was approximately $35,350,000, funded by a loan from Magnum's principal lending financial institutions. As the purchase was not completed until the end of the second quarter of 1996, the Statements of Operations for 1996 do not include any operating results for the purchased properties. The purchase price was allocated based on estimated fair market values resulting in the recording of $29,560,000 as oil and gas properties and $5,790,000 as pipelines. The gas wells and gas gathering system are located in the Panhandle of Texas and Western Oklahoma and are more commonly referred to as the "Panoma Properties."

The following summary, prepared on a pro forma basis, presents the results of operations for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994 as if the acquisitions occurred as of the beginning

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

of the respective years. The following proforma information includes the results of operations for the Meridian acquisition as well as the other acquisitions above for the six months ended June 30, 1996 and the year ended December 31, 1995. The pro forma information for the year ended December 31, 1994 includes all the acquisitions above excluding the Meridian acquisition. The pro forma information includes the effects of adjustments for increased interest expense and depreciation and depletion:

                                                                                  (Unaudited)
                                                                    June 30,
                                                                     1996                 1995                1994
                                                                     ----                 ----                ----

Revenue................................................         $  8,977,000  $        15,482,945  $        8,385,688
Net Income (Loss) Applicable to Common Stock...........             (575,000)          (4,637,665)            650,915
Net Income (Loss) Per Common Share.....................         $       (.05) $              (.41) $              .06



NOTE 4--NOTES RECEIVABLE

During July of 1994, the Company received an interest bearing note due on May 1, 1995, in exchange for $319,206 paid by the Company. Interest in the amount of $3,000 per month accrued through February 28, 1995 and was paid in March 1995. For the remaining two months, interest in the amount of $4,500 per month was accrued which, along with the principal amount, was paid during May 1995. The note was collateralized by securities, the fair market value of which was less than the amount of the note.

On July 28, 1995, the Company received a non-interest bearing note receivable in the amount of $223,500 in exchange for its interest in an oil and gas property. Interest at 10 percent was inputed on the note resulting in a discount of $28,366. The note provides for payments of $7,000 per month.

NOTE 5--RELATED PARTY TRANSACTIONS

During June of 1993, the Company sold 250,000 shares of its common stock at $2.00 per share for a total of $500,000. The purchasers made a 10% down payment of $50,000 and executed notes for $450,000, payable in one year and bearing interest at 6% per annum. During June of 1994, the Company renegotiated the notes and entered into a verbal agreement with another individual whereby $27,000 of interest due on the previous notes was accrued and a new principal amount of $289,500, being a reduction of $160,500 from the original notes, was agreed upon as the amount due to the Company. Additionally, the Company sold this individual 40,000 shares of the Company's common stock at $1.25 per share for net proceeds of $50,000. The full amount of the reduced purchase price was paid during the third quarter of 1994; however, no interest was paid. The Company does not intend to pursue the collection of the unpaid interest from any of the parties involved. The net effect of the above transactions was that the Company sold 300,000 shares of its common stock for $350,000 or approximately $1.17 per share.

During June of 1994, the Company also issued 110,000 shares of its common stock pursuant to an agreement to pay the Company within one year of the issuance of the shares, $137,500 and interest at the rate of 5% per annum, which is equivalent to $1.25 per share. Prior to December 31, 1994, the Company had collected $75,000 and subsequently the balance of the note was paid. The Company did not collect any interest due on the Note and does not intend to pursue the collection thereof.

In conjunction with the acquisition of Hunter, the Company assumed a note receivable with a balance of $174,235 and $120,758 at June 30, 1996 and December 31, 1995 from an owner in an affiliated limited liability company. The note provides for interest at ten percent and had a due date of December 31, 1995, which has been extended to August 31, 1996.

In connection with the acquisition of Hunter, the Company assumed a note receivable from a company affiliated with the President of the Company in the amount of $54,615 at December 31, 1995. This note bears interest at ten percent

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

and is due on demand. Additionally, trade accounts receivable from this affiliated company were $51,346 at December 31, 1995 and June 30, 1996.

In connection with the acquisition of Hunter, the Company assumed unsecured accounts receivable from the President personally in the amount of $10,000 as of December 31, 1995, which amount was repaid in February 1996.

A company owned by two former directors of the Company operated several of the wells in which the Company has an interest. Operating fees paid this company were $400, $17,000, $35,319 and $1,602 in the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively. The operations of these wells have been transferred to a subsidiary of Magnum. In addition, the related company received a commission of $25,000 from the sale of an oil and gas property to the Company in 1995.

NOTE 6--LONG-TERM DEBT

Long-term debt at December 31, 1995 and 1994 consisted of the following:

                                                                                               1995               1994
                                                                                        --------------------------------------------
Banks
         Promissory   note,   collateralized   by  pipelines  and  oil  and  gas
         properties,  payable  in  monthly  installments  for  1996 of  $174,000 through  October 1, 1996,  then  $171,000  thereafter  plus interest at prime plus one percent  (total of 9.75% at December 31, 1995),  assumed in Hunter
         acquisition (1)                                                                $       9,554,597  $      -

         Note payable, payable in monthly installments of $498 through July 1996 plus interest at 7.25 percent, collateralized by truck,
         assumed in Hunter acquisition                                                              3,000         -

         Notes payable to banks,  collateralized by vehicles, payable in monthly installments of $1,075,  including interest at 7.5% to 10.75%,  through
         April 1998. The notes were paid in full in 1995
         or assumed by one of the Company's directors.                                                 -      29,165
Other
         Notes payable,  non-interest bearing and  uncollateralized,  payable in monthly installments of $1,000 through July 1, 2000, assumed
         in Hunter acquisition                                                                     54,000         -

         Notes payable to purchase oil and gas property, the terms of which were suspended in 1994 awaiting further development of the related property.
         An agreement  was entered into in 1995 to settle the note for $130,000.
         Funds were segregated at
         December  31, 1994, in that amount, for payment in 1995                                       -     130,000

         Notes payable to purchase oil and gas property, payable in monthly
         installments of $3,000, including interest at an imputed rate of 8%                           -      26,435
                                                                                        --------------------------------------------
    Total Long-Term Debt                                                                        9,611,597    185,600
    Less Current Portion                                                                        2,014,000    173,925
                                                                                        --------------------------------------------

    Long-Term Debt                                                                      $       7,597,597  $  11,675
                                                                                        ============================================




                                      F-20



                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

Maturities of long-term debt based on contractual requirements for the years ending December 31, are as follows:

                                          1996                $  2,014,000
                                          1997                   2,508,000
                                          1998                   2,627,000
                                          1999                   2,151,000
                                          2000                     311,597
                                                              ---------------
                                                             $   9,611,597

(1) The promissory note to bank is a borrowing under a $20,000,000 line of credit on which there existed a borrowing base of approximately $8.7 million at December 31, 1995. The balance at December 31, 1995 includes $1,125,000 due to the seller of certain oil and gas properties which was refinanced in February, 1996 under the line of credit. The final principal payments under the line of credit are due June 1, 2000. The amount that can be borrowed under the line of credit is based upon a designated percentage of oil and gas reserve values. The line of credit includes covenants, the most restrictive of which require maintenance of a current ratio and tangible net worth, as specifically defined in the loan agreement.

On June 26, 1996,  Magnum received a commitment from Wells Fargo Bank,  N.A., as
Agent, and Banque Paribas, as Co-agent, (hereinafter collectively referred to as "Banks") for a new credit facility for the benefit of Magnum and several wholly-owned subsidiaries. The purpose of the new line of credit is to 1) refinance the Company's existing indebtedness with First Interstate Bank of Texas, N.A. (a wholly-owned subsidiary of Wells Fargo Bank, N.A.), 2) finance the acquisition of oil and gas reserves including the $35.4 million Panoma
Property acquisition from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc., 3) future property development, and 4) working capital support and general corporate purposes. The credit facility is subject to a "Borrowing Base" determination established from time-to-time by the Banks based upon proven oil and gas reserves and gas gathering assets owned by Magnum and its subsidiaries. The availability under the Company's existing credit facility was $16 million and has now been increased to $48 million based upon the acquisition of the Panoma Properties. The new credit facility gives the Company the flexibility to choose a range of either "LIBOR" or "Prime" based interest rates options. At June 30, 1996, the outstanding debt balance on the credit facility notes was $48 million with no required principal payments due on $40 million of the notes until June 30, 2001, when any remaining principal balance will be due in full. The terms of the remaining notes of $8 million require quarterly principal payments of $1 million beginning March 31, 1997.


NOTE 7--INCOME TAXES

The Company  accounts for income taxes in accordance with Statement of Financial
Accounting  Standards No. 109,  Accounting for Income Taxes,  which requires the recognition  of a  liability  or asset,  net of a valuation  allowance,  for the deferred tax consequences of all temporary differences between the tax bases and the reported  amounts of assets and  liabilities,  and for the future benefit of
operating  loss  carryforwards.   The  tax  effects  of  significant   temporary
differences and carryforwards are as follows:



                                                                                          December 31,
                                                                                   1995                   1994
                                                                                   ----                   ----
Property and equipment, including intangible drilling costs          $            (5,890,000)  $           (218,231)
                                                                     ---------------------------------------------------------------
Total deferred tax liability                                                      (5,890,000)              (218,231)
                                                                     ---------------------------------------------------------------
Allowance for doubtful accounts                                                       50,000                    160
Depletion carryforwards                                                              365,000
Operating loss carryforwards                                                       2,350,000              1,135,089
                                                                     ---------------------------------------------------------------
Total deferred tax assets                                                          2,765,000              1,135,249
                                                                     ---------------------------------------------------------------
Valuation allowance                                                                       -                (917,018)
                                                                     ---------------------------------------------------------------
Net Deferred Tax Liability                                           $            (3,125,000)  $                 -
                                                                     ===============================================================

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

The Company and its subsidiaries have net operating loss carryforwards (NOL) of approximately $6,400,000 that expire, if unused, in years 1996 through 2010.
Approximately $1,700,000 of the NOL carries a limitation of approximately $200,000 per year. In addition, the Company has depletion carryforwards of approximately $1,000,000.

NOTE 8--STOCKHOLDERS' EQUITY

Shares of preferred stock may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors. Of the 10,000,000 shares of $.001 par value preferred stock the Company is authorized to issue, 216,000 shares have been designated as Series A Preferred Stock, 925,000 shares have been designated as Series B preferred stock, and 625,000 shares have been designated as Series C Preferred Stock. Thus, 8,234,000 preferred shares have been authorized for issuance but have not been issued nor have the rights of these preferred shares been designated. No dividends can be paid on the common stock until the dividend requirements of the preferred shares have been satisfied.

Holders of the Series A preferred stock are entitled to receive dividends only to the extent that funds are available from the West Dilley Prospect. Such dividends are limited to $7.50 per share, in the aggregate. Dividend payments to Series A preferred shareholders will be based on 50% of the net operating revenue received by the working interest owners of the West Dilley Prospect. Due to a decline in production from the well located on this prospect, the Company has shut this well in and is no longer producing it. The Series A dividends are not cumulative except for unpaid amounts due from this calculation. No dividends have been paid on the Series A preferred stock. There is no aggregate annual dividend requirement for the Series A preferred stock.

The Series B preferred stock was issued as a unit, comprised of 1,000 shares of Series B preferred stock and 2 production certificates. The Series B preferred stockholders are entitled to receive cumulative dividends of $0.35 annually per share, payable quarterly. The holders of the units are entitled to receive
$10,000 per unit in dividends and in production payments. The production payments were derived from 50% of the Company's net revenue from production of oil and gas.

The Board of Directors declared dividends on the Series B preferred stock of $11,000, $21,893 and $25,172 for the six months ended June 30, 1995 and the years ended December 31, 1995 and 1994, respectively.

Beginning June 15, 1994, the Company offered to exchange (the "Exchange Offer") 1,250 shares of common stock for each Series B production certificate. During 1994, 141.1 production certificates were exchanged for 176,375 shares of common stock and the Series B preferred shareholders agreed to convert their Series B preferred shares into common stock at December 31, 1995 if all dividends were paid through that date. Most of the shares were converted in early 1996.

Separate and apart from the Exchange Offer, two of the Company's officers and directors (the "Officers") set aside 125,000 shares (the "Stock") of their own common stock of the Company for a single individual (the "Individual") who owned approximately 55% of the Series B Production certificates that were exchanged. The Stock is being held by an independent party to this transaction until fair market value of the Exchange Shares, when the Exchange Shares become eligible for sale pursuant to Rule 144 of the Securities Act of 1933, is determined. If the fair market value of the Exchange Shares is at least $5.00 per share, then the Stock will be returned to the Officers. If the value of the Exchange Shares is less than $5.00 per share, the Individual will receive a certain number of the shares as specified in the agreement. The Company issued 125,000 shares of its common stock to the Officers in exchange for their assignment to the Company of all of the Officers' rights, title and interest in the Stock. The Company has recorded the new shares issued at par value.

The Series C preferred stock is convertible at the option of the holder at any time into three shares of common stock and, after November 12, 1994, will automatically convert into common stock anytime the closing bid price of the common stock equals or exceeds $5.00 per share for twenty consecutive trading days. The Series C preferred stock is redeemable by the Company beginning November 12, 1995, at $10.50 per share plus accrued and unpaid dividends. If declared by the Board of Directors, dividends accrue at the annual rate of $1.10 per share, are cumulative from the date of first issuance and are paid quarterly in arrears. The Board of Directors declared dividends on the Series C

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

preferred stock of $340,000 for the six months ended June 30, 1996, $282,000 for the six months ended June 30, 1995, $595,327 for the year ended December 31, 1995, and $554,153 for the year ended December 31, 1994. During 1994, 40,025 Series C preferred shares were converted into 120,075 shares of common stock and 24,250 shares of Series C preferred stock were issued upon exercise of representatives' warrants. The aggregate annual dividend requirements for the 625,000 shares of Series C preferred stock outstanding at December 31, 1995 amounts to $687,500.

The preferred shareholders are not entitled to vote except on those matters in which the consent of the holders of preferred stock is specifically required by Nevada law. If the Company were to liquidate prior to payment of the full dividend requirements on the preferred stock, the preferred stock would receive a liquidation preference from the liquidation proceeds. The Series A preferred shareholders would receive an amount equal to the lesser of the proceeds from the liquidation of the West Dilley Prospect or the remaining unpaid dividend. The Series C preferred shareholders would receive a liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date. On liquidation, holders of all series of the preferred stock would be entitled to receive the par value, $.001 per share, in preference to the common stock shareholders.

The Series C preferred stock was originally issued as a unit comprised of one share of Series C preferred stock and warrants to purchase 3 shares of common stock. A total of 1,687,500 warrants were issued and are exercisable at $5.50 per share through November 12, 1998. The Company offered the holders of the warrants a discount period commencing November 15, 1994 and ending February 16, 1995 during which time the warrants could be exercised at $4.00. During this time, warrants were exercised for 833,324 shares of common stock. The exercise of these warrants resulted in cash proceeds of $3,333,298 to the Company. The warrants are redeemable by the Company at $0.02 per warrant upon 30 day notice at any time after November 12, 1995 or earlier if the closing bid price of the common stock equals or exceeds $6.75 for five consecutive trading days. At June 30, 1996 and December 31, 1995, 854,176 of the warrants remained outstanding.

The Company granted an unrelated company the right to acquire 100,000 shares of common stock under the terms of a consulting agreement. The rights became exercisable at the rate of 3,325 shares in November 1994, 8,335 shares per month from December 1994 through October 1995 and 4,990 shares in November 1995. The rights are exercisable at $4.125 per share. The rights expire in November 1996 if not exercised by then. All of the rights were outstanding at June 30, 1996 and December 31, 1995.

During 1995, 20,750 representatives' warrants were exercised at $12.00 per warrant resulting in $249,000 of proceeds to the Company. Each warrant entitles the holder to receive one share of Series C preferred stock and 3 common stock warrants exercisable at $4.00 per share through February 1995 and $5.50 thereafter. 9,300 shares of Series C preferred stock and 2,000 shares of Series B preferred stock have also been converted into 28,900 shares of common stock. The Company issued 5,000 shares of common stock, valued at $3.50 per share to its directors, which resulted in $17,500 of compensation expense in 1995. Also, 22,222 shares of common stock with a value of $3.80 per share were issued for services.

During the six months ended June 30, 1996, 20,550 shares of Series B preferred stock were converted to 10,275 shares of common stock.

On June 5, 1996, Magnum called for the redemption of 208,333 shares of its Series C preferred stock at $10.50 per share, as provided by the terms of the certificate of designations, plus accrued dividends with an extended redemption date of July 10, 1996. Terms of the preferred stock provide for the option by the holder to convert the preferred shares into common stock at the rate of three (3) shares of common stock for each share of Series C preferred stock. At June 30, 1996, 57,400 shares of the preferred stock had converted into 172,200 shares of Magnum common stock. An additional, 3,527 shares of common stock were issued for accrued dividends to conversion date. Subsequent to June 30, 1996, an additional 236,992 shares of the preferred stock were converted for 732,223 shares of common stock, including accrued dividends paid in common stock. Additionally, 8,224 shares of preferred stock were redeemed for $86,352 after June 30, 1996.

On July 11, 1996, Magnum called for the redemption the remaining 322,384 shares of its Series C preferred stock. The redemption price was $10.50 per share, plus accrued dividends of $.141 per share from July 1, 1996 through the

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

extended redemption date of August 16, 1996, for a total redemption price of $10.641 per share. The Series C preferred shares could be converted, at the option of the holder, at any time prior to August 16, 1996 into common stock. 302,492 shares of Series C preferred stock were converted into 938,451 shares of common stock including the accrued dividends paid in common stock. Additionally, 19,892 shares of preferred stock were redeemed for cash in the amount of $210,431.

After both redemption calls, Magnum converted 596,884 shares of its Series C preferred stock into common stock and redeemed 28,116 shares of its Series C preferred stock.


NOTE 9--SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES

During 1994, the Company purchased oil and gas properties by issuing 613,000 shares of common stock valued at $1,233,500 along with cash in the amount of $200,000. The Company issued 176,375 shares of its common stock, valued at $584,016, in exchange for the production payment interests held by production certificate holders. Shareholders converted 10,500 shares of Series B preferred stock and 40,025 shares of Series C preferred stock into 5,250 and 120,075 shares of common stock, respectively. A vehicle with a carrying value of $10,923 was sold to an officer of the Company with the officer assuming a related note payable in the amount of $10,923. The Company received equity securities with a fair value of $66,660 as partial payment for the sale of property interests. The Company granted shareholders a $187,500 adjustment to the price of common stock previously sold by reducing notes receivable from the shareholders by that amount. Also in 1994, the Company issued 150,000 shares of common stock in exchange for notes receivable from the purchasing shareholders in the amount of $187,500.

During 1995, as more fully described in Note 3, the Company issued common stock and preferred stock valued at $12,495,005 in the acquisition of Hunter Resources, Inc. assets. Oil and gas properties were acquired by issuing $1,379,204 of common stock and $22,220 of marketable securities; preferred stock was converted to common stock; and common stock was issued for a receivable from a shareholder of $250. In addition $17,500 of common stock was issued as compensation to directors and $84,444 of common stock was issued for services.

During 1996, the Company acquired oil and gas properties by issuing 166,035 shares of common stock valued at $611,000. Additionally, the Company paid $475,000 for interest during the six months ended June 30, 1996.

NOTE 10--ENVIRONMENTAL ISSUES

Being engaged in the oil and gas exploration and development business, the Company may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during the time that such wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation would most likely fall upon the Company. In certain acquisitions the Company has received contractual warranties that no such violations exist, while in other acquisitions the Company has waived its rights to pursue a claim for such violations from the selling party. No claim has been made nor has a claim been asserted, nor is the Company aware of the existence of any liability which the Company may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

NOTE 11-COMMITMENTS AND CONTINGENCIES

The Company assumed in the Hunter acquisition lease agreements for the use of office space and office equipment. The office space lease extends through November 2001 with an option to renew the lease for a three year term. The office equipment lease extends until 1998. The leases have been classified as operating leases. The following is a schedule by years of future minimum lease payments required under the operating lease agreements:

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               PERIOD SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED

Year Ended December 31:
1996..................................................$126,906
1997.................................................. 120,178
1998.................................................. 120,188
1999.................................................  117,419
2000.................................................  124,238
Thereafter.........................................    112,515
                                                       -------
 Total Minimum Payments Required......................$721,444
                                                      ========
Rental expense was $58,000, $31,000, $61,191 and $21,283 for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.

At December 31, 1995, the Company is involved in litigation proceedings arising in the normal course of business. The Company has accrued $100,000 as of December 31, 1995 for potential expenses to be incurred in settlement of the litigation. In the opinion of management, any additional liabilities resulting from such litigation would not have a material effect on the Company's financial condition.

NOTE 12-FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to credit risk consist principally of accounts and notes receivable. The receivables are primarily from companies in the oil and gas business or from individual oil and gas investors. These parties are primarily located in the Southwestern regions of the United States. No single receivable is considered to be sufficiently material as to constitute a concentration. The Company does not ordinarily require collateral, but in the case of receivables for joint operations, the Company often has the ability to offset amounts due against the participant's share of production from the related property. The Company believes the allowance for doubtful accounts at December 31, 1995 is adequate.

Management estimates the market values of notes receivable and payable based on expected cash flows and believes those market values approximate carrying values at December 31, 1995. The market values of equity investments are based upon quoted prices (see Note 1).

NOTE 13 - FOURTH QUARTER ADJUSTMENT

In the fourth quarter of 1995, due to downward revisions of the Company's reserves at year-end, the Company made adjustments to depreciation and depletion that impacted previously reported quarterly results. The effect of the adjustments was to increase the reported net loss attributable to common stockholders of $868,405 for the nine month period ended September 30, 1995 to a net loss of approximately $1,046,000.

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (UNAUDITED)



Proved oil and gas reserves consist of those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimates of petroleum reserves have been made by independent engineers and Company employees. These estimates include reserves in which the Company holds an economic interest under production-sharing and other types of operating agreements. These estimates do not include probable or possible reserves. The estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

Estimated quantities of proved oil and gas reserves of the Company were as follows:

                                                                                                             Natural Gas
                                                                                            Oil               (Thousand
                                                                                         (Barrels)           Cubic Feet)
                                                                               -----------------------------------------------------
December 31, 1994
     Proved reserves.........................................................             1,260,520            4,914,207
     Proved developed reserves...............................................               239,795              394,872
                                                                               =====================================================

December 31, 1995
     Proved reserves.........................................................             3,767,739           14,071,916
     Proved developed reserves...............................................             1,681,841            8,796,748
                                                                               =====================================================


     The changes in proved reserves for the year ended December 31, 1995 and
                             1994 were as follows:
                                                                                                             Natural Gas
                                                                                            Oil               (Thousand
                                                                                         (Barrels)           Cubic Feet)
                                                                               -----------------------------------------------------

Reserves at December 31, 1993................................................             1,445,990            3,672,779

Purchase of minerals-in-place................................................               368,448            2,337,359
Production...................................................................               (41,835)             (88,176)
Revisions of estimates.......................................................              (512,083)          (1,007,755)
                                                                               -----------------------------------------------------
Reserves at December 31, 1994................................................             1,260,520            4,914,207

Purchase of minerals-in-place................................................             3,122,382           10,973,298
Extensions and  discoveries..................................................                38,498              564,247
Production...................................................................               (29,972)            (102,056)
Revisions of estimates.......................................................              (623,689)          (2,277,780)
                                                                                ----------------------------------------------------
Reserves at December 31, 1995................................................             3,767,739           14,071,916
                                                                                ====================================================





                          MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                      (UNAUDITED)


The aggregate amounts of capitalized costs relating to oil and gas producing activities and the related accumulated depreciation, depletion and impairment as of December 31, 1995 and 1994 were as follows:

                                                                                1995                     1994
                                                                       -------------------------------------------------------------
Unproved oil and gas properties.......................................  $              842,889    $            700,344
Proved properties.....................................................              36,256,428               7,932,496
                                                                       -------------------------------------------------------------
Gross Capitalized Costs...............................................              37,099,317               8,632,840

Accumulated depreciation, depletion and impairment....................              (1,914,602)             (1,499,095)
                                                                       -------------------------------------------------------------
Net Capitalized Costs.................................................  $           35,184,715    $          7,133,745
                                                                       =============================================================

 Costs incurred in oil and gas producing activities, both capitalized and expensed, during the years ended December 31, 1995 and 1994 were as follows:

                                                                                1995                     1994
                                                                       -------------------------------------------------------------
Property acquisition costs
     Proved properties................................................    $         27,983,521  $            1,737,543
     Unproved properties..............................................                 142,545                     -
     Exploration costs................................................                 340,411                  -
Development costs.....................................................                       -                 791,144
                                                                       -------------------------------------------------------------
Total Costs Incurred..................................................    $         28,466,477  $            2,528,687
                                                                       =============================================================

     Results of operations from oil and gas producing activities for the years ended December 31, 1995 and 1994 were as follows:

                                                                                1995                     1994
                                                                       -------------------------------------------------------------
Oil and gas production revenue........................................ $              616,596   $             729,478
Disposal services revenue.............................................                 31,978                  15,704
Production costs......................................................               (293,647)               (324,392)
Depreciation and depletion ...........................................               (421,101)               (243,180)
                                                                       -------------------------------------------------------------
Results of Operations for Producing Activities........................ $              (66,174)  $             177,610
                                                                       =============================================================

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (UNAUDITED)


     The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves at December 31, 1995 and 1994 were as follows:

                                                                                    1995                   1994
                                                                        ----------------------------------------------
Future cash inflows.................................................... $         95,068,694   $        25,900,669
Future development and production costs................................          (37,746,877)          (10,011,434)
                                                                        ----------------------------------------------
Future net cash flows, before income tax...............................           57,321,817            15,889,235
Future income taxes....................................................          (11,381,779)           (3,679,963)
                                                                        ----------------------------------------------
Future Net Cash Flows..................................................           45,940,038            12,209,272
10% annual discount....................................................          (16,120,359)           (5,974,156)
                                                                        ----------------------------------------------
Standardized Measure of Discounted Future Net Cash Flows............... $         29,819,679   $         6,235,116
                                                                        ==============================================

     The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended December 31, 1995 and 1994 were as follows:

                                                                                     1995                   1994
                                                                        ------------------------------------------------------------
Purchases of minerals-in-place......................................... $         30,507,745   $         2,736,310
Extensions, discoveries and improved recovery, less related costs......              582,001               162,944
Sales of oil and gas produced, net of production costs.................             (350,083)             (300,517)
Development costs incurred during the period...........................                                    467,192
Revision of prior estimates:
   Net change in price and costs.......................................            4,864,688            (1,074,222)
   Change in quantity estimates......................................             (7,637,000)           (2,981,078)
Accretion of discount..................................................              623,512             1,289,466
Net change in income taxes.............................................           (5,006,300)             (594,905)
                                                                        ------------------------------------------------------------
Net Change............................................................. $         23,584,563   $          (294,810)
                                                                        ============================================================


   Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates to estimated future pre-tax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

   The assumption used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

                          Independent Auditor's Report



Board of Directors
Hunter Resources, Inc.

We have audited the consolidated statement of net assets in liquidation of Hunter Resources, Inc. and subsidiaries as of December 31, 1995. In addition, we have audited the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the consolidated financial statements, a majority of the Company's stockholders approved a plan to dispose of the Company's operating assets and liabilities as of December 22, 1995 and subsequently liquidate the Company. As a result, the Company has changed its basis of accounting as of December 31, 1995 from the going-concern basis to a liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of Hunter Resources, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles applied on the bases described in the preceding paragraph.

HEIN + ASSOCIATES LLP




April 3, 1996
Dallas, Texas

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF NET ASSETS IN LIQUIDATION





                                 ASSET                                        June 30,          December 31,
                                                                               1996                 1995
                                                                           ----------------------------------
                                                                            (Unaudited)

Investment in securities, at estimated market value                       $  12,495,000        $ 12,495,000
                                                                           ----------------------------------
Total Assets                                                              $  12,495,000        $ 12,495,000
                                                                           ==================================




                         STOCKHOLDERS' EQUITY

Commitments and contingencies (Note 6)

Stockholders' Equity:
Preferred stock, no par value: 1,000,000 shares authorized
   for each Class A,B,C;   90,000 shares
   (Class A, Series 1) issued and outstanding                          $         90,000     $        90,000

Common Stock, $.10 par value; 100,000,000 shares authorized;
   18,454,000 shares issued and outstanding                                   1,845,000           1,845,000

Additional paid-in capital                                                    1,834,000           1,834,000

Accumulated deficit                                                           8,736,000           8,936,000
                                                                         ------------------------------------
                                                                             12,505,000          12,705,000
Treasury stock                                                                  (10,000)           (210,000)
                                                                         ------------------------------------
Total Stockholders' Equity                                             $     12,495,000     $    12,495,000

                                                                         ------------------------------------

        The accompanying notes are an integral part of these statements.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     For the Six Months Ended              For the Years Ended
                                                                              June 30,                         December 31,
                                                                           1996       1995               1995               1994
                                                                       -------------------------------------------------------------

                                                                          (Unaudited)       (Unaudited)
DISCONTINUED OPERATIONS
    Income (loss) from operations                                     $       -   $     9,000      $   (682,000)    $      15,000
    Gain (loss) from disposition of assets                              (200,000)          -         10,333,000                -
                                                                       -------------------------------------------------------------
NET INCOME (LOSS)                                                     $       -   $     9,000      $  9,651,000)    $      15,000

PREFERRED DIVIDENDS                                                           -            -             (9,000)           (9,000)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                          $ (200,000) $     9,000      $  9,642,000     $       6,000
                                                                       =============================================================
NET INCOME (LOSS) PER SHARE                                           $    (0.01) $        *       $       0.53     $          *
                                                                       =============================================================
WEIGHTED AVERAGE SHARES OUTSTANDING                                   18,454,261   17,728,000        18,072,000        17,333,000
                                                                       =============================================================

* Less than $.01 per share.


         The accompanying notes are an integral part of these statements




                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                    Preferred Stock         Common Stock        Capital in                Treasury Stock   Advances
                                                                                 Excess of   Accumulated  and Put Option      to
                                     Shares  Amount     Shares         Amount    Par Value    (Deficit)  Shares   Amount  Affiliates
                                     ----------------------------------------------------------------------------------------------

BALANCE, JANUARY 1, 1994             90,000  $90,000  16,566,000   $  1,657,000 $1,457,000 $  (712,000)  22,000 $(10,000)  $(64,000)
Net Income                                                                                      15,000
Preferred dividends                                                                  9,000      (9,000)
Common stock issued for liabilities                      241,000         24,000     36,000
Common stock issued for cash                             279,000         28,000     73,000
Common stock issued for services                         380,000         38,000     46,000
Payments and advances
   to affiliates, net                                                                                                        64,000
                                     -----------------------------------------------------------------------------------------------



BALANCE, DECEMBER 31, 1994           90,000   90,000  17,466,000      1,747,000  1,621,000    (706,000)  22,000  (10,000)        -

Net loss                                                                                     9,651,000
Preferred dividends                                                                  9,000      (9,000)
Common stock issued for cash                             400,000         40,000     35,000
Common stock issued to acquire oil and
    gas properties                                       588,000         58,000    169,000
Put stock issued for assets
    acquired                                                                                            516,000 (200,000)
                                     -----------------------------------------------------------------------------------------------


BALANCE DECEMBER 31, 1995            90,000   90,000  18,454,000      1,845,000  1,834,000   8,936,000  538,000 (210,000)        -

Expiration of put option (unaudited)                                                          (200,000)        (516,000) 200,000
                                     -----------------------------------------------------------------------------------------------
Balance June 30, 1996 (Unaudited)    90,000  $90,000  18,454,000     $1,845,000 $1,834,000 $ 8,736,000  22,000 $(10,000)   $    -
                                     ===============================================================================================


         The accompanying notes are an integral part of these statements




                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            Six Months Ended             For the Years Ended
                                                                                 June 30,                    December 31,
                                                                             1996     1995              1995             1994
                                                                        ------------------------------------------------------------
                                                                         (Unaudited)(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)                                                       $(200,000) $   9,000    $    9,651,000     $     15,000
Adjustments to reconcile to net cash
 provided by operating activities:
 Litigation accrual                                                            -          -            100,000               -
 Common stock issued for services                                              -          -                 -            84,000
 Depreciation, depletion, amortization, and impairment                         -     176,000           919,000          263,000
(Gain)loss on sale of assets                                              200,000    (27,000)       (9,678,000)              -
 Adjustment of allowances and payables                                         -     (63,000)          (35,000)        (138,000)
 Change in assets and liabilities:
  (Increase) decrease in notes and accounts
    receivable, trade and affiliates                                           -    (146,000)         (620,000)         (11,000)
  (Increase) decrease in other current assets                                  -     (24,000)           32,000           39,000
  (Increase) decrease in other assets                                          -          -           (102,000)              -
  Increase (decrease) in accounts payable,
   accrued liabilities and suspended revenue payable                           -     364,000           861,000          121,000
  Increase (decrease) in due to affiliates                                     -          -            753,000               -
                                                                        ------------------------------------------------------------
Total adjustments                                                              -     280,000         1,881,000          358,000
                                                                        ------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES:                                     -     289,000         1,199,000          373,000
                                                                        ------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment                                 -      43,000            28,000           23,000
  Additions to property and equipment                                          -  (1,574,000)       (9,279,000)        (830,000)
  Increase (decrease) in long-term accounts receivables,
       trade and affiliate                                                     -      14,000                -                -
                                                                        ------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES:                                        -  (1,517,000)      ( 9,251,000)        (807,000)
                                                                        ------------------------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES:
 Proceeds  from  long-term  debt                                               -   2,604,000         9,818,000          493,000
 Increase  (decrease)  in other  liabilities                                   -     367,000           (17,000)          27,000
 Payments on long-term debt                                                    -  (1,535,000)       (2,182,000)        (259,000)
 Proceeds from production payable                                              -          -            300,000               -
 Payments on production payable                                                -          -            (12,000)              -
 Proceeds from sale of stock                                                   -      38,000            75,000          101,000
 Other                                                                         -          -             45,000               -
                                                                        ------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      -   1,474,000         8,027,000          362,000
                                                                        ------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIIVALENTS                          -     246,000           (25,000)         (72,000)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                   -      25,000            25,000           97,000
                                                                        ------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                    $    - $   271,000          $     -        $   25,000
                                                                        ============================================================



         The accompanying notes are an integral part of these statements

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


(1)  NATURE OF OPERATIONS AND PRESENTATION:
Hunter Resources, Inc. and Subsidiaries (the "Company"), formerly Intramerican Corporation, a Pennsylvania Corporation, has historically been engaged in the acquisition, operation, and development of oil and gas properties; the gathering, transmission and marketing of natural gas; providing of management and advisory consulting services on oil and gas properties for third parties; and providing consulting and U.S. export services to facilitate Latin American trade in energy products. The Company previously owned and operated oil and gas properties in five states, predominantly in the Southwest region of the United States. In addition, the Company owned and operated three gathering systems located in Texas, Louisiana and Oklahoma.

As more fully discussed in Note 3, Magnum Petroleum, Inc. ("Magnum") entered into an amended definitive agreement on December 19, 1995 to acquire substantially all of the assets, subject to the existing liabilities, of the Company. The assets consisted primarily of the capital stock ownership in wholly-owned subsidiaries and capital stock ownership interests in limited liability companies. The purchase was accounted for by the purchase method effective December 31, 1995. As such, the accompanying consolidated financial statements for 1995 do not include the balance sheet accounts of the Company and its subsidiaries. However, the Statement of Operations for 1995 does include the operations of the Company and its subsidiaries for 1995. A vital part of the definitive agreement is a provision for the liquidation of the Company upon formal shareholder approval of the agreement and the exchange of Magnum shares for existing Company shares. As a result, the Company has changed its basis of accounting as of and for periods subsequent to December 31, 1995 to the liquidation basis of accounting.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PRINCIPLES OF CONSOLIDATION
     ---------------------------
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and its pro-rata share of the accounts of an oil and gas limited liability company in which the Company owned less than a controlling stock ownership interest until October 1995 when the Company purchased the remaining stock ownership interest from a third party. The major operating subsidiaries of the Company were Magnum Hunter Production, Inc., Gruy Petroleum Management Company and Hunter Gas Gathering, Inc. All significant intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications have been made to the consolidated financial statements of the prior year to conform with the current presentation. See Note 1.

     FINANCIAL INSTRUMENTS
     ---------------------
The Company's investment in securities is classified as a financial instrument. The estimated market value of this investment is based upon quoted prices that have been discounted by management due to the significant amount of the investment held by the Company.

The put option on common stock (Note 5) is also classified as a financial instrument. The option is recorded as a $200,000 reduction of stockholders' equity, but management estimated the market value of the put option as zero at December 31, 1995 because the option subsequently expired unexercised in April 1996.

     GAS GATHERING AND MARKETING REVENUES
     ------------------------------------
The Company receives fees for the gathering of natural gas on its pipeline system for the benefit of other parties. In addition, the gas connected to the pipeline is sold to third parties resulting in marketing revenue. These revenues are recognized as earned.

     OIL FIELD SERVICES AND DRILLING OPERATIONS
     ------------------------------------------
The Company receives management and consulting fees for drilling, operating and providing related services to oil and gas wells. These fees are recognized as earned.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


     OIL AND GAS PROPERTIES
     ----------------------
The Company follows the full-cost method of accounting for oil and gas properties, as prescribed by the Securities and Exchange Commission ("SEC"). Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Cost directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and a provision for impairment is made to the full-cost amortization base when appropriate. Sales of oil and gas properties are credited to the full-cost pool unless the sale would have a significant effect on the amortization rate. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized. The net capitalized costs are subject to a "ceiling test," which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions.

     PIPELINES
     ---------
Pipelines are carried at cost. Depreciation is provided using the straight-line method over an estimated useful life of 15 years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition. During 1995, the Company recorded a $338,000 charge as additional depreciation to adjust a gathering system to its net realizable value.

     SERVICE EQUIPMENT AND OTHER
     ---------------------------
Service equipment and other property and equipment are carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to ten years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition.

     IMPACT OF RECENTLY ISSUED PRONOUNCEMENTS
     ----------------------------------------
The Financial Accounting Standards Board (FASB) has issued Statement No. 121, "Accounting for Impairments of Long-Lived Assets" and Statement No. 123, "Accounting for Stock-Based Compensation". Management believes neither of these accounting standards will impact the Company's financial statements.

     USE OF ESTIMATES AND CERTAIN SIGNIFICANT ESTIMATES
     --------------------------------------------------
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     INCOME TAXES
     ------------
The Company files a consolidated federal income tax return. The Company applies Statement of Accounting Standards No. 109 (SFAS 109). As required by SFAS 109, income taxes provided are for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


     INTANGIBLE ASSETS
     -----------------
The excess of cost over the fair value of net assets acquired (goodwill) has been amortized using the straight-line method. Through December 31, 1995, approximately $1,158,000 was being amortized over a thirty year period and $37,000 was being amortized over a five year period.

     EARNINGS PER SHARE
     ------------------
Per share information is based on the weighted average number of common stock and common stock equivalent shares outstanding. Common equivalent shares arising from dilutive stock options outstanding are computed using the treasury stock method. Stock options and convertible securities were antidilutive at June 30, 1996 and 1995 and December 31, 1995 and 1994.

(3)  LIQUIDATION BASIS OF ACCOUNTING AND DISCONTINUED OPERATIONS:

Magnum executed a definitive agreement on July 21, 1995 to acquire substantially all of the assets of the Company, subject to the existing liabilities. Pursuant to the agreement, Magnum issued, subject to shareholder approval, 2,750,000 shares of its restricted common stock to the Company in exchange for the assets acquired. In addition, 575,000 shares of Magnum restricted common stock were issued to a third party investment banking firm as compensation and considered an additional cost of the acquisition. The firm subsequently distributed a total of 250,000 of the shares to a former director and a former officer of Magnum for their assistance in completing the acquisition.

On December 19, 1995 to be effective December 22, 1995, Magnum and the Company entered into an amended agreement. Under the terms of the amendment, which was executed by Company shareholders representing over fifty percent (50%) of the common stock of the Company and one hundred percent (100%) of the outstanding preferred stock of the Company, an additional 2,335,077 shares of Magnum restricted common stock and 111,825 shares of Magnum Series C preferred stock were issued to the Company. Therefore, the total consideration paid by Magnum to the Company for subsequent distribution to the Company's respective shareholders was 5,085,077 shares of restricted common stock and 111,825 shares of Series C preferred stock. The acquisition was recorded by Magnum under the "purchase method" of accounting, based upon the estimated value of the shares issued of $12,495,000. The operations of the Company have been consolidated with those of Magnum beginning on December 31, 1995.

A vital part of the definitive agreement with Magnum is a provision for the liquidation of the Company upon formal shareholder approval of the agreement and the exchange of Magnum shares for existing Company shares. As a result, the Company has changed its basis of accounting at and for periods subsequent to December 31, 1995 to the liquidation basis of accounting. In accordance with the liquidation basis of accounting, assets are to be restated to estimated net realizable value and liabilities are to be stated at their estimated settlement value. As the Company's only remaining asset is its investment in Magnum shares which are ultimately to be distributed to the Company's shareholders in exchange for existing shares of the Company, no liquidation basis adjustments to the Company's assets and liabilities were necessary at June 30, 1996 and December 31, 1995. The Company's investment in securities of Magnum is recorded at June 30, 1996 and December 31, 1995 at $12,495,000, which represents the estimated market value. As the stock put option expired unexercised in April 1996, the deferred gain has been adjusted by $200,000 to reflect the expiration of the option.

Since all of the Company's operating assets and liabilities were disposed of effective December 31, 1995, the Company's revenues and expenses for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994 have been netted and presented as discontinued operations. The Company's revenues and other operating information from its industry segments are presented in Note 10.

(4)  STATEMENTS OF CASH FLOWS:

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The following disclosures provide supplemental information with respect to the Company's statements of cash flows:

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                                                  For Six Months Ended          For the Year Ended
                                                                                        June 30,                   December 31,
                                                                                 1996             1995           1995       1994
                                                                                --------        --------       ---------  --------
                                                                                (Unaudited)       (Unaudited)
Non-Cash Investing and Financing Activities
 Oil and gas properties acquired in exchange for common stock              $       -        $     227,000  $      227,000  $      -
                                                                           =========================================================
 Oil and gas properties acquired in exchange for note payable              $       -        $      -       $    1,125,000  $      -
                                                                           =========================================================
 Net assets exchanged for stock of Magnum (including
       unrealized appreciation of $10,333,000)                             $       -        $      -       $   12,495,000  $      -
                                                                           =========================================================
      Stock issued in settlement of liabilities                            $       -        $      -       $       -       $ 60,000
                                                                           =========================================================
      Other:
      Interest paid                                                        $       -        $      70,000  $      325,687  $ 43,000
                                                                           =========================================================




(5)  ACQUISITIONS AND SALES OF PROPERTY:

In 1995, the Company closed an acquisition of domestic producing oil and gas properties for $1.4 million. The purchase price was comprised of $1.2 million cash and $200,000 in restricted common stock of Hunter, valued at $.3875 per share. Additionally, the seller was granted a put option for the Company, which was personally guaranteed by the Company's President, to buy back the Hunter shares for $200,000 beginning March 31, 1996. The put option was assumed by Magnum in the combination with Hunter and in April 1996 the put option expired unexercised.

During 1995, the Company acquired the remaining seventy-five percent (75%) ownership interest in an affiliated company from a joint venture partner. The purchase price of $1,075,000 consisted of i) $300,000 in cash, ii) $300,000 represented by 85,131 shares of restricted common stock of Magnum valued at $3.52 per share and iii) the assumption of existing bank indebtedness of $475,000. As additional consideration, 50,000 warrants to purchase common stock of Magnum were issued at exercise prices ranging from $4.00 to $4.50 per share.

Also in 1995, the Company acquired producing oil and gas properties for $2,315,000 from a third party. The purchase price was comprised of $2,058,000 cash, funded by the Company's bank line of credit, and $257,000 represented by 64,176 shares of Magnum restricted common stock valued at $4.00 per share.

During 1995, the Company acquired producing oil and gas properties from a third party for approximately $4,229,000. The initial purchase price was comprised of $3,104,000 cash, funded by the Company's line of credit with a bank, and a note payable to the previous owner of the properties in the amount of $1,125,000 secured by 610,170 shares of Magnum restricted common stock.

Additionally, in 1995 the Company acquired two unregulated gas gathering systems from a publicly held company. The total consideration was $1,000,000, funded substantially by the Company's line of credit with a bank.

Including the Company's pro-rata interest in certain assets, the Company acquired oil and gas producing properties with proved reserves, as estimated by the Company's independent petroleum engineer during 1994 of approximately 32,000 barrels of oil and 1,389,000 MCF of natural gas (unaudited). The Company's costs of the property acquisitions were approximately $749,000 for 1994.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


The Company sold oil and gas properties with proved reserves, as estimated by the Company's independent petroleum engineer during 1994 of approximately 1,000 barrels of oil and 33,000 MCF of natural gas (unaudited). The net proceeds of approximately $23,000 was credited to oil and gas properties.

(6)   COMMITMENTS AND CONTINGENCIES:

A subsidiary of the Company was a defendant in litigation brought by Oklahoma Gas & Electric Company against IOM Gas, Inc. ( IOM), now known as Hunter Gas Gathering, Inc., and another third party, a company controlled by the Company's former Chairman. A settlement agreement was executed in 1994 by the Company and $117,000 was charged to operations representing the legal costs associated with defending the Company's interest in the litigation.

At December 31, 1995, the Company is involved in litigation proceedings arising in the normal course of business. The Company accrued $100,000 as of December 31, 1995 for potential legal expenses to be incurred in defending itself and ultimate settlement of the litigation. In the opinion of management, any additional liabilities resulting from such litigation would not have a material effect on the Company's financial condition. As a part of the combination with Magnum, any liability related to lawsuits was assumed by Magnum.

The Company had an employment agreement with the President that required minimum monthly salary payments of $9,583 through December 31, 1994. The agreement may be terminated by the Company only with cause. The agreement automatically renews for successive one year periods unless terminated by either party. If the Company terminates the agreement, the President is entitled to a severance payment of $57,500.

The Company had a non-cancelable lease agreement extending to November 1, 2001 on its corporate headquarters. In addition, the Company had a lease for office equipment which extended until 1998. Both lease agreements were assumed by Magnum in the combination with the Company. The Company incurred rental expense of $57,000, $114,000 and $90,000 for the six months ended June 30, 1995 and the years ended December 31, 1995 and 1994, respectively.

(7)   RELATED PARTY TRANSACTIONS:

On September 1, 1992, the Company entered into a Resignation Agreement (the "Agreement") with the then Chairman of the Company. The Agreement provided for a cash payment of $55,086 to the former Chairman in exchange for the cancellation of the former Chairman's employment agreement with the Company. Additionally, certain accounts receivable due from the former Chairman and a corporation controlled by him, totaling $36,199 at August 31, 1992, have been recharacterized as a note receivable bearing interest at 8% per annum and maturing in a lump sum in December, 1995. The note is collateralized by a second mortgage against a gas gathering system and was acquired by Magnum in the combination with the Company.

At December 31, 1995 the Company had a note receivable from a company affiliated with the President of the Company in the amount of $54,615. This note bears interest at ten percent and is due on demand. Additionally, trade accounts receivable from this affiliated company were $51,346 at December 31, 1995. These receivables were assumed by Magnum in the combination with the Company.

At December 31, 1995, the Company had unsecured accounts receivable from the President personally in the amount of $10,000 as of December 31, 1995, which amount has been subsequently repaid.

The Vice Chairman of the Board has a Consulting and Advisory Agreement (the "Agreement") with the Company providing, among other things, for a compensation plan in connection with his capacity as Business Development Manager of the Company. The Agreement, which expires in September 1996, provides general
compensation   guidelines  to  be  considered  in  determining   fees  or  other
consideration that could be provided to the Vice Chairman for his role in arranging such transactions as oil and gas property acquisitions, mergers, the obtaining of management contracts or other business directly attributable to his efforts. Under the Agreement, Mr. Lutz provides his time and expertise without salary, but is provided with office space and certain expense reimbursements. The Agreement also provided for options to purchase 200,000 shares of restricted common stock of the Company for a period of five years at an exercise price of $0.1875 per share. During 1995, the Vice Chairman was granted options to purchase 100,000 shares of common stock at $.1875 per share over a five year period. Also, in 1995 the Vice Chairman exercised options to purchase 100,000 shares of common stock at $.1875 per share.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


At December 31, 1995, the Company had a note receivable with a balance of $120,758 from a minority owner in an affiliated limited liability company. The note provided for interest at ten percent and had a due date of December 31, 1995, which was extended to June 30, 1996. The note was acquired by Magnum in the combination with the Company.

(8)   EQUITY TRANSACTIONS AND STOCK OPTIONS:

Upon the merger of Sunbelt Energy, Inc. with a subsidiary of the Company, the shareholders of Sunbelt received 5,585,000 shares of previously unissued and currently unregistered common stock of the Company and 270,397 shares of Class A, Series 1 preferred stock, designated as cumulative, convertible preferred stock (CCP Stock), no par value. The CCP Stock has voting rights of one vote per share and is entitled to preferred stock dividends accruing from the date of issuance and payable in common stock of the Company. At December 31, 1995 and 1994, preferred convertible dividends in arrears totaled $9,013 for each year in aggregate of $.38 and $.33 per common share, representing 23,478 and 26,928 shares of common stock, respectively. The CCP Stock can convert to common stock of the Company by multiplying the number of shares being converted by a fraction equal to $1.00 divided by the lesser of the average trading price of the common stock of the Company or the book value of the common stock, limited to 90% of the book value. The preferred stock is to be exchanged in the combination with Magnum.

During 1990, the Board of Directors approved for each Director the option to purchase 100,000 shares over the next ten years at an option price of $.1875 per share. In 1990, the President was granted the option to purchase 250,000 shares through December, 1995 at an option price of $.1875 as consideration for his personal guarantee of the Company's indebtedness. Such option was extended until December 31, 1996. In 1995, certain existing directors were granted options to purchase 400,000 shares of common stock over a five year period at an option price of $.1875 per share. During 1994, no stock options to management and directors were exercised, however, 400,000 options were exercised by certain directors in 1995. As of December 31, 1995, 500,000 options remain exercisable by existing directors. As of December 31, 1995, 186,000 shares are available under the Company's Incentive Stock Option Plan (the "Plan). During 1994, stock options for 14,000 shares were issued and exercised under the Plan by certain former employees of the Company.

In July 1995, the Company borrowed $300,000 under a production payment obligation from a third party. As a part of the obligation, the Company also issued to the third party warrants for the purchase of 100,000 shares of common stock of the Company at $1.00 per share.
The warrants have a five year term.

(9)   SIGNIFICANT CUSTOMERS:

For the year ended December 31, 1995, no single customer accounted for ten percent or more of the Company's gross revenue. For 1994, two customers, Oryx Energy Company and Oklahoma Gas & Electric Company, accounted for 18 percent and 19 percent of gross revenue, respectively.

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


(10) INDUSTRY SEGMENTS:

 The Company and its subsidiaries were engaged in energy consulting services, oil and gas production, and the gathering, transmission and marketing of natural gas until December 31, 1995 as described in Note 3. The following table sets forth information by industry segment for the years ended December 31, 1995 and 1994.

                                                                                  For the Years Ended
                                                                                      December 31,
                                                                                 1995           1994
                                                                           ------------    ------------
Operating revenues:
     Gas gathering                                                         $    469,000    $   443,000
     Energy consulting                                                          565,000      1,122,000
     Oil and gas production                                                   1,625,000        581,000
                                                                           -------------  ------------
                                                                           $  2,659,000    $ 2,146,000
                                                                           =============  ============
Operating profit (loss):
     Gas gathering <F1>                                                    $   (328,000)   $    61,000
     Energy consulting                                                           30,000        383,000
     Oil and gas production                                                     408,000         35,000
                                                                          --------------  ------------
                                                                                110,000        479,000
                                                                          --------------  ------------
Depreciation, depletion and amortization
     Gas Gathering <F1>                                                         383,000         44,000
     Energy consulting                                                           81,000         85,000
     Oil and gas production                                                     455,000        134,000
                                                                          -------------- -------------
                                                                                919,000        263,000
                                                                          -------------- -------------
Other income (expense):
     Other income                                                               281,000        184,000
     Interest income                                                             27,000         26,000
     Interest expense                                                          (298,000)       (46,000)
     General and administrative                                                (802,000)      (630,000)
                                                                          -------------- -------------
                                                                               (792,000)      (464,000)
                                                                          -------------- -------------
Income (loss) from discontinued operations                                 $   (682,000) $      15,000
                                                                           ============= =============

Identifiable assets at end of  period:
     Gas gathering                                                         $         -   $     476,000
     Energy consulting                                                               -       1,348,000
     Oil and gas production                                                          -       3,111,000
                                                                           ------------- -------------
                                                                           $         -   $   4,935,000
                                                                           ============= =============
Capital  expenditures  during  period  (including  capital  leases and  non-cash additions):
     Gas gathering                                                         $  1,020,000  $       3,000
     Energy consulting                                                           25,000         52,000
     Oil and gas production                                                   9,587,000        784,000
                                                                          --------------  -------------
                                                                            $10,632,000  $     839,000
                                                                          ==============  =============

<F1>  Includes a writedown to a pipeline of $338,000 in 1995.


                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
    SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



CAPITALIZED COSTS
-----------------
Capitalized costs and accumulated depreciation, depletion, amortization and impairment related to the Company's oil and gas properties, all of which were evaluated, were as follows:

                                                                               At December 31,
                                                                        1995                     1994
                                                               ---------------------------------------------------------------------
Total evaluated capitalized costs                                     $              -     $          6,874,000
Accumulated depreciation, depletion,
     amortization and impairment                                                     -               (4,354,000)
                                                               ---------------------------------------------------------------------
                                                                      $              -     $          2,520,000
                                                               =====================================================================


COST INCURRED
-------------
  Costs incurred by the Company with respect to its oil and gas producing activities were as follows:

                                                                               For the Years Ended
                                                                                  December 31,
                                                                         1995                    1994
                                                                 -------------------------------------------------------------------
Property acquisition costs:
   Proved Properties <F1>                                           $        9,587,000     $            749,000
   Unproved Properties                                                               -                        -
Exploration costs                                                                    -                        -
Development costs                                                                    -                   35,000
                                                                 -------------------------------------------------------------------
                                                                    $        9,587,000     $            784,000
                                                                 ===================================================================


<F1> 1995  includes  non-cash  additions  from issuance of stock of $228,000 and issuance of a note payable to a seller of $1,125,000.


  The amortization rates for capitalized property costs, determined on an overall basis under the unit-of-production method, were $3.54 per equivalent barrel in 1995 and $2.92 in 1994.

RESULTS OF OIL AND GAS PRODUCING ACTIVITIES
-------------------------------------------

                                                                               For the Years Ended
                                                                                  December 31,
                                                                         1995                    1994
                                                                 -------------------------------------------------------------------
Revenues                                                           $         1,625,000     $            581,000
Production costs, including severance
    and for ad valorem taxes                                                  (762,000)                (412,000)
Depreciation, depletion, amortization, and impairment                         (455,000)                (134,000)
                                                                 -------------------------------------------------------------------
Results of operations for producing activities                     $           408,000     $             35,000
                                                                 ===================================================================

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


OIL AND GAS RESERVE INFORMATION
The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were prepared primarily by an independent petroleum engineer in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as future information becomes available. All of the Company's reserves are located onshore in the continental United States.

The following unaudited table sets forth proved oil and gas reserves at December 31, 1995 and 1994, together with the changes therein:


                                                    Oil and              Natural
                                                  Condensate              Gas
Proved developed and undeveloped reserves:          (BBLS)               (MCF)
                                            ------------------   ---------------

Balance at January 1, 1994                       519,000             2,063,000
  Revisions of previous estimates                604,000              (473,000)
  Sales of minerals in place                      (1,000)              (33,000)
  Purchase of minerals in place                   32,000             1,389,000
  Production                                     (24,000)             (128,000)
                                            ------------------    --------------
Balance at December 31, 1994                   1,130,000              2,810,000
  Revisions of previous estimates                761,000              1,828,000
  Sales of minerals in place                  (3,122,000)           (10,973,000)
  Purchase of minerals in place                1,285,000              6,781,000
  Production                                     (54,000)              (446,000)
                                            ------------------    --------------
Balance at December 31, 1995                         -                      -
                                            ==================    ==============




Proved developed reserves at December 31:
  1994                                           762,000              2,137,000
                                            ==================    ==============
  1995                                               -                   -
                                            ==================    ==============

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.



                                                                                At December 31,       At December 31,
                                                                                    1995                   1994

                                                                                ----------------   --------------------

Future Cash Flows                                                                $   -                  $  21,706,000
Future Production Costs                                                              -                     (7,312,000)
Future Development Costs                                                             -                     (1,953,000)
                                                                                ----------------   --------------------
Future Net Cash Flows, Before Income Tax                                             -                     12,441,000

Future Income Tax Expenses                                                           -                     (3,121,000)
                                                                                ________________   ____________________
Future Net Cash Flows
                                                                                     -                      9,320,000
10% Discount to Reflect Timing of Net Cash Flows                                     -                     (3,355,000)
                                                                                ----------------   --------------------
Standardized Measure of Discounted Future Net Cash Flows                         $   -                  $   5,965,000
                                                                                ================   ====================

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:





                                                                              For the Year Ended     For the Year Ended
                                                                                  December 31,           December 31,
                                                                                     1995                  1994
                                                                                ----------------    -------------------

Standardized measure, beginning of year                                          $  5,965,000           $   2,479,000
Revisions:
       Net Change in sales price, net production costs                               2,978,000               (238,000)
       Revisions of quantity estimates                                               9,460,000              5,305,000
       Accretion of discount                                                           597,000                248,000
       Changes in timing, future development and other                              (4,622,000)            (1,277,000)
Purchases of reserves in-place                                                      14,895,000                840,000
Sales of reserves in-place                                                         (30,508,000)                (5,000)
Sales, net of production costs                                                        (863,000)              (169,000)
Net changes in income taxes                                                          2,098,000             (1,218,000)
                                                                                ----------------    -------------------
Standardized measure, end of year                                                  $   -                $   5,965,000
                                                                                ================    ===================

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Hunter Resources, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired March 31, 1995, for the years ended March 31, 1995 and 1994. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ( for inclusion in the Form 8-K/A of Hunter Resources, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired March 31, 1995, for the years ending March 31, 1995 and 1994, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


August 15, 1995
Dallas, Texas

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                       PROPERTIES ACQUIRED MARCH 31, 1995

       Historical Summary of Revenue and Direct Operating Expenses for the
                      years ending March 31, 1994 and 1995


                                           For the Years Ended
                                               March 31,
                                       1994                      1995
                                --------------------  --------------------------
Oil and gas sales               $   671,000            $      528,000
Direct lease operating             (169,000)                 (145,000)
                                --------------------  --------------------------
Net Revenues                    $   502,000            $      383,000
                                ====================  ==========================


                         See Notes to Historical Summary

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                       Properties Acquired March 31, 1995

 Notes to Historical Summary of Revenues and Direct Operating Expenses for Years
                          Ended March 31, 1994 and 1995

1.    Basis of Presentation
The accompanying Historical Summary of Revenue and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Hunter
Resources, Inc. (Company) on March 31, 1995 ("Arrington Acquisition"). The properties were acquired in exchange for 516,129 shares of restricted common stock valued at $200,000 and $1,213,000 in cash provided by a revolving credit facility. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-X Rule 1-02(v) of the Securities Exchange Act of 1934.

3. The following estimates of proved oil and gas reserves for the Arrington properties were prepared by the Company in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provisions for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Arrington reserves are located onshore in the continental United States.

The following unaudited table sets forth the proved oil and gas reserves for the Arrington properties at March 31, 1994 and March 31, 1995, together with the changes therein:

                                            Oil and Condensate      Natural Gas
Proved developed and undeveloped reserves:       (BBLS)                (MCF)
                                              ----------------------------------

         Balance at April 1, 1993                 41,000              2,034,000
         Revisions of previous estimates          (8,000)                14,000
         Production                               (6,000)              (279,000)
                                              ----------------------------------
Balance at March 31, 1994                         27,000              1,769,000

         Revisions of previous estimates           5,000                122,000
         Production                               (4,000)              (225,000)
                                              ----------------------------------
Balance at March 31, 1995                         28,000              1,666,000
                                              ==================================
Proved developed reserves at:
         March 31, 1994                           27,000              1,769,000
                                              ==================================
         March 31, 1995                           28,000              1,666,000
                                              ==================================

Standardized  Measure of  Discounted  Future Net Cash Flows  Relating  to Proved
Reserves:



                                                                                           March 31,              March 31,
                                                                                             1995                   1994
                                                                               ----------------------------------------------------
Future Cash Flows                                                              $           3,327,000      $       3,629,000
Future Production Costs                                                                    1,271,000             (1,176,000)
Future Development Costs                                                                          -                      -
                                                                               ----------------------------------------------------
Future Net Cash Flows, Before Income Tax                                                   2,056,000              2,453,000
Future Income Tax Expenses                                                                  (230,000)              (309,000)
                                                                               ----------------------------------------------------
Future Net Cash Flows                                                                      1,826,000              2,084,000
10% Discount to Reflect Timing of Net Cash Flows                                            (603,000)              (688,000)
                                                                               ----------------------------------------------------
Standardized Measure of Discounted Future Net Cash Flows                       $           1,223,000      $       1,396,000
                                                                               ====================================================

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:



                                                                                     March 31,              March 31,
                                                                                       1995                   1994
                                                                               ---------------------------------------------------
Standardized measure, beginning of year                                        $     1,396,000        $     1,816,000
Revisions:
     Net Change in sales price, net of production costs                                (87,000)              (261,000)
     Revisions of quantity estimates                                                   195,000                (59,000)
     Accretion of discount                                                             140,000                182,000
     Changes in timing, future development and other                                  (131,000)                10,000
Sales, net of production costs                                                        (383,000)              (502,000)
Net changes in income taxes                                                             93,000                210,000
                                                                               ---------------------------------------------------
Standardized measure, end of year                                              $     1,223,000        $     1,396,000
                                                                               ---------------------------------------------------

               MIDLAND HUNTER PETROLEUM LIMITED LIABILITY COMPANY
                          (A Limited Liability Company)
                            HISTORICAL BALANCE SHEETS
                                   (Unaudited)

                                                                                         September 30,         December 31,
                                                                                            1995                  1994
                                                                                ----------------------------------------------------
                       ASSETS
CURRENT ASSETS
      Cash                                                                        $          47,000      $        43,000
      Trade accounts receivable                                                              77,000               96,000
      Other current assets                                                                   12,000               12,000
                                                                                ----------------------------------------------------
               TOTAL CURRENT ASSETS                                                         136,000              151,000
                                                                                ----------------------------------------------------

PROPERTY AND EQUIPMENT
      Oil and gas properties, full cost method                                            1,563,000            1,497,000
      Accumulated depreciation, depletion, amortization and impairment                     (476,000)            (375,000)
                                                                                ----------------------------------------------------
PROPERTY AND EQUIPMENT, NET                                                              1,087,000            1,122,000
                                                                                ----------------------------------------------------
ORGANIZATION COSTS, NET                                                                      2,000                3,000
                                                                                ----------------------------------------------------
TOTAL ASSETS                                                                     $        1,225,00      $     1,276,000
                                                                                ====================================================


                       LIABILITIES AND MEMBERS' EQUITY

LIABILITIES

ACCOUNTS PAYABLE
      Trade                                                                       $         170,000      $       155,000
      Affiliate                                                                              60,000               68,000
OTHER CURRENT LIABILITIES                                                                         -               91,000
NOTES PAYABLE - CURRENT                                                                     204,000              283,000
                                                                                ----------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                   434,000              597,000
                                                                                ----------------------------------------------------

LONG TERM DEBT, LESS CURRENT PORTION                                                        191,000              170,000
                                                                                ----------------------------------------------------
 TOTAL LIABILITIES                                                                          625,000              767,000
                                                                                ----------------------------------------------------
MEMBERS' EQUITY

PAID-IN CAPITAL                                                                             560,000             562,000

RETAINED EARNINGS (DEFICIT)                                                                  40,000             (53,000)
                                                                                ----------------------------------------------------

               TOTAL MEMBERS' EQUITY                                                        600,000              509,000
                                                                                ----------------------------------------------------
               TOTAL LIABILITIES AND MEMBERS' EQUITY                              $       1,225,000      $     1,276,000
                                                                                ====================================================







                  See Notes to Historical Financial Statements

               MIDLAND HUNTER PETROLEUM LIMITED LIABILITY COMPANY
                          (A Limited Liability Company)
                       HISTORICAL STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                         Nine Months Ended           Year Ended
                                          September 30,             December 31,
                                              1995                     1994
                                   ---------------------------------------------

REVENUES

  Oil and gas revenues                 $    563,000            $      921,000
  Other                                     115,000                         -
                                   ---------------------------------------------

       TOTAL REVENUES                       678,000                   921,000
                                   ---------------------------------------------
EXPENSES

      Lease operations                      405,000                   693,000
      Depreciation, depletion and
      amortization                          102,000                   167,000
      General and administrative             44,000                    25,000
      Interest                               34,000                    32,000
                                   ---------------------------------------------

       TOTAL EXPENSES                       585,000                   917,000
                                   ---------------------------------------------
       NET INCOME                      $     93,000            $       4,000

       RETAINED EARNINGS:
       Beginning of year                    (53,000)                 (57,000)
                                   ---------------------------------------------
       Ending balance                  $     40,000            $     (53,000)
                                   =============================================





                  See Notes to Historical Financial Statements

               MIDLAND HUNTER PETROLEUM LIMITED LIABILITY COMPANY
                          (A Limited Liability Company)
                       HISTORICAL STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                       Nine Months Ended             Year Ended
                                                                                        September 30,               December 31,
                                                                                             1995                       1994
                                                                                   -------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                                          $     93,000                 $    4,000
      Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation, depletion and amortization                                         102,000                    167,000
        Changes in:
          Trade accounts receivable                                                       19,000                     20,000
          Accounts payable, trade and affiliates                                           7,000                     12,000
          Other current liabilities                                                      (91,000)                         -
                                                                                   -------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                                    130,000                    203,000
                                                                                   =================================================

CASH FLOWS FROM INVESTING ACTIVITIES:
      Decrease in oil and gas properties from receipt
        of pre-acquisition revenues and property sales                                          -                    87,000
      Investment in oil and gas properties                                                (66,000)                 (274,000)
                                                                                   -------------------------------------------------
CASH USED BY INVESTING ACTIVITIES                                                         (66,000)                 (187,000)
                                                                                   -------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
      Proceeds from long-term debt                                                        138,000                   239,000
      Repayment of long-term debt                                                        (196,000)                 (222,000)
      Member distributions                                                                 (2,000)                  (38,000)
                                                                                   -------------------------------------------------

CASH USED BY FINANCING ACTIVITIES                                                         (60,000)                  (21,000)
                                                                                   -------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        4,000                    (5,000)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             43,000                    48,000
                                                                                   -------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                           $       47,000                $   43,000
                                                                                   =================================================




                                      F-50




               MIDLAND HUNTER PETROLEUM LIMITED LIABILITY COMPANY
                          (A Limited Liability Company)
                    NOTES TO HISTORICAL FINANCIAL STATEMENTS
                                   (Unaudited)


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      General
      -------
      Midland Hunter Petroleum Limited Liability Company, a Limited Liability Company (The Company) is a Wyoming Limited Liability Company formed January 18, 1993. The Company is a joint venture established to acquire and develop oil and gas properties. The Company's assets are located in Texas and Oklahoma.

      Oil and Gas Properties
      ----------------------
      The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized.

      All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

      In addition, the capitalized costs are subject to a "ceiling test", which basically limits such costs to the aggregate of the "estimated present value", discounted at 10%, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

      Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

      Cash Equivalents
      ----------------
      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Organization Costs
      ------------------
      Costs incurred in connection with formation of the Company have been capitalized and are being amortized over a period of 60 months on the straight-line basis.

      Federal Income Taxes
      --------------------
      The Company is a partnership for income tax purposes. Income tax liabilities and benefits resulting from the Company's activities are attributed directly to the Company's Members and are not provided for in the accompanying financial statements.

(2)   MEMBERS' EQUITY

      The Company is a limited liability company. Member contributions are made based on opportunities available to the Company and Members are not obligated to make future contributions. Profit and loss are allocated to Members based on the initial contributions of Members, as defined. Distributions to Members are made in accordance with allocated profit and loss and provisions for preferential return of capital where Members have made Excess Capital Contributions, as defined.

               MIDLAND HUNTER PETROLEUM LIMITED LIABILITY COMPANY
                          (A Limited Liability Company)
                    NOTES TO HISTORICAL FINANCIAL STATEMENTS
                                   (Unaudited)



(3) SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS



                                         Nine Months Ended           Year Ended
                                           September 30,            December 31,
                                                1995                    1994
                                      ------------------------------------------

Cash Paid for Interest                 $      34,000              $    33,000
                                      ==========================================



(4) NOTES PAYABLE AND LONG-TERM DEBT

      Long term debt at September 30, 1995 consists of a note payable to International Bank of Commerce for $395,000 (current portion of $204,000). This note bears interest at prime rate plus 2% (10.75% at September 30, 1995), is collateralized by property and equipment, assignment of death value proceeds of life insurance of certain members of management and is guaranteed by Members and the President of a Member. This note includes certain covenants, the most restrictive of which is the maintenance of at least a $200,000 net worth by the Company. The Company is in compliance with the covenant at September 30, 1995. The note payable balance was paid in full subsequent to September 30, 1995 by a Member.

      At December 31, 1994, the Company also had a note payable to the seller of an acquired property with a balance of $37,000 bearing interest at 10%, due January, 1995. Such note was paid in full during 1995.

(5)   RELATED PARTY TRANSACTIONS

      Operations of the Company are managed by an affiliate of a Member. All oil and gas properties operated by this affiliate are charged overhead reimbursements in accordance with published industry guidelines. Substantially all production revenues and expenses of the Company are handled by this affiliate and are credited or charged by the affiliate to the Company.

(6)  RESERVE INFORMATION

     Unaudited oil and gas reserve information as of December 31, 1994 and September 30, 1995 is not presented here as such information is not available.

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Hunter Resources, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired October 25, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ( for inclusion in the Form 8-K/A of Hunter Resources, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired October 25, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


November 22, 1995
Dallas, Texas

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      PROPERTIES ACQUIRED OCTOBER 25, 1995

      Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995


                                      Year Ended             Nine Months Ended
                                      December 31,             September 30,
                                         1994                      1995
                                 -----------------------------------------------

Oil and gas sales                   $   1,446,000              $    859,000
Direct operating expenses                (327,000)                 (225,000)
                                 -----------------------------------------------

Net revenues                            1,119,000               $   634,000
                                 ===============================================



                         See Notes to Historical Summary

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      Properties Acquired October 25, 1995

 Notes to Historical Summary of Revenues and Direct Operating Expenses for Year
       Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Hunter Resources, Inc. (Company) on October 25, 1995 ("Reef" acquisition). The properties were acquired in exchange for 64,176 shares of restricted common stock of Magnum Petroleum, Inc. valued at $257,000 and $2,058,000 in cash provided by a revolving credit facility. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

3. The following estimates of proved oil and gas reserves for the Reef properties were prepared by the Company in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Reef reserves are located onshore in the continental United States.

The following unaudited table sets forth the proved oil and gas reserves for the Reef properties at December 31, 1994 and September 30, 1995, together with the changes therein:

                                                                Oil and            Natural
                                                               Condensate            Gas
Proved developed and undeveloped reserves:                       (BBLS)             (MCF)
                                                           ----------------------------------------
Balance at January 1, 1994                                     416,000             267,000
Revisions of previous estimates                                 64,000             109,000
Extensions and discoveries                                      13,000                   -
Production                                                     (88,000)            (46,000)
                                                           ----------------------------------------
   Balance at December 31, 1994                                405,000             330,000

          Revisions of previous estimates                      (17,000)            (31,000)
          Production                                           (47,000)            (24,000)
                                                           ----------------------------------------
   Balance at September 30, 1995                               341,000             275,000
                                                           ========================================
   Proved developed reserves at:
      December 31, 1994                                        405,000             330,000
                                                           ========================================
      September 30, 1995                                       341,000             275,000
                                                           ========================================


                                      F-55


Standardized Measure of Discounted Future Net Cash Flows Relating to
Proved Reserves:


                                                                          September 30,         December 31,
                                                                             1995                  1994
                                                                       -----------------------------------------

Future Cash Flows                                                      $   5,873,000        $   6,763,000
Future Production Costs                                                   (1,973,000)          (2,073,000)
Future Development Costs                                                           -                    -
                                                                       -----------------------------------------
Future Net Cash Flows, Before Income Tax                                   3,900,000            4,690,000
Future Income Tax Expenses                                                  (555,000)            (831,000)
                                                                       -----------------------------------------
Future Net Cash Flows                                                      3,345,000            3,859,000
10% Discount to Reflect Timing of Net Cash Flows                          (1,099,000)          (1,315,000)
                                                                       -----------------------------------------
Standardized Measure of Discounted Future Net Cash Flows                   2,246,000            2,544,000
                                                                       =========================================


Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:



                                                                           September 30,         December 31,
                                                                               1995                  1994
                                                                       -----------------------------------------

Standardized measure, beginning of period                              $   2,544,000        $   2,330,000
Revisions:
     Net Change in sales price, net of production costs                      115,000              734,000
     Revisions of quantity estimates                                        (205,000)             635,000
     Accretion of discount                                                   254,000              233,000
     Changes in timing, future development and other                         (13,000)             (73,000)
 Sales, net of production costs                                              634,000)          (1,119,000)
 Net changes in income taxes                                                 185,000             (196,000)
                                                                       -----------------------------------------
Standardized measure, end of period                                    $   2,246,000  $         2,544,000
                                                                       =========================================




                                      F-56

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Hunter Resources, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired November 9, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ( for inclusion in the Form 8-K/A of Hunter Resources, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired November 9, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


December 21, 1995
Dallas, Texas

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      PROPERTIES ACQUIRED NOVEMBER 9, 1995

      Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995


                                                                              Year  Ended                    Nine Months
                                                                                  1994                       Ended  1995
                                                                        ------------------------------------------------------------
Oil and gas sales                                                       $           3,176,000   $           1,495,000
Direct operating expenses                                                            (674,000)               (531,000)
                                                                        ------------------------------------------------------------

Net revenues                                                            $           2,502,000   $             964,000
                                                                        ============================================================




                         See Notes to Historical Summary

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      Properties Acquired November 9, 1995

 Notes to Historical Summary of Revenues and Direct Operating Expenses for Year
       Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

      The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Hunter Resources, Inc. (the "Company") on November 9, 1995 (the "Tana" acquisition). The properties were acquired in exchange for $3,104,000 in cash, funded by an existing bank line of credit, and a note payable to the previous owner in the amount of $1,125,000 collaterialized by 610,170 shares of restricted common stock of Magnum Petroleum, Inc. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

3. The following estimates of proved oil and gas reserves for the Tana properties were prepared by the Company in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Tana reserves are located onshore in the continental United States.

      The following unaudited table sets forth the proved oil and gas reserves for the Tana properties at December 31, 1994 and September 30, 1995, together with the changes therein:

                                                                      Oil and                Natural
                                                                     Condensate                Gas
Proved developed and undeveloped reserves:                             (BBLS)                 (MCF)
                                                           -------------------------------------------------------------------------
         Balance at January 1, 1994                                     719,000             4,125,000
         Revisions of previous estimates                                  4,000              (284,000)
         Production                                                    (112,000)             (651,000)
                                                           -------------------------------------------------------------------------
         Balance at December 31, 1994                                   611,000             3,190,000
         Revisions of previous estimates                                 (2,000)              (11,000)
         Production                                                     (47,000)             (348,000)
                                                           -------------------------------------------------------------------------
         Balance at September 30, 1995                                  562,000             2,831,000
                                                           =========================================================================
Proved developed reserves at:

         December 31, 1994                                              264,000             2,146,000
                                                           =========================================================================
         September 30, 1995                                             215,000             1,788,000
                                                           ========================================================================


            Standardized Measure of Discounted Future Net Cash Flows
                          Relating to Proved Reserves:




                                                                                September 30,         December 31,
                                                                                    1995                  1994
                                                                       -------------------------------------------------------------
Future Cash Flows                                                      $         15,216,000  $        16,172,000
Future Production Costs                                                          (4,655,000)          (4,925,000)
Future Development Costs                                                         (1,571,000)          (1,571,000)
                                                                       -------------------------------------------------------------
Future Net Cash Flows, Before Income Tax                                          8,990,000            9,676,000
Future Income Tax Expenses                                                       (1,666,000)          (1,906,000)
                                                                       -------------------------------------------------------------
Future Net Cash Flows                                                             7,324,000            7,770,000
10% Discount to Reflect Timing of Net Cash Flows                                 (1,570,000)          (1,851,000)
                                                                       -------------------------------------------------------------

Standardized Measure of Discounted Future Net Cash Flows               $          5,754,000  $         5,919,000
                                                                       =============================================================


       Changes in Standardized Measure of Discounted Future Net Cash Flows
                          Relating to Proved Reserves:


                                                                                 September 30,        December 31,
                                                                                     1995                1994
                                                                       -------------------------------------------------------------

Standardized measure, beginning of period                              $          5,919,000  $         6,726,000
Revisions:
     Net Change in sales price, net of production costs                             442,000            1,047,000
     Revisions of quantity estimates                                                (43,000)            (425,000)
     Accretion of discount                                                          592,000              673,000
     Changes in timing, future development and other                               (381,000)             (30,000)
 Sales, net of production costs                                                    (964,000)          (2,502,000)
 Net changes in income taxes                                                        189,000              430,000
                                                                       -------------------------------------------------------------

Standardized measure, end of period                                    $          5,754,000  $         5,919,000
                                                                       =============================================================


                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      PROPERTIES ACQUIRED DECEMBER 1, 1995

      Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995
                                   (Unaudited)


                                                                                     Year                 Nine Months
                                                                                     Ended                   Ended
                                                                                      1994                    1995
                                                                        ------------------------------------------------------------
Gas gathering and marketing                                                $        3,133,000      $        1,797,000
Oil and gas sales                                                                      39,000                  33,000
Purchases of natural gas                                                           (2,451,000)             (1,287,000)
Pipeline operating expenses                                                          (494,000)               (298,000)
                                                                        ------------------------------------------------------------
Net revenues                                                               $          227,000      $          245,000
                                                                        ------------------------------------------------------------




                    See Notes to Unaudited Historical Summary

                     HUNTER RESOURCES, INC. AND SUBSIDIARIES
                      Properties Acquired December 1, 1995

     Notes to Unaudited Historical Summary of Revenues and Direct Operating
                               Expenses for Year

       Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

      The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the gathering systems acquired by Hunter Resources, Inc. (the "Company") on December 1, 1995 (the "Superior" acquisition). The properties were acquired in exchange for $1,000,000 in cash, funded by an existing bank line of credit. Revenues are recorded when gas is transported through the gathering systems and when oil and gas is sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include purchases of natural gas and pipeline operating expenses. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Magnum Petroleum, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired June 28, 1996, for the years ended December 31, 1994 and 1995. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Magnum Petroleum, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired, June 28, 1996 in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


August 2, 1996
Dallas, Texas

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                        PROPERTIES ACQUIRED JUNE 28, 1996

      Historical Summary of Revenues and Direct Operating Expenses for the
                     Years Ending December 31, 1994 and 1995



                                                     Three Months Ended March 31,                       Year Ended December 31,
                                                    1996                     1995                   1995                     1994
                                      ----------------------------------------------------------------------------------------------
                                                  (Unaudited)              (Unaudited)
Gas gathering                         $              498,000     $           523,000   $           2,023,000     $        2,036,000
Oil and gas sales                                  1,553,000                 891,000               4,229,000              5,885,000
Lease operating expense                             (388,000)               (336,000)             (1,481,000)            (1,761,000)
Pipeline operating expense                          (320,000)               (415,000)             (1,606,000)            (1,542,000)
                                      ----------------------------------------------------------------------------------------------

Net Revenue                           $            1,343,000     $          663,000     $          3,165,000     $        4,618,000
                                      ==============================================================================================


                         See Notes to Historical Summary

                     MAGNUM PETROLEUM, INC. AND SUBSIDIARIES
                        Properties Acquired June 28, 1996

 Notes to Historical Summary of Revenues and Direct Operating Expenses for Years
                        Ending December 31, 1994 and 1995

1.  Basis of Presentation

      The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties and pipeline gathering system acquired by Magnum Petroleum, Inc. (the "Company") on June 28, 1996 (the "Meridian" Properties). The properties and pipeline gathering system were acquired in exchange for $35,350,000 in cash, funded by a new senior bank line of credit. Revenues are recorded when gas is transported through the gathering system and when oil and gas is sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include pipeline operating expenses, lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations. Sales of natural gas historically were made to an affiliated entity of Meridian.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

3.  Contingencies

     Certain owners of a special overriding royalty on certain oil and gas properties acquired by the Company have filed a claim against Meridian. The claim involves a dispute over prices paid to the claimants. The Company was indemnified in the Purchase and Sale Agreement by Meridian, the seller, against this claim or any form of similar claim in the future. As of March 31, 1996, the asserted claim would be approximately $621,000. As Meridian's indemnification includes this claim as well as any future claim which could arise as it specifically relates to this matter, the Company believes the claim will not have a financial impact on its financial statements.

4. The following estimates of proved oil and gas reserves for the Meridian properties were prepared by the Company in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Meridian reserves are located onshore in the continental United States.

The following unaudited table sets forth the proved oil and gas reserves for the Meridian properties at December 31, 1994 and 1995, together with the changes therein:


                                                                       Oil and
                                                                      Condensate          Natural Gas
Proved developed and undeveloped reserves:                              (BBLS)               (MCF)
                                                           -------------------------------------------------------------------------
          Balance at January 1, 1994                                     33,000            58,290,000
          Revisions of previous estimates                                 1,000               451,000
          Production                                                     (4,000)           (4,721,000)
                                                           -------------------------------------------------------------------------
          Balance at December 31, 1994                                   30,000            54,020,000
          Revisions of previous estimates                                 1,000             1,516,000
          Production                                                     (2,000)           (4,360,000)
                                                           -------------------------------------------------------------------------


          Balance at December 31, 1995                                   29,000            51,176,000
                                                           =========================================================================
Proved developed reserves at:

          December 31, 1994                                              30,000            54,020,000
                                                           =========================================================================
          December 31, 1995                                              29,000            51,176,000
                                                           =========================================================================


Standardized Measure of Discounted Future Net Cash Flows
Relating to Proved Reserves:




                                                                                         December 31,
                                                                        ------------------------------------------------------------

                                                                                  1995                 1994
                                                                        ------------------------------------------------------------
                                                                                (Unaudited)          (Unaudited)
Future Cash Flows                                                       $        82,741,000  $        81,326,000
Future Production Costs                                                         (34,969,000)         (34,450,000)
Future Development Costs                                                             -                   -
                                                                        ------------------------------------------------------------
Future Net Cash Flows, Before Income Tax                                         47,772,000           46,876,000
Future Income Tax Expenses                                                       (4,455,000)          (4,141,000)
                                                                        ------------------------------------------------------------
Future Net Cash Flows                                                            43,317,000           42,735,000
10% Discount to Reflect Timing of Net Cash Flows                                (19,666,000)         (19,188,000)
                                                                        ------------------------------------------------------------

Standardized Measure of Discounted Future Net Cash Flows                $        23,651,000  $        23,547,000
                                                                        ============================================================

Changes in Standardized Measure of Discounted Future Net Cash Flows
Relating to Proved Reserves:



                                                                                         December 31,
                                                                       -------------------------------------------------------------

                                                                                  1995                  1994
                                                                       -------------------------------------------------------------
                                                                                (Unaudited)           (Unaudited)
Standardized measure, beginning of period                              $         23,547,000  $        34,583,000
Revisions:
     Net Change in sales price, net of production costs                           3,105,000          (19,950,000)
     Revisions of quantity estimates                                              1,251,000              549,000
     Accretion of discount                                                        2,355,000            3,458,000
     Changes in timing, future development and other                             (3,686,000)           2,339,000
 Sales, net of production costs                                                  (2,748,000)          (4,124,000)
 Net changes in income taxes                                                       (173,000)           6,692,000
                                                                       -------------------------------------------------------------

Standardized measure, end of period                                    $         23,651,000  $        23,547,000
                                                                       -------------------------------------------------------------

                                     PART II

Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. That determination must be made:

               (a)  By the shareholders;

               (b) By the board of directors by majority vote or a quorum consisting of directors who were not parties to the act, suit or proceedings;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d)  If a quorum  consisting of directors who were not parties to
                    the  act,  suit  or  proceeding   cannot  be  obtained,   by
                    independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation of any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

               (b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


Exhibits Index
--------------
                                                                                               Sequential
                                                                                               Page Number
Exhibit No.             Document                                                              Or Location

3.1 & 4.1               Articles of Incorporation                                                  *
3.2 & 4.2               Articles of Amendment                                                      **
3.3 & 4.3               Articles of Amendment                                                      ***
3.4 & 4.4               By-Laws, as Amended                                                        ***
5.1 & 24.3              Opinion & Consent of Counsel                                               ****
8.1                     Tax Opinion (Including Consent)                                            ****
10.1                    Agreement and Plan of Reorganization and                                   *****
                        Plan of Liquidation
10.2                    Amendment to Agreement and Plan of                                         ****
                        Reorganization and Plan of Liquidation
10.3                    Employment Agreement for Gary C. Evans                                     ****
10.4                    Employment Agreement for Matthew C. Lutz                                   ****
10.5                    Credit Agreement dated June 28, 1996 among Wells Fargo                     ****
                        Bank (Texas), N.A. et al and the Company
10.6                    Puchase and Sale Agreement, dated May 17, 1996 between                     ******
                        Meridian Oil, Inc. and ConMag Energy Corporation
21.1                    Subsidiaries of the Registrant                                             ****
24.1                    Consent of Hansen, Barnett & Maxwell as                                    152
                        Accountants
24.2                    Consent of Hein + Associates LLP as
                        Accountants                                                                154
24.3                    Consent of Hensley Consultants, Inc. as a
                        Oil and Gas Consulting Service(Included in Exhibit 99.1)
24.4                    Consent of James J. Weisman, Jr. as a
                        Consulting Petroleum Engineer (Included in Exhibit 99.2)
99.1                    Hensley Consultants, Inc. Reserve Letter                                   156
99.2                    James J. Weisman, Jr. Reserve Letter                                       162






*         Incorporated by reference to Registration Statement on Form S-18, File No. 33-30298-D.
**        Incorporated by reference to Form 10-K for the year ended December 31, 1990.
***       Incorporated by reference to Registration Statement on Form SB-2, File No. 33-66190.
****      Incorporated by reference to Registration Statement on Form S-4, File No. 333-2290.
*****     Incorporated by reference to Form 8-K/A dated July 21, 1995, filed on October 3, 1995.
******    Incorporated by reference to Form 8-K dated June 28, 1996, filed July 12, 1996.

Undertakings.
-------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on September 24, 1996.

MAGNUM PETROLEUM, INC.



By: /s/ Gary C. Evans
---------------------------------
   Gary C.  Evans, President, CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                             Date


/s/ Lloyd T. Rochford       Chairman and Director             September 24, 1996
-----------------------
Lloyd T. Rochford


/s/ Gary C. Evans           Chief Executive Officer           September 24, 1996
-----------------------     President and Director
Gary C.  Evans



/s/ Matthew C. Lutz         Vice Chairman and Director        September 24, 1996
-----------------------
Matthew C. Lutz


/s/ Gerald W. Bolfing       Director                          September 24, 1996
-----------------------
Gerald W. Bolfing


/s/ Oscar C. Lindemann      Director                          September 24, 1996
-----------------------
Oscar C. Lindemann


/s/ Stanley McCabe          Director                          September 24, 1996
-----------------------
Stanley McCabe


/s/ James E. Upfield        Director                          September 24, 1996
-----------------------
James E. Upfield


/s/ Steven P. Smart         Chief Financial Officer           September 24, 1996
-----------------------
Steven P. Smart

                                  Exhibit Index
                                  -------------

                                                                      Sequential
                                                                     Page Number
Exhibit No.             Document                                     Or Location
-----------             --------                                     -----------
24.1                    Consent of Hansen, Barnett & Maxwell as
                        Accountants                                      152
24.2                    Consent of Hein + Associates LLP as
                        Accountants                                      154
99.1                    Hensley Consultants, Inc. Reserve Letter         156
99.2                    James J. Weisman, Jr. Reserve Letter             162

<EX-24.1>
                                  EXHIBIT 24.1

                                  EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Magnum Petroleum, Inc.


We have issued our report dated March 26, 1995, except for Note 2 to the consolidated financial statements as to which the date is September 29, 1995, on the consolidated financial statements of Magnum Petroleum, Inc. and Subsidiaries for the year ended December 31, 1994. We consent to the use of our report in Amendment No.4 to the Registration Statement of Magnum Petroleum, Inc. on Form S-4. We also consent to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Registration Statement.


HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
October 9, 1996



<EX-24.1/>

<EX-24.2>
                                  EXHIBIT 24.2

                                  Exhibit 24.2



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in Amendment No. 4 to the Form S-4 Registration Statement and Prospectus of Magnum Petroleum, Inc. of our reports, each of which are dated April 3, 1996, accompanying the consolidated financial statements of Magnum Petroleum, Inc. and Hunter Resources, Inc.; and our reports dated August 15, 1995, November 22, 1995, December 21, 1995 and August 2, 1996 accompanying the historical summaries of revenues and direct operating expenses of the properties acquired March 31, 1995, October 25, 1995, November 9, 1995 and June 28, 1996, respectively, contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP
Certified Public Accountants



October 9, 1996
Dallas, Texas


<EX-24.2/>

<EX-99.1>

















                                  EXHIBIT 99.1

Hensley Consultants, Inc.
10 East Third St., Suite 710
Tulsa, Oklahoma 74103
                                                             October 7, 1996


Ladies and Gentlemen:

         This letter is written at the request of Magnum Petroleum, Inc., (the "Company"). Reference is made to the Registration Statement on Form S-4 (No. 333-2290) filed by the Company with the Securities and Exchange Commission, as amended to the date hereof (the "Registration Statement").

         In this letter, reference will be made to our letter to the Company dated March 16, 1995 in respect of the Company's reserves as of December 31, 1994 (the "Reserve Letter"), a copy of which is attached hereto.

     In connection with the Registration Statement, we hereby Consent to the inclusion of our name and our Reserve Letter in the Registration Statement. Further, We hereby inform you of the following:

         1. We are independent petroleum engineers with respect to the Company. In connection with the Registration Statement and the Reserve Letter, we are not employed on a contingent basis. At the time of preparation of the Reserve Letter, we did not have, and at the date hereof we do not have, any financial interest in the Company. At such time we were not, and at the date hereof, we are not connected with the Company as a promoter, underwriter, director, officer, or employee.

         2. The letter to the Company attached hereto is a true, correct, and complete copy of the Reserve Letter as provided to the Company on March 16, 1995. We are not aware of any additional information that we believe is necessary to be disclosed in the Reserve Letter in order to prevent the information set forth therein from being misleading as of the date of the reserve information therein (December 31, 1994). Further information regarding the classification and definitions of the reserves shown in the Reserve Letter is included in such letter.

         3. As of the date hereof, nothing has come to our attention which would cause us to revise downward by any material amount, any statement made, or opinion expressed by us in the Reserve Letter, with respect to our estimates of the oil and gas reserves and future net revenue attributable to the interest of the Company in such properties.

                                                         Very truly yours,

                                                        /s/ Daniel R. Hensley
                                                            Daniel R. Hensley

Attachments

HENSLEY CONSULTANTS, INC.
10 East Third St., Suite 710
Tulsa, Oklahoma 74103
Office (918) 584-8884
Fax (918) 584-8885

                                 March 16, 1995

Magnum Petroleum, Inc.
42-600 Cook Street, Suite 160
Palm Desert, California 92211

Attention: Mr. Lloyd T. Rochford
               President

RE: Appraisal of Certain Oil and Gas Properties owned by Magnum Petroleum, Inc. Effective Date: December 31, 1994

Gentlemen:

As per your request, an appraisal is made of certain interests in properties owned by Magnum Petroleum, Inc. This appraisal is based on Securities and Exchange Commission guidelines (constant prices and costs - see Exhibit 1 in the "Appendix"). The effective date is December 31, 1994. The results are summarized as follows:

             RESERVE                             ESTIMATED                              NET CASH FLOW
         CLASSIFICATION                     REMAINING RESERVES                                  Pres. Worth
        Proved Developed                 Gross                  Net            Total        Disc. @ 10%
   Producing
            Oil - Bbls                      365,928              193,913          $ 1,308,006     $       872,054
            Gas - MCF                       356,030              169,112
   Non-Producing
            Oil - Bbls                     483,795               353,775          $ 7,678,137     $     4,292,081
            Gas - MCF                    4,398,140             3,216,140
    Proved Undeveloped
    Non-Producing
            Oil - Bbls                     867,657               520,056          $ 9,504,726     $     5,245,382
            Gas - MCF                    6,341,792             4,419,601
                                  -------------------------------------------------------------------------------------------------

Total Proved Reserves
            Oil - Bbls                   1,717,380             1,067,744         $ 18,490,869     $    10,409,517
            Gas - MCF                    11,095,962            7,804,853


                                    APPRAISAL

                            INTERESTS IN CERTAIN OIL
                               AND GAS PROPERTIES

                         OWNED BY MAGNUM PETROLEUM, INC.

                        Effective Date: December 31, 1994

The properties in this report are appraised as having Proved Developed Producing, Proved Developed Non-Producing and Proved Undeveloped Non-Producing reserves. Proved Developed Producing reserves are expected from completion interval(s) currently open for production and under current economic conditions. Proved Developed Non-Producing reserves are capable of production, but await relatively minor reworks or equipment. Proved Undeveloped Non-Producing reserves are undrilled areas that can be reasonably judged as commercially productive on the basis of available geological, seismic and engineering data. The SEC "DEFINITIONS FOR OIL AND GAS RESERVES" is included as Exhibit 1, in the "APPENDIX" section of this report. Also included as Exhibit 2 in the "APPENDIX" is the Society of Petroleum Engineers' more extensive "Definitions for Oil and Gas Reserves". The reserves in this appraisal qualify under both sets of definitions.

Enclosed under the tab entitled "SUMMARY FORECASTS" are the Grand Total, Proved Developed Total, Proved Developed Producing Total, Proved Developed Non-Producing Total, Proved Undeveloped Total and Proved Undeveloped Non-Producing summary forecasts. These forecasts present annual gross and net oil and gas production, sales income, operating expenses, net investment, net cash flow and discounted net cash flow (at 10 percent).

Under the tab "VALUATION SUMMARY" is the one-line summary that ranks the wells according to their Net Cash Flow. This one-line summary presents the total gross and net production, sales expenses, capital costs, net cash flow and discounted net cash flow for each well.

Behind the tab "RESERVE SUMMARY" is a one-line summary which shows the total ultimate, cumulative and remaining gross oil and gas production, along with the corresponding net oil and gas reserves for each well. Working and revenue interests are also shown.

Enclosed behind the tab "LEASE FORECASTS" are individual well forecasts. These forecasts show the yearly gross and net oil and gas production, sales income, operating expenses, net investment, net cash flow and discounted net cash flow (at 10 percent) for the economic life of the properties.

Under the tab "PRODUCTION HISTORIES" are the tabulations of the oil and gas production histories of each wells.

ESTIMATION OF RESERVES

The reserves appraised in this report are estimated by decline curves, volumetric calculations, material balance and analogy. Projection of production decline trends to their economic limit are used to estimate reserves on wells with adequate production histories. Volumetric calculations use log, fluid, areal extent and other measured characteristics to estimate reserves. Material balance is used for gas wells that produce with a pressure depletion type reservoir mechanism. This method uses bottomhole pressures, gas deviation factors and cumulative gas production to project a straight line. Providing the basis of analogy, are wells in the immediate area having substantial production histories. A further explanation is found in Exhibit 3 entitled "RESERVE DETERMINATION METHODS" under the "APPENDIX" section of this report.

NET CASH FLOW

Net Cash Flow is the amount exclusive of Federal and State income taxes, which will accrue to the appraised interests from continued operation of the properties to depletion. This should not be construed as a fair market or trading value. No provision is made for the cost of plugging and abandoning the wells nor the value of salvable equipment.

The income from oil is based on actual prices being received by the wells as of the effective date, December 31, 1994. This price averages $13.27 per Barrel for all the properties over their economic life. As per SEC guidelines, oil prices are held constant.

The income from gas is based on actual prices being received by the wells as of the effective date, December 31, 1993. This price averages $1.441 per MCF for all the properties over their economic life. Gas prices are held constant. Both oil and gas prices are adjusted for state severance taxes.

Operating expenses are based on actual and estimated costs furnished by your staff. These expenses are also held constant.

Capital costs and the schedule of well work and locations are provided by your staff, or the operator.

GENERAL

This appraisal is based on information furnished by you or obtained from reliable, outside sources. The reserve estimates in this report are prepared using accepted engineering and evaluation methods consistent with industry standards. Information on working and net revenue interests, operating expenses, and current or estimated oil and gas prices are accepted as correct. This information has not been independently verified. Title or ownership is assumed to be valid.

Representatives of this firm did not inspect the properties nor supervise well tests. Many variables affect the projection of producing rates and the recovery of oil and gas. Some major factors are prudent operations, necessary gas compression, remedial work and market demand. The reserve estimates in this report assume the wells will be operated prudently, using accepted oil and gas industry practices. Actual production and future data may necessitate an adjustment in the reserve estimates.

Price projections in this appraisal are estimated per Magnum Petroleum, Inc.'s instructions. There is no assurance current oil and gas prices will be maintained. There is no assurance projected future oil and gas prices will be paid. Undeterminable facts and situations may occur causing the future cash flow from the sale of oil and gas to vary from the estimates in this report.

This appraisal is prepared for Magnum Petroleum, Inc.'s exclusive use. The appraisal, either in its entirety or any portion, should not be reproduced, distributed or made available to any other person or company without the written consent of Hensley Consultants, Inc.

Well data and worksheets are available for inspection.

                                   Sincerely,

                                   HENSLEY CONSULTANTS, INC.


                                  /s/ Daniel R. Hensley
                                      Daniel R. Hensley

<EX-99.1/>

<EX-99.2>





















                                  EXHIBIT 99.2

James J. Weisman, Jr.
1322 East Spring Valley
 Richardson, Texas 75081

                                                                October 7, 1996




Ladies and Gentlemen:

     This letter is written at the request of Magnum Petroleum, Inc. (the "Company"). Reference is made to the Registration Statement on Form S-4 (No. 333-2290 ) filed by the Company. with the Securities and Exchange
Commission, as amended to the date hereof (the "Registration Statement").

         In this letter, reference will be made to my letter to the Company dated March 28, 1996, in respect of the Company's reserves as of December 31, 1995 (the "Reserve Letter "), a copy of which is attached hereto.

     In connection with the Registration Statement, I hereby consent to the inclusion of my name and the Reserve Letter in the Registration Statement. Further, I hereby inform you of the following:

         1. I am an independent petroleum engineer with respect to the Company. In connection with the Registration Statement and the Reserve Letter , I am not employed on a contingent basis. At the time of preparation of the Reserve Letter , I did not have, and at the date hereof I do not have, any financial interest in the Company. At such time I was not, and at the date hereof, I am not connected with the Company as a promoter, underwriter, director, officer, or employee.

         2.       The letter  to the Company attached hereto is a true, correct,
                  and complete  copy   of the Reserve Letter as provided to the
                  Company on March 28, 1996. I am not aware of any additional information that I believe is necessary to be disclosed in the Reserve Letter in order to prevent the information set forth therein from being misleading as of the date of the reserve information therein (December 31, 1995).

         3. As of the date hereof, nothing has come to my attention which would cause me to revise downward by any material amount, any statement made, or opinion expressed by me in the Reserve Letter , with respect to my estimates of the oil and gas reserves and future net revenue attributable to the interest of the Company in such properties.

                                                          Very truly yours,


                                                      /s/ James J. Weisman, Jr.
                                                         James J. Weisman, Jr.

                              James J. Weisman, Jr.
--------------------------------------------------------------------------------

       1322 East Spring Valley o Richardson, Texas 75081 o (214) 234-8846



                                 March 28, 1996


Mr. Gary C. Evans
President
Magnum Petroleum, Inc.
600 East Las Colinas Blvd.
Suite 1200
Irving, TX  75039

         Re:      Annual Reserve Report
                  Effective Date:  December 31, 1995

Dear Mr. Evans:

At your request, I have audited significant portions of the annual reserve report prepared by the engineering personnel of Magnum Petroleum, Inc. who have estimated the total proved reserves for the Company as shown on the table below. The scope of my detailed audit is discussed on page 2. An effective date of December 31, 1995 was utilized. This report is based on the most recent production and expense data supplied by the respective operator(s) of these properties. Oil and gas prices were held constant, in accordance with the guidelines of the Securities and Exchange Commission (SEC), at the price level of the last available figures received by the Company on each property at the end of calendar 1995.

                                           Net Reserves                                Future Net Revenue
--------------------------------------------------------------------------------------------------------------------------
                                             Oil                    Gas(1)                             Present-Worth
            Category                       (Barrels)                (MCF)                Total          at 10%
--------------------------------------------------------------------------------------------------------------------------

Proved Developed
     Producing                                1,297,389             8,735,547         $  24,373,953        $  15,497,586
     Non-Producing                              384,452                61,201             4,790,100            3,538,619
Proved Undeveloped                            2,434,594            11,824,833            40,843,503           24,766,711
--------------------------------------------------------------------------------------------------------------------------

Total Proved                                  4,116,435            20,621,581         $  70,007,556        $  43,802,916

(1) Net gas reserves include the effect of gas consumed in operations.

Future net revenue (FNR) is calculated after deducting royalties, production and ad valorem taxes, operating costs and future capital costs, but before consideration of federal income tax. Discounted future net revenue (DFNR) is the future net revenue discounted at the rate of ten (10%) percent per year.

For the purpose of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. I have not investigated possible environmental liability related to the properties. No estimates have been made of salvage value of the existing equipment or of costs to plug and abandon the wells. Working and revenue interests for this evaluation were supplied by the accounting records supplied to me by Magnum Petroleum, Inc., and have been accepted as represented.

Page 2
Gary C. Evans
March 26, 1996


All reserves estimates have been performed in accordance with sound engineering principles and generally accepted industry practice. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and all conclusions represent only informed professional judgements The scope of properties audited in detail was limited to the top 39 properties in the Proved Developed Producing Category, which represents 81.9% of the 10% Discounted FNR for that category. For the Proved Developed Non-Producing Category (Behind Pipe Zones), each of the five properties were audited, or 100% of the value. Of the Proved Undeveloped Reserve Category, all properties were audited in detail, with the exception of the Beezley and Coker wells located in East Texas, which were not reviewed. The total value audited in the Proved Undeveloped category is $16,045,594, or 64.8% of the total. The weighted average value audited for Total Proved category is 73.7%.

I am an independent consultant who has performed a significant number of reserve evaluations for various clients. I do not own an interest in these properties nor in the outstanding securities of Magnum Petroleum, Inc. All engineering calculations and basic data used in the analysis are maintained on file in my office and are available for review upon request.

                                                     Very truly yours,


                                                /s/ James J. Weisman, Jr.
                                                    James J. Weisman, Jr.
                                                   Professional Engineer #59495

JJW:vln

Attachments


Seal










A:\EXHIBITS.99

James J. Weisman, Jr.
1322 East Spring Valley
 Richardson, Texas 75081

                                 October 7, 1996




Ladies and Gentlemen:

     This letter is written at the request of Hunter Resources, Inc. (the "Company"). Reference is made to the Registration Statement on Form S-4 (No. 333-2290 ) filed by Magnum Petroleum, Inc. with the Securities and Exchange Commission, as amended to the date hereof (the "Registration Statement").

     In this letter, reference will be made to my letter to the Company dated March 31, 1995, in respect of the Company's reserves as of December 31, 1994 (the "Reserve Letter"), a copy of which is attached hereto.

     In connection with the Registration Statement, I hereby consent to the inclusion of my name and the Reserve Letter in the Registration Statement. Further, I hereby inform you of the following:

     1. I am an independent petroleum engineer with respect to the Company. In connection with the Registration Statement and the Reserve Letter , I am not employed on a contingent basis. At the time of preparation of the Reserve Letter , I did not have, and at the date hereof I do not have, any financial interest in the Company. At such time I was not, and at the date hereof, I am not connected with the Company as a promoter, underwriter, director, officer, or employee.

     2. The letter to the Company attached hereto is a true, correct, and complete copy of the Reserve Letter as provided to the Company on March 31, 1995. I am not aware of any additional information that I believe is necessary to be disclosed in the Reserve Letter in order to prevent the information set forth therein from being misleading as of the date of the reserve information therein (December 31, 1994).

     3. As of the date hereof, nothing has come to my attention which would cause me to revise downward by any material amount, any statement made, or opinion expressed by me in the Reserve Letter , with respect to my estimates of the oil and gas reserves and future net revenue attributable to the interest of the Company in such properties.

                                                        Very truly yours,


                                                    /s/ James J. Weisman, Jr.
                                                        James J. Weisman, Jr.





A:\EXHIBITS.99

                              James J. Weisman, Jr.
--------------------------------------------------------------------------------

       1322 East Spring Valley o Richardson, Texas 75081 o (214) 234-8846




                                                     March 31, 1995


Mr. Gary C. Evans
President
Hunter Resources, Inc.
600 East Las Colinas Blvd.
Suite 1200
Irving, TX  75039

     Re:          Annual Reserve Report
         Effective Date:  December 31, 1994

Dear Mr. Evans:

At your request, I have determined the proved reserves for Hunter Resources, Inc. as shown on the table below. An effective date of December 31, 1994 was used. This report is based on the most recent production and expense data supplied by the respective operator(s) of these properties. Oil and gas prices are held constant at the level of the last available figures received by the Company on each property at the end of calendar 1994, as represented by the figures in your files.


                                          HUNTER RESOURCES, INC.

                           NET                    NET                                           DFNR
CATEGORY                 OIL/BBLS               GAS/MCF                  FNR                     10%
--------                 --------               -------                  ---                     ---
Producing                 197,283               2,075,888          $   3,184,344             $  1,863,170
Undeveloped               368,436                 680,792              3,521,541                2,094,775
Behind Pipe               564,332                  61,201              5,735,334                4,036,352
Total Proved            1,130,051               2,817,881          $  12,441,219             $  7,994,297


Future net revenue (FNR) is calculated after deducting royalties, production and ad valorem taxes, operating costs and future capital costs, but before consideration of federal income tax. Discounted future net revenue (DFNR) is the future net revenue discounted at the rate of ten (10%) percent per year. For the purpose of this report, no estimates were

A:\EXHIBITS.99

Mr. Gary C. Evans
Page 2
March 31, 1995


made of salvage value of the existing equipment or of costs to plug and abandon the wells. Working and revenue interests for this evaluation were supplied by the accounting records supplied to me by Hunter Resources, Inc., and have been accepted as represented.

All reserves estimates have been performed in accordance with sound engineering principles and generally accepted industry practice. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and all conclusions represent only informed professional judgements.

A visual inspection of the properties themselves was not considered necessary for the purpose of this report. I am an independent consultant who has performed a significant number of reserve evaluations for various clients. I do not own an interest in these properties nor in the outstanding securities of Hunter Resources, Inc. All engineering calculations and basic data used in the analysis are maintained on file in my office and are available for review.

                                                   Very truly yours,

                                               /s/ James J. Weisman, Jr.
                                               -------------------------
                                                   James J. Weisman, Jr.
                                                   Professional Engineer #59495

JJW:vln

Attachments
Seal



A:\EXHIBITS.99
<EX-99.2/>